                                  _________________________________________

                                               DAN RIVER INC.,
                                                 as Borrower

                                  _________________________________________




                                 __________________________________________
                                 __________________________________________


                                         LOAN AND SECURITY AGREEMENT

                                           Date: February 3, 1997

                                                $125,000,000


                                 __________________________________________
                                 __________________________________________




                                 __________________________________________

                                         THE FINANCIAL INSTITUTIONS
                                      PARTIES HERETO FROM TIME TO TIME,
                                                  as Lenders

                                                     and

                                         FLEET CAPITAL CORPORATION,
                                                  as Agent
                                 __________________________________________

                                              TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
SECTION 1.       CREDIT FACILITY                                                           -1-
       1.1       Revolver Facility                                                         -1-
       1.2       Term Loan Facility                                                        -2-
       1.3       Letters of Credit; Letter of Credit Guaranties                            -2-
       1.4       Use of Proceeds of Loans                                                  -6-

SECTION 2.       INTEREST, FEES AND CHARGES                                                -6-
       2.1       Interest                                                                  -6-
       2.2       Fees                                                                      -10-
       2.3       Computation of Interest and Fees                                          -11-
       2.4       Reimbursement of Expenses                                                 -11-
       2.5       Bank Charges                                                              -12-
       2.6       Illegality                                                                -13-
       2.7       Increased Costs                                                           -13-
       2.8       Capital Adequacy                                                          -14-
       2.9       Funding Losses                                                            -15-
       2.10      Maximum Interest.                                                         -15-

SECTION 3.       LOAN ADMINISTRATION                                                       -16-

       3.1       Manner of Borrowing and Funding Revolver Loans                            -16-
       3.2.      Defaulting Lender                                                         -20-
       3.3       Special Provisions Governing LIBOR Rate Loans                             -20-

SECTION 4.       PAYMENTS                                                                  -21-
       4.1       General Payment Provisions                                                -21-
       4.2       Payment of Principal of Loans                                             -21-
       4.3       Payment of Interest                                                       -22-
       4.4       Payment of Other Obligations                                              -22-
       4.5       Mandatory Prepayments of Term Loan                                        -23-
       4.6       Optional Prepayments of Term Loan                                         -23-
       4.7       Application of Payments and Collateral Proceeds                           -24-
       4.8       Allocation of Payments Among Agent and Lenders                            -24-
       4.9       Marshaling; Payments Set Aside                                            -24-
       4.10      Loan Accounts; the Register; Account Stated                               -25-
       4.11      Gross Up for Taxes                                                        -25-
       4.12      Withholding Tax Exemption                                                 -26-

SECTION 5.       TERM AND TERMINATION OF COMMITMENTS                                       -26-
       5.1       Original Term of Commitments                                              -26-
       5.2       Termination                                                               -26-

SECTION 6.       SECURITY INTERESTS                                                        -27-
       6.1       Security Interest in Collateral                                           -27-
       6.2       Other Collateral                                                          -28-
       6.3       Lien Perfection; Further Assurances                                       -28-
       6.4       Lien on Owned Real Property                                               -29-
       6.5       Release of Liens in Equipment Collateral and
                   Owned Real Property                                                     -29-

                                                                                           Page
                                                                                           ----
SECTION 7.       COLLATERAL ADMINISTRATION                                                 -29-
       7.1       General Provisions                                                        -29-
       7.2       Administration of Accounts                                                -31-
       7.3       Administration of Inventory                                               -33-
       7.4       Administration of Equipment Collateral                                    -33-
       7.5       Payment of Charges                                                        -34-

SECTION 8.       REPRESENTATIONS AND WARRANTIES                                            -34-
       8.1       General Representations and Warranties                                    -34-
       8.2       Reaffirmation                                                             -41-
       8.3       Survival of Representations and Warranties                                -41-

SECTION 9.       COVENANTS AND CONTINUING AGREEMENTS                                       -41-
       9.1       Affirmative Covenants                                                     -41-
       9.2       Negative Covenants                                                        -45-
       9.3       Specific Financial Covenants                                              -50-

SECTION 10.      CONDITIONS PRECEDENT                                                      -51-
       10.1      Conditions Precedent to Term Loan and Initial Revolver Loan
                 on Closing Date                                                           -51-
       10.2      Conditions Precedent to All Loans and Letters of Credit and
                 Letter of Credit Guaranties                                               -55-
       10.3      Waiver of Conditions Precedent                                            -56-

SECTION 11.      EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT                         -56-
       11.1      Events of Default                                                         -56-
       11.2      Acceleration of the Obligations                                           -58-
       11.3      Other Remedies                                                            -58-
       11.4      Setoff                                                                    -60-
       11.5      Remedies Cumulative; No Waiver                                            -60-

SECTION 12.      AGENT                                                                     -61-
       12.1      Appointment, Authority and Duties of Agent                                -61-
       12.2      Agreements Regarding Collateral                                           -63-
       12.3      Reliance By Agent                                                         -63-
       12.4      Action Upon Default                                                       -63-
       12.5      Ratable Sharing                                                           -64-
       12.6      Indemnification of Agent                                                  -64-
       12.7      Limitation on Responsibilities of Agent                                   -65-
       12.8      Successor Agent and Co-Agents                                             -66-
       12.9      Consents, Amendments and Waivers.                                         -67-
       12.10     Due Diligence and Non-Reliance-69-
       12.11     Representations and Warranties of Lenders                                 -70-
       12.12     The Required Lenders                                                      -70-
       12.13     Several Obligations                                                       -70-
       12.14     Agent in its Individual Capacity                                          -70-
       12.15     Third Party Beneficiaries                                                 -71-
       12.16     Notice of Transfer                                                        -71-
       12.17     Replacement of Certain Lenders                                            -71-
       12.18     Remittance of Payments and Collections                                    -72-

                                                                                           Page
                                                                                           ----

SECTION 13       BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS                      -72-
       13.1      Successors and Assigns                                                    -72-
       13.2      Participations                                                            -73-
       13.3      Assignments                                                               -74-
       13.4      Certain Restrictions on Assignments and Participations                    -75-
       13.5      Tax Treatment                                                             -75-

SECTION 14       MISCELLANEOUS                                                             -75-
       14.1      Power of Attorney                                                         -75-
       14.2      Indemnity                                                                 -76-
       14.3      Survival of Indemnities                                                   -77-
       14.4      Modification of Agreement                                                 -77-
       14.5      Severability                                                              -77-
       14.6      Cumulative Effect; Conflict of Terms                                      -77-
       14.7      Execution in Counterparts                                                 -77-
       14.8      Agent's or Required Lender's Consent                                      -77-
       14.9      Notice                                                                    -78-
       14.10     Credit Inquiries                                                          -78-
       14.11     Time of Essence                                                           -78-
       14.12     Entire Agreement                                                          -78-
       14.13     Interpretation                                                            -78-
       14.14     Confidentiality                                                           -78-
       14.15     GOVERNING LAW; CONSENT TO FORUM                                           -79-
       14.16     WAIVERS                                                                   -79-


                              LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT is made on February 3, 1997, by and among DAN RIVER INC.("Borrower"), a Georgia corporation with its chief executive office and principal place of business at 2291 Memorial Drive, Danville, Virginia 24541; the various financial institutions listed on the signature pages hereof and their respective successors and assigns which become "Lenders" as provided herein (such financial institutions and their respective successors and assigns referred to collectively herein as "Lenders," and, individually, as a "Lender"); and FLEET CAPITAL CORPORATION, a Rhode Island corporation with an office at 6060 J. A. Jones Drive, Suite 200, Charlotte, North Carolina 28287, in its capacity as collateral and administrative agent for the Lenders pursuant to Section 12 hereof (together with its successors in such capacity, "Agent"). Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions.

SECTION 1.     CREDIT  FACILITY

     Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lenders severally agree to the extent and in the manner hereinafter set forth, to make their respective Pro Rata shares of the Commitments available to Borrower, in an aggregate amount of $125,000,000, as follows:

     1.1     Revolver Facility.

          1.1.1 Revolver Loans. Each Lender agrees, severally to the extent of its Revolver Commitment and not jointly with the other Lenders, upon the terms and subject to the conditions set forth herein, to make Revolver Loans to Borrower on any Business Day during the period from the date hereof through the day before the Commitment Termination Date, not to exceed in aggregate principal amount outstanding at any time such Lender's Revolver Commitment at such time, which Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that Lenders shall have no obligation to Borrower whatsoever to make any Revolver Loan if at the time of the proposed funding thereof the aggregate principal amount of all of the Revolver Loans and Pending Revolver Loans then outstanding exceeds, or would exceed after the funding of such Revolver Loan, the Borrowing Base. Each Borrowing of Revolver Loans shall be funded by Lenders on a Pro Rata basis in accordance with their respective Revolver Commitments (except for Fleet with respect to Settlement Loans).
The Revolver Loans shall bear interest as set forth in Section 2.1 hereof. Each Revolver Loan shall, at the option of Borrower, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of Base Rate Loans or LIBOR Loans.

          1.1.2 Revolver Notes. Borrower shall execute and deliver to Agent on behalf of each Lender, on the Closing Date, a promissory note substantially in the form of Exhibit A-1 attached hereto and made a part hereof (such promissory note, together with any new notes issued pursuant to Section 13.3.2 upon the assignment of any portion of any Lender's Revolver Commitment, being hereinafter referred to collectively as the "Revolver Notes" and each of such promissory notes being hereinafter referred to individually as a "Revolver Note"), to evidence such Lender's Revolver Loans to Borrower, in original principal amounts equal to the amount of such Lender's Revolver Commitment. Each Revolver Note shall be dated the Closing Date and shall provide for payment of the Revolver Loans evidenced thereby as specified in Section 4 hereof.

     1.2     Term Loan Facility.

          1.2.1 Term Loan. Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make to Borrower its Term Loan Advance in an amount equal to such Lender's Term Loan Commitment. The Term Loan shall be comprised of Term Loan Advances in the aggregate principal amount of $35,000,000 and shall be funded by Lenders on the Closing Date, concurrently with Lenders' funding of their initial Revolver Loans. The proceeds of the Term Loan Advances shall be used by Borrower solely for purposes for which the proceeds of the Revolver Loans are authorized to be used. The Term Loan Commitment of each Lender shall expire on the funding by such Lender of its Term Loan Advance. Borrower shall not be entitled to reborrow any amounts repaid with respect to the Term Loan Advances. All of the Term Loan Advances shall initially be Base Rate Loans. Each Lender shall make its Term Loan Advance available to Agent in immediately available funds, to such account of Agent as Agent may designate, not later than 12:00 noon on the Closing Date. After the Agent's receipt of the proceeds of such Term Loan Advance, and upon satisfaction of the conditions precedent set forth in
Section 10 hereof, Agent shall make the proceeds of all such Term Loan Advances available to Borrower on the Closing Date by transferring same day funds equal to the proceeds of such Term Loan Advances received by Agent to an account designated by Borrower in writing.

          1.2.2 Term Notes. Borrower shall execute and deliver to Agent on behalf of each Lender, on the Closing Date, a promissory note substantially in the form of Exhibit A-2 attached hereto and made a part hereof (such promissory note, together with any new notes issued pursuant to Section 13.3.2 upon the assignment of any portion of any Lender's Term Loan Advance, being hereinafter referred to collectively as the "Term Notes" and each of such promissory notes being hereinafter referred to individually as a "Term Note"), to evidence such Lender's Term Loan Advance to Borrower, in original principal amounts equal to the amount of such Lender's Term Loan Commitment. Each Term Note shall be dated the Closing Date and shall provide for payment of the Term Loan Advance evidenced thereby as specified in
Section 4 hereof.

     1.3     Letters of Credit; Letter of Credit Guaranties.

          1.3.1 Issuance of Letters of Credit and Letter of Credit Guaranties. Subject to and upon the terms and conditions herein set forth, Agent agrees, for so long as no Default or Event of Default exists and subject to the provisions of Section 10 below, to issue its, or cause to be issued its Affiliate's Letters of Credit and Letter of Credit Guaranties, as requested by Borrower, provided that the Letter of Credit Amount at any time shall not exceed $7,500,000 and no Letter of Credit or Letter of Credit Guaranty may have an expiration date that is after the last day of the Original Term or the then applicable Renewal Term. Any amounts paid by Agent under any Letter of Credit Guaranty or in connection with any Letter of Credit shall be treated as a Revolver Loan (or as Settlement Loan), shall be secured by all of the Collateral and shall bear interest and be payable at the same rate and in the same manner as Revolver Loans that are Base Rate Loans.

          1.3.2 Rights and Remedies of Agent. In the event that, coincident with or subsequent to the occurrence of, and during the continuance of, a Default or an Event of Default, Agent becomes aware of the possibility of a draw, or enforcement of Agent's obligations, under a Letter of Credit or Letter of Credit Guaranty, Agent, at its option, may, but shall not be required to, pay Borrower's obligations to the beneficiary or holder of such Letter of Credit or Letter of Credit Guaranty directly to such beneficiary or holder, and, in such event, the amount of any such payment made by Agent shall be treated for all purposes and shall have the same force and effect as if such amount had been loaned by Agent to Borrower as a Revolver Loan (or a Settlement Loan), shall be secured by all of the Collateral and shall bear interest and be payable at the same rate and in the same manner as Revolver Loans that are Base Rate Loans. Additionally, in the event of Borrower's failure to reimburse Agent for the total amount of all sums paid by Agent on Borrower's behalf under the terms of any Letter of Credit or Letter of Credit Guaranty, any drawing or demand under any Letter of Credit or Letter of Credit Guaranty or any additional or further liability which may accrue against Agent in connection therewith, Agent, in addition to its rights under the Code and under this Agreement, shall be fully subrogated to the rights and remedies of the issuer of the Letter of Credit under any agreement made with Borrower relating to the issuance of such Letter of Credit, each such agreement being incorporated herein by reference, and Agent shall be entitled to exercise all such rights and remedies thereunder and under law in such regard as fully as if it were the issuer of the Letter of Credit. If any Letter of Credit is drawn upon to discharge any obligation of Borrower to the beneficiary of such Letter of Credit, in whole or in part, Agent shall be fully subrogated to the rights of such beneficiary with respect to the obligation of Borrower to such beneficiary discharged with the proceeds of such Letter of Credit.

          1.3.3 Indemnification. Borrower hereby unconditionally agrees to indemnify Agent and each Lender and hold Agent and each Lender harmless from any and all losses, claims or liabilities arising from any transactions or occurrences relating to Letters of Credit or Letter of Credit Guaranties issued, established, opened or accepted for Borrower's account, and any drafts or acceptances thereunder, and all Letter of Credit Obligations incurred in connection therewith; provided, however, the foregoing shall not apply to losses, claims or liabilities arising out of Agent's or any Lender's gross negligence or willful misconduct.

          1.3.4 Participation. Each Lender other than Agent, with respect to the Existing Letters of Credit and Existing Letter of Credit Guaranties, hereby purchases without recourse a risk participation interest (such participation interest of each Lender being herein referred to as its "Letter of Credit Participation") in each Existing Letter of Credit and Existing Letter of Credit Guaranty, each drawing thereunder and the Letter of Credit Obligations arising thereunder, and, with respect to Letters of Credit and Letter of Credit Guaranties issued on and after the Closing Date, each Lender other than Agent shall be deemed to, and hereby agrees to, have irrevocably purchased from Agent a Letter of Credit Participation in such Letter of Credit and Letter of Credit Guaranty, each drawing thereunder and the Letter of Obligations arising thereunder, in each case in an amount equal to such Lender's Pro Rata share (determined on the basis of such Lender's Revolver Commitment) of the maximum amount which is or at any time may become available to be drawn thereunder, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Agent therefor and discharge when due, its Pro Rata share of the Letter of Credit Obligations arising under such Letter of Credit and Letter of Credit Guaranty. Without limiting the scope and nature of each Lender's Letter of Credit Participation, to the extent that Agent has not been reimbursed as required hereunder, each Lender shall pay to Agent its Pro Rata share of such unreimbursed drawing in same day funds on the day of notification by Agent of an unreimbursed drawing pursuant to the provisions of Section 1.3.2 hereof. The obligation of each Lender to so reimburse Agent shall be absolute and unconditional and shall not be affected by the existence of a Default, Event of Default or Overadvance Condition or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse Agent under any Letter of Credit or Letter of Credit Guaranty as provided herein.

          1.3.5 Reimbursement Obligations. In the event of a drawing under any Letter of Credit or Letter of Credit Guaranty, Agent will promptly notify Borrower. Borrower shall reimburse Agent on the day of drawing under any Letter of Credit or Letter of Credit Guaranty (either with the proceeds of a Revolver Loan obtained hereunder or otherwise) in same day funds as provided herein. If Borrower shall fail to reimburse Agent as provided herein, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the interest rate applicable to Revolver Loans that are Base Rate Loans. Unless Borrower shall immediately notify Agent of its intent to otherwise reimburse Agent, Borrower shall be deemed to have requested a Revolver Loan in the amount of the drawing as provided in Section
1.3.3 hereof, the proceeds of which will be used to satisfy the reimbursement obligations. Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment Borrower may claim or have against Agent, Lenders, the beneficiary of the Letter of Credit or Letter of Credit Guaranty drawn upon or any other Person, including, without limitation, any defense based on any failure of Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit or Letter of Credit Guaranty; provided, however, the foregoing shall not apply to protect the Agent or any Lender for the consequences of its gross negligence or willful misconduct. Agent will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to Agent in Dollars and in immediately funds, the amount of such Lender's Pro Rata share of such unreimbursed drawing based upon such Lender's Revolver Commitment (without giving effect to any termination of the Commitments pursuant to the provisions hereof). Such payment shall be made on the day such notice is received by such Lender from Agent, if such notice is received at or before 12:00 noon, otherwise such payment shall be made at or before 12:00 noon on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to Agent in full upon such request, such Lender shall, on demand, pay to Agent interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to Agent in full at a rate per annum equal to the Federal Funds Rate. Each Lender's obligation to make such payment to Agent, and the right of Agent to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of the Commitments hereunder, the existence of a Default, Event of Default or Overadvance Condition or the acceleration of the Loans hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

          1.3.6 Repayment With Revolver Loans. On any day on which Borrower shall have requested, or been deemed to have requested, a Revolver Loan to reimburse a drawing under a Letter of Credit, Agent shall give notice to Lenders that a Revolver Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit or Letter of Credit Guaranty, in which case a Borrowing comprised entirely of Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be immediately made (without giving effect to any termination of the Commitments pursuant to the provisions hereof) on a Pro Rata basis based upon each Lender's Revolver Commitment (without giving effect to any termination of the Commitments pursuant to the provisions hereof), and the proceeds thereof shall be paid directly to Agent for application to the respective Letter of Credit Obligations. Each Lender hereby irrevocably agrees to make such Revolver Loans immediately upon any such request or deemed request on account of such Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of the Mandatory Borrowing may not comply with any of the conditions to a Borrowing specified in Section 10 or any other provision of this Agreement,
(ii) whether a Default, Event of Default or Overadvance Condition then exists, (iii) failure for any such request or deemed request for Revolver Loans to be made by the time otherwise required in Section 3.1.2, (iv) the date of the Mandatory Borrowing, or (v) any reduction in the Letter of Credit Amount or the Revolver Commitments after any such Letter of Credit or Letter of Credit Guaranty may have been drawn upon. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to Borrower), then each Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from Borrower on or after such date and prior to such purchase) its Letter of Credit Participation in the outstanding Letter of Credit Obligations; provided, however, in the event any Lender shall fail to fund its Letter of Credit Participation on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Letter of Credit Participation therein shall bear interest payable to Agent upon demand, at the rate equal to the Federal Funds Rate.

          1.3.7 Termination. In the event that the Commitments are terminated for any reason as herein provided, in addition to Agent's other rights under this Agreement, unless all outstanding Letters of Credit and Letter of Credit Guaranties are terminated or canceled and Agent and its Affiliates released from all liability thereunder, Agent shall be entitled to pay and discharge all Letter of Credit Obligations with respect to all outstanding Letters of Credit and Letter of Credit Guaranties which are not terminated or canceled, and, as between Agent and Lenders, such payment shall be treated in all respects as a drawing under such outstanding Letters of Credit and Letter of Credit Guaranties for which Agent is entitled to be reimbursed or paid pursuant to the provisions of Sections 1.3.4 or 1.3.5 hereof.

     1.4 Use of Proceeds of Loans. The Borrower shall use the proceeds of the Loans as follows:

     (i) On the Closing Date, the proceeds of the initial Revolver Loan and the Term Loan, together with other funds then available to Borrower, shall be used solely for the purposes of (i) paying and satisfying in full the Indebtedness owing to Fleet under that certain Loan and Security Agreement, dated December 15, 1993, as amended, between Fleet and Borrower, and (ii) to the extent of the balance, paying and satisfying in full the payment of the purchase price for the Acquisition as set forth in Section 2.2 of the Purchase Agreement; and

     (ii) All Revolver Loans made after the Closing Date shall be used solely for Borrower's general working capital needs in a manner consistent with the provisions of this Agreement and Applicable Law and for any other purposes not inconsistent with this Agreement.

SECTION 2.     INTEREST, FEES AND CHARGES

     2.1     Interest.

          2.1.1 Rates of Interest - Revolver Loans. Subject to the provisions of Sections 2.1.7, 2.1.8 and 2.1.9 of this Agreement, Borrower agrees to pay interest on the unpaid principal amount of the Revolver Loans outstanding from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration, or otherwise) at a variable rate per annum equal to the applicable rate indicated below:

          (i) For Revolver Loans made or outstanding as Base Rate Loans, the Base Rate in effect from time to time; or

          (ii) For Revolver Loans made or outstanding as LIBOR Rate Loans, the relevant Adjusted LIBOR Rate for the applicable Interest Period selected by Borrower in conformity with this Agreement plus two percent (2%).

          2.1.2 Rates of Interest - Term Loan. Subject to the provisions of Sections 2.1.7, 2.1.8 and 2.1.9 of this Agreement, Borrower agrees to pay interest on the unpaid principal amount of the Term Loan outstanding from the date the Term Loan is advanced until paid (whether at stated maturity, on acceleration, or otherwise) at a variable rate per annum equal to the applicable rate indicated below:

          (i) For that portion of the Term Loan made or outstanding as a Base Rate Loan, the Base Rate in effect from time to time; or

          (ii) For that portion of the Term Loan made or outstanding as a LIBOR Rate Loan, the relevant Adjusted LIBOR Rate for the applicable Interest Period selected by Borrower in conformity with this Agreement plus two and one-half percent (2.5%).

          2.1.3 Computation of Interest. Upon determining the Adjusted LIBOR Rate for any Interest Period requested by Borrower, Agent shall promptly notify Borrower thereof by telephone or in writing, and such Adjusted LIBOR Rate shall remain in effect throughout the applicable Interest Period. Such determination shall, absent manifest error, be final, conclusive and binding on all parties and for all purposes. The applicable rates of interest with respect to all Base Rate Loans shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof; provided, however, that if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan.

          2.1.4     Conversions and Continuations.

          (i) Borrower may on any Business Day, subject to the giving of a proper Notice of Conversion/Continuation, elect to (a) continue all or any part of the principal amount of a LIBOR Rate Loan by selecting a new Interest Period therefor, to commence on the last day of the immediately preceding Interest Period, or (b) convert all or any part of a Loan of one Type into a Loan of another Type; provided, however, that no outstanding Loans may be converted into or continued as LIBOR Rate Loans when any Default or Event of Default has occurred and is continuing, and no conversion of any LIBOR Rate Loans into Base Rate Loans shall be made except on the last day of the Interest Period for such LIBOR Rate Loans. Any conversion or continuation made with respect to less than the entire outstanding balance of the Loans must be allocated among Lenders on a Pro Rata basis, and the Interest Period for each Loan converted into or continued as a LIBOR Rate Loan shall be the same for all Lenders.

           (ii) Whenever Borrower desires to convert or to continue Loans under Section 2.1.4(i) hereof, Borrower shall give Agent written notice (or telephonic notice promptly confirmed in writing), substantially in the form of Exhibit B attached hereto (a "Notice of Conversion/Continuation"), signed by an authorized officer of Borrower, at least two (2) Business Days before the requested conversion or continuation date. Promptly after receipt of a Notice of Conversion/Continuation, Agent shall notify each Lender in writing of the proposed conversion or continuation. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Loans to be converted or continued, the date of such conversion or continuation (which shall be a Business Day), and whether the Loans are being converted into or continued as LIBOR Rate Loans (and, if so, the duration of the Interest Period to be applicable thereto) or Base Rate Loans. If, upon the expiration of any Interest Period in respect of any LIBOR Rate Loans, Borrower shall have failed to deliver a Notice of Conversion/Continuation, Borrower shall be deemed to have elected to convert such LIBOR Rate Loans to Base Rate Loans.

          2.1.5 Interest Periods. In connection with the making or continuation of, or conversion into, each Borrowing of LIBOR Rate Loans, Borrower shall select an interest period (each an "Interest Period") to be applicable to such LIBOR Rate Loan, which interest period shall commence on the date such LIBOR Rate Loan is made and shall end on a numerically corresponding day in the 1st, 2nd, 3rd, or 6th month thereafter; provided, however, that:

          (i) The initial Interest Period for a LIBOR Rate Loan shall commence on the date of such Borrowing (including the date of any conversion from an Interest Period occurring thereafter in respect of a Loan of another
Type) and each such Loan shall commence on the date on which the next preceding Interest Period expires;

          (ii) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of LIBOR Rate Loans would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iii) Any Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall expire on the last Business Day of such calendar month;

          (iv) No Interest Period shall extend beyond the last day of the Original Term or the last day of any Renewal Term; and

          (v) No Interest Period with respect to any portion of principal of a Loan shall extend beyond a date on which Borrower is required to make a scheduled payment of such portion of principal.

          2.1.6 Interest Rate Not Ascertainable. If Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBOR Rate for any Interest Period, by reason of any changes affecting the London interbank market or a Lender's or Bank's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBOR Rate, then, and in any such event, Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower of such determination. Until Agent notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligation of Lenders to make LIBOR Rate Loans shall be suspended, and such affected Loans then outstanding shall, at the end of the then applicable Interest Period or at such earlier time as may be required by Applicable Law, bear the same interest as Base Rate Loans.

          2.1.7 Adjustment in Rates of Interest. Provided no Default or Event of Default then exists, the rates of interest set forth in Sections
2.1.1 and 2.1.2 shall be decreased if (i) for the fiscal year of Borrower and its Subsidiaries ending December 31, 1997 by (x) one-tenth of one percent (0.10%) if Consolidated EBITDA is equal to or greater than $68,800,000, and
(y) twenty-five one-hundredths of one percent (0.25%) if Consolidated EBITDA is equal to or greater than $72,100,000, and (ii) for the fiscal year of Borrower and its Subsidiaries ending December 31, 1998, provided Borrower has not paid Restricted Payments in excess of $10,000,000 during the period from the Closing Date through the date of receipt of the audited financial statements of Borrower and its Subsidiaries required to be delivered to Agent and Lenders pursuant to Section 9.1.9(i) hereof for such fiscal year by an additional twenty-five one- hundredths of one percent (0.25%) if Consolidated EBITDA is equal to or greater than $80,100,000, all as reflected on such audited financial statements of Borrower and its Subsidiaries; provided, however, in the event Consolidated EBITDA for the fiscal year ending December 31, 1998 is (a) less than $68,800,000, the rates of interest set forth in Sections 2.1.1 and 2.1.2 shall be increased by the amount such rates were decreased pursuant to clause (i) above, and (b) equal to or greater than $68,800,000 but less than $72,100,000, the rates of interest set forth in Sections 2.1.1 and 2.1.2 shall be increased by fifteen one-hundredths of one percent (0.15%). Any decrease or increase of the interest rates pursuant to this Section 2.1.7 shall become effective, in the case of Base Rate Loans, on the first day of the calendar month next following the month in which Agent and Lenders receive the audited financial statements of Borrower and its Subsidiaries required to be delivered to Agent and Lenders pursuant to
Section 9.1.9(i) hereof, and, in the case of LIBOR Rate Loans, at such time thereafter as the applicable Interest Period for any portion of the Loans then outstanding as LIBOR Rate Loans shall end.

          2.1.8 Default Rate of Interest. Interest shall accrue at the Default Rate (i) with respect to the principal amount of any portion of the Obligations (and, the extent permitted by Applicable Law, all past due interest) that is not paid on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise) until paid in full, and
(ii) with respect to the principal amount of all of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) upon the earliest to occur of (x) Borrower's receipt of notice from Agent of Lenders' election to charge the Default Rate based upon the existence of any Event of Default (which notice Agent shall send only with the consent or at the direction of the Required Lenders) or (y) the commencement by or against Borrower of an Insolvency Proceeding, whether or not under the circumstances described in either clause (i) or (ii) hereof Agent or Lenders elect to accelerate the maturity or demand payment of any of the Obligations. To the fullest extent permitted by Applicable Law, the Default Rate shall apply and accrue on any judgment entered with respect to any of the Obligations and to the unpaid principal amount of the Obligations during any Insolvency Proceeding of Borrower. Each Borrower acknowledges that the costs and expenses to Agent and each Lender attendant upon the occurrence of an Event of Default are difficult to ascertain or estimate and that the Default Rate is a fair and reasonable estimate to compensate Agent and each Lender for such added costs and expenses.

          2.1.9 Minimum Interest Rate. At no time shall the rate of interest applicable to the Loans or any part thereof be less than five percent (5%) per annum.

     2.2     Fees.

          2.2.1 Closing Fee. Borrower shall pay to Agent, for the benefit of those Lenders who are parties to this Agreement on the Closing Date, a closing fee of $375,000, which shall be fully earned and non-refundable on the Closing Date and shall be paid concurrently with and from the proceeds of the initial Loan hereunder. The $375,000 closing fee shall be in addition to the $250,000 commitment fee paid by Borrower to Fleet upon Borrower's acceptance of the Commitment Letter, which, as more fully set forth therein, has been fully earned and is non-refundable.

          2.2.2 Unused Line Fee. Borrower shall pay to Agent for the Pro Rata benefit of Lenders based upon each Lender's Revolver Commitment a fee equal to one quarter of one percent (0.25%) per annum of the amount by which the aggregate of the Revolver Commitments exceeds the Average Monthly Revolver Loan Balance. The unused line fee shall begin to accrue on the Closing Date and shall be payable monthly in arrears on the first day of each calendar month after the Closing Date and upon the termination of this Agreement.

          2.2.3 Letter of Credit and Letter of Credit Guaranty Fees. Borrower shall pay fees for each Letter of Credit and Letter of Credit Guaranty issued from time to time pursuant to Section 1.3 of this Agreement (excluding the Existing Letters of Credit and Existing Letter of Credit Guaranties as to which no additional fees shall be payable) as follows:

          (i) To Agent, for its own account and without sharing with any of the other Lenders, a fee equal to the sum of (i) $150 plus (ii) three eighths percent (0.375%) per annum of the undrawn face amount of each Letter of Credit and Letter of Credit Guaranty; and

          (ii) To Agent, for the Pro Rata benefit of Lenders based upon each Lender's Revolver Commitment, a fee equal to one and seven-eighths percent (1.875%) per annum of the undrawn face amount of each Letter of Credit and Letter of Credit Guaranty.

     All fees payable under this Section 2.2.3   shall be deemed fully earned
upon issuance of each Letter of Credit and Letter of Credit Guaranty, shall be due and payable in advance upon the issuance of each Letter of Credit or Letter of Credit Guaranty and shall not be subject to rebate or proration upon the termination of the Commitments for any reason. Additionally, Borrower shall pay to Agent, for its own account and without sharing by the other Lenders, a fee of $100 for each amendment to a Letter of Credit or Letter of Credit Guaranty upon the issuance thereof.

          2.2.4 Audit and Appraisal Fees. Borrower shall reimburse Agent for all reasonable out-of-pocket costs and expenses from time to time incurred by Agent in connection with all audits and appraisals of Borrower's books and records and of the Collateral and such other matters related thereto as Agent shall reasonably deem appropriate. On the Closing Date, Borrower shall pay to Fleet all out-of-pocket expenses incurred by Fleet in connection with the audit and appraisal of Borrower's business and the Collateral prior to the Closing Date, less the sum of $75,000 which has been paid to Agent with respect thereto.

          2.2.5 Annual Collateral Monitoring Fee. Borrower shall pay to Agent an annual collateral monitoring fee of $75,000 per year, which fee shall be payable on the Closing Date and on each anniversary of the Closing Date and shall not be subject to rebate or proration upon the termination of the Commitments for any reason, less the sum of $50,000 which has been paid to Agent with respect thereto.

     2.3 Computation of Interest and Fees. All interest, fees and other charges provided for in this Agreement shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For the purpose of computing interest hereunder, all Payment Items and other forms of payment received by Agent shall be deemed applied by Agent on account of the Obligations (subject to final payment of such items) on the first (1st) Business Day after receipt by Agent of such items in immediately available funds in Agent's account located at Harris Trust & Savings Bank in Chicago, Illinois, and Agent shall be deemed to have received such Payment Item on the date specified in Section 4.7 hereof; provided, however, for so long as no Payment Direction Notice shall have been given by Agent, payments received directly by Agent from Borrower by federal funds bank wire transfer shall be applied to the Obligations on the date specified in Section 4.7 hereof without being subject to such one (1) Business Day clearance.

     2.4     Reimbursement of Expenses.  Borrower agrees to pay or reimburse:

          (i) Agent for all reasonable legal or accounting expenses or any other reasonable costs or out-of-pocket expenses incurred by Agent in connection with (a) the negotiation and preparation of this Agreement or any of the other Loan Documents, or any amendment of or modification of this Agreement or any of the other Loan Documents; (b) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby, including reasonable charges for appraisers, examiners, auditors or similar Persons (but specifically excluding any overhead costs of Agent) whom Agent may engage from time to time to audit, inspect or render opinions concerning the books, records and financial condition of Borrower and its Subsidiaries and the condition and value of the Collateral; (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents; (d) any attempt to enforce any rights of Agent or any Lender against Borrower or any other Person which may be obligated to Agent or any Lender by virtue of this Agreement or any of the other Loan Documents; (e) any attempt to enforce any rights of Agent or any Lender against Borrower or any other Person which may be obligated to Agent or any Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; (f) any attempt by Agent to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; or (g) the filing and recording of the Mortgage and the financing statements and all other documents required by Agent to perfect Agent's Lien in the Collateral, and the conducting of searches in all filing offices at such intervals as Agent may reasonably determine to confirm the priority of Agent's Lien in the Collateral;

          (ii) each Lender for all reasonable legal expenses or any other reasonable costs or out-of-pocket expenses incurred by Agent in connection with (a) any attempt to enforce any rights of such Lender against Borrower or any other Person which may be obligated to such Lender by virtue of this Agreement or any of the other Loan Documents; or (b) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents; and

          (iii) Agent and each Lender for any documentary stamp tax or any other taxes incurred by Agent or any Lender because of the filing or recording of the Mortgage or the financing statements or the other documents required by Agent to perfect Agent's Lien in the Collateral.

     All amounts payable by Borrower under this Section 2.4 shall be Obligations secured by all of the Collateral, shall be payable on demand to Agent or Lenders, as the case may be, and shall bear interest from the date such demand is made until paid in full at the rate applicable to Revolver Loans constituting Base Rate Loans from time to time. Borrower shall also reimburse Agent for expenses incurred by Lender in its administration of the Collateral to the extent and in the manner provided in Section 7 hereof or in any of the Loan Documents.

     2.5 Bank Charges. Borrower shall pay to Agent, on demand, any and all fees, costs or expenses which Agent pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower by Agent of proceeds of Loans made by Lenders to Borrower pursuant to this Agreement and (ii) the depositing for collection, by Agent, of any Payment Item received or delivered to Agent on account of the Obligations. Borrower acknowledges and agrees that Agent may charge such costs, fees and expenses to Borrower based upon Agent's good faith estimate of such costs, fees and expenses as they are incurred by Agent.

     2.6 Illegality. Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (i) any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration thereof shall make it unlawful for a Lender to make or maintain a LIBOR Rate Loan or to give effect to its obligations as contemplated hereby with respect to a LIBOR Rate Loan or (ii) at any time a Lender reasonably determines that the making or continuance of any LIBOR Rate Loan has become impracticable as a result of a contingency occurring after the date hereof which materially and adversely affects the London interbank market or the position of such Lender in such market, then, by written notice to Agent and Borrower, such Lender may (a) declare that LIBOR Rate Loans will not thereafter be made by such Lender, whereupon any request by Borrower for a LIBOR Rate Loan shall be deemed a request for a Base Rate Loan unless Lender's declaration shall be subsequently withdrawn; and (b) require that all outstanding LIBOR Rate Loans made by such Lender be converted to Base Rate Loans, in which event all such LIBOR Rate Loans shall be automatically converted to Base Rate Loans as of the date of Borrower's receipt of the aforesaid notice from such Lender.

     2.7 Increased Costs. If, by reason of (i) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of Statutory Reserves or other reserve requirements) in or in the interpretation of any law or regulation, or (ii) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

          (a) a Lender shall be subject to any Tax, duty or other charge with respect to any LIBOR Rate Loan or its obligation to make LIBOR Rate Loans, or shall change the basis of taxation of payment to such Lender of the principal of or interest on its LIBOR Rate Loans or its obligation to make LIBOR Rate Loans (except for changes in the rate of Tax on the overall net income of such Lender); or

          (b) any reserve (including, without limitation, any imposed by the Board of Governors), special deposits or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Lender shall be imposed or deemed applicable or any other condition affecting its LIBOR Rate Loans or its obligation to make LIBOR Rate Loans shall be imposed on such Lender or the London interbank market; and as a result thereof there shall be any increase in the actual cost to such Lender of agreeing to make or making, funding or maintaining LIBOR Rate Loans (except to the extent already included in the determination of the applicable Adjusted LIBOR Rate for LIBOR Rate Loans), or there shall be a reduction in the amount received or receivable by such Lender, then Borrower shall from time to time, upon written notice from and demand by such Lender (with a copy of such notice and demand being delivered to Agent), pay to Agent, for the account of such Lender, within fifteen (15) Business Days after the date specified in such notice and demand, an additional amount sufficient to indemnify such Lender against such increased cost (unless within such notice period such Lender is replaced pursuant to Section 12.17 of this Agreement). A certificate as to the amount of such increased cost, submitted to Borrower by such Lender, shall, except for manifest error, be final, conclusive and binding for all purposes. Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount of amounts to be paid to such Lender, and the method by which such amounts were determined. In determining such amount, a Lender may use any reasonable averaging and attribution method.

     If a Lender shall advise Agent at any time that, because of the circumstances described in this Section 2.7 or any other circumstances arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender's position in such market, the Adjusted LIBOR Rate, as determined by Agent, will not adequately and fairly reflect the cost to such Lender of funding LIBOR Rate Loans, then, and in any such event:

          (1) Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and Lenders of such advice;

          (2) Borrower's right to request and such Lender's obligation to make LIBOR Rate Loans shall be immediately suspended and Borrower's right to continue a LIBOR Rate Loan as such beyond the then applicable Interest Period shall also be suspended, until each condition giving rise to such suspension no longer exists; and

          (3) Such Lender shall make a Base Rate Loan as part of the requested Borrowing of LIBOR Rate Loans, which Base Rate Loan shall, for all purposes, be considered part of such Borrowing.

     For purposes of this Section 2.7, all references to a Lender shall be deemed to include any bank holding company or bank parent of such Lender which provides funds to such Lender.

     2.8 Capital Adequacy. In the event that Agent or any Lender shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation of application thereof or compliance by Agent or such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority, does or shall have the effect of reducing the rate of return on Agent's or any Lender's capital as a consequence of its obligations to make LIBOR Rate Loans hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's or such Lender's policies with respect to capital adequacy) by an amount deemed by Agent or such Lender, in its reasonable determination, to be material, then from time to time, after submission by Agent to Borrower of a written demand therefor, Borrower shall pay to Agent, for the account of such Lender, such additional amount or amounts as will compensate Agent or such Lender for such reduction. A certificate of a Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such payment, the additional amount or amounts to be paid to such Lender, and the method by which such amounts were determined. In determining such amount, such Lender may use any reasonable averaging and attribution method.

     2.9     Funding Losses.   Borrower shall reimburse each Lender for any
loss, cost, expense or liability (including, without limitation, any interest paid by a Lender to lenders of funds borrowed by a Lender to make or carry the LIBOR Rate Loans to the extent not recovered by such Lender in connection with the re-employment of such funds) sustained or incurred by a Lender if for any reason (other than a default by such Lender): (i) a Borrowing of, or conversion to or continuation of, a LIBOR Rate Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn); (ii) any repayment (including any conversions pursuant to Section 2.1.4 hereof) of any LIBOR Rate Loans occurs on a date that is not the last day of an Interest Period applicable thereto; or (iii) Borrower defaults in its obligation to repay LIBOR Rate Loans when required by the terms of this Agreement. Agent shall promptly, after its receipt of a certificate from a Lender setting forth such Lender's determination of the amount owing to such Lender pursuant to this
Section 2.9 and such Lender's calculation thereof, give notice thereof to Borrower and Lenders, and Borrower shall pay to Agent, for the account of such Lender, within five (5) Business Days after Agent's demand therefor, the amount such Lender certifies to be the amount that will reimburse such Lender for such loss, cost, expense or liability. A certificate of a Lender claiming entitlement to amounts under this Section 2.9 shall, except for manifest error, be final, conclusive and binding. Such certificate will set forth the amount to be paid to such Lender and the basis on which such amount was determined. For purposes of this Section 2.9, all references to a Lender shall be deemed to include any bank holding company or bank parent of a Lender.

     2.10 Maximum Interest. Regardless of any provision contained in this Agreement or any of the other Loan Documents, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or collected pursuant to the terms of this Agreement or any of the other Loan Documents and that are deemed interest under Applicable Law exceed the highest rate permissible under any Applicable Law. No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Loan Documents, or the exercise by Agent of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in any of the Loan Documents, or the prepayment by Borrower of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle Agent or any Lender to charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by Applicable Law (such interest, charges, amounts, premiums and fees referred to herein collectively as "Interest") in excess of the Maximum Rate and in no event shall Borrower be obligated to pay Interest exceeding such Maximum Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay Interest exceeding the Maximum Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over such Maximum Rate. If any Interest is charged or received in excess of the Maximum Rate ("Excess"), Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal Obligations and the balance, if any, returned to Borrower, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and Agent and Lenders do not intend to collect any unearned interest in the event of any such acceleration. Borrower recognizes that, with fluctuations in the rates of interest set forth in Section 2.1.1 of this Agreement, and in the Maximum Rate, such an unintentional result could inadvertently occur. All monies paid to Agent or any Lender hereunder or under any of the other Loan Documents, whether at maturity or by prepayment, shall be subject to any rebate of unearned interest as and to the extent required by Applicable Law. By the execution of this Agreement, Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Agent or any Lender, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Agent or any Lender, all interest at any time contracted for, charged or received from Borrower in connection with any of the Loan Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations. Borrower, Agent and Lenders shall, to the maximum extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into every Loan Document (whether or not any provision of this subsection is referred to therein). All such Loan Documents and communications relating to any Interest owed by Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of Obligations, be automatically recomputed by Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section 2.10.

SECTION 3.     LOAN  ADMINISTRATION.

     3.1 Manner of Borrowing and Funding Revolver Loans. Borrowings under the Commitments established pursuant to Section 1.1 hereof shall be made and funded as follows:

          3.1.1     Notice of Borrowing.

          (i)     Whenever Borrower desires to make a Borrowing under Section
1.1 of this Agreement (other than a Borrowing resulting from a conversion or continuation pursuant to Section 2.1.4), Borrower shall give Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing request (a "Notice of Borrowing"), which shall be in the form of Exhibit C annexed hereto and signed by an authorized officer of Borrower. Such Notice of Borrowing shall be given by Borrower no later than 11:00 a.m.,
Charlotte, North Carolina time,   at the office of Agent designated by Agent
from time to time (a) on the Business Day of the requested funding date of such Borrowing, in the case of Base Rate Loans, and (b) at least two (2) Business Days prior to the requested funding date of such Borrowing, in the case of LIBOR Rate Loans. Notices received after 11:00 a.m., Charlotte,
North Carolina time,   shall be deemed received on the next Business Day.
The Revolver Loans made by each Lender on the Closing Date shall be made as Base Rate Loans and thereafter may be made or continued as or converted into Base Rate Loans or LIBOR Loans. Each Notice of Borrowing (or telephonic notice thereof) shall be irrevocable and shall specify (a) the principal amount of the Borrowing, (b) the date of Borrowing (which shall be a Business
Day), (c) whether the Borrowing is to consist of Base Rate Loans or LIBOR Loans, (d) in the case of LIBOR Loans, the duration of the Interest Period to be applicable thereto, and (e) the account of Borrower to which the proceeds of such Borrowing are to be disbursed. Borrower may not request any LIBOR Loans if a Default or Event of Default exists.

          (ii) Unless payment is otherwise timely made by Borrower, the becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents as principal, accrued interest, fees or other charges (including the repayment to Agent of any drawings under a Letter of Credit or Letter of Credit Guaranty or any other Letter of Credit Obligations) shall be deemed irrevocably to be a request for Revolver Loans on the due date of, and in an aggregate amount required to pay, such principal, accrued interest, fees or other charges, and the proceeds of such Revolver Loans may be disbursed by way of direct payment of the relevant Obligation and shall bear interest as Base Rate Loans. Neither Agent nor any Lender shall have any obligation to Borrower to honor any deemed request for a Revolver Loan, but may do so in their discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default or Overadvance Condition.

          (iii) As an accommodation to Borrower, Agent and Lenders may permit telephonic requests for Borrowings and electronic transmittal of instructions, authorizations, agreements or reports to Agent by Borrower; provided, however, that Borrower shall confirm each such telephonic request for a Borrowing of LIBOR Rate Loans by delivery of the required Notice of Borrowing to Agent by facsimile transmission promptly, but in no event later
than 5:00 p.m.,  Charlotte, North Carolina time,   on the same day.  Unless
Borrower specifically directs Agent and Lenders in writing not to accept or act upon telephonic or electronic communications from Borrower, neither Agent nor any Lender shall have any liability to Borrower for any loss or damage suffered by such Borrower as a result of Agent's or any Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent or Lenders by Borrower (except to the extent that such loss or damage results as a consequence of the gross negligence or willful misconduct of Agent or any Lender) and neither Agent nor any Lender shall have any duty to verify the origin of any such communication or the identity or authority of the Person sending it.

          3.1.2 Fundings By Lenders. Subject to its receipt of notice from Agent of a Notice of Borrowing as provided in Section 3.1.1, each Lender shall timely honor its Revolver Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans that is properly requested by Borrower and that Borrower is entitled to receive under the Loan Agreement. Agent shall notify Lenders of each Notice of Borrowing by 12:00 noon, Charlotte, North Carolina time, on the proposed funding date (in the case of Base Rate Loans and, with respect to Revolver Loans that are Base Rate Loans, subject to
Section 3.1.3 hereof) or by 12:00 noon, Charlotte, North Carolina time, at least two (2) Business Days before the proposed funding date (in the case of LIBOR Rate Loans). Each Lender shall deposit with Agent an amount equal to its Pro Rata share of the Borrowing requested by Borrower at Agent's designated bank in immediately available funds not later than 2:00 p.m., Charlotte, North Carolina time, on the date of funding of such Borrowing, unless Agent's notice to Lenders is received after 12:00 noon, Charlotte, North Carolina time, on the proposed funding date of a Base Rate Loan, in which event Lenders shall deposit with Agent their respective Pro Rata shares of the requested Borrowing on or before 11:00 a.m., Charlotte, North Carolina time, of the next Business Day. Subject to its receipt of such amounts from Lenders and provided each of the applicable conditions set forth in Section 10 is satisfied, Agent shall make the proceeds of the Revolver Loans received by it available to Borrower by disbursing such proceeds in accordance with Borrower's disbursement instructions set forth in the applicable Notice of Borrowing. Unless Agent shall have been notified in writing by a Lender prior to the proposed time of funding that such Lender does not intend to deposit with Agent an amount equal to such Lender's Pro Rata share of the requested Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent and Agent may in its discretion disburse a corresponding amount to Borrower on the applicable funding date. If a Lender's Pro Rata share of such Borrowing is not in fact deposited with Agent, then, if Agent has disbursed to Borrower an amount corresponding to such share, such Lender agrees to pay, and in addition Borrower agrees to repay, to Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed by Agent to or for the benefit of Borrower until the date such amount is paid or repaid to Agent, (a) in the case of Borrower, at the interest rate applicable to such Borrowing and (b) in the case of such Lender, at the Federal Funds Rate. If such Lender repays to Agent such corresponding amount, such amount so repaid shall constitute a Revolver Loan, and if both such Lender and Borrower shall have repaid such corresponding amount, Agent shall promptly return to Borrower such corresponding amount in same day funds.

          3.1.3     Settlement and Settlement Loans.

          (i) In order to facilitate the administration of the Revolver Loans under this Agreement, Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that settlement among them with respect to the Revolver Loans may take place on a periodic basis on dates determined from time to time by Agent (each a "Settlement Date"), which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in
Section 10 of this Agreement have been met. On each Settlement Date, payment shall be made by or to each Lender in the manner provided herein and in accordance with the Settlement Report delivered by Agent to Lenders with respect to such Settlement Date so that, as of each Settlement Date and after giving effect to the transaction to take place on such Settlement Date, each Lender shall hold its Pro Rata share of all Revolving Loans then outstanding. Agent shall request settlement with the Lenders on a basis not less frequently than once every five (5) Business Days.

          (ii) Between Settlement Dates, Agent may request Fleet to advance, and Fleet may, but shall in no event be obligated to, advance to Borrower out of Fleet's own funds the entire principal amount of any Borrowing of Revolver Loans that are Base Rate Loans requested or deemed requested pursuant to this Agreement (any such Revolver Loan funded exclusively by Fleet being referred to as a "Settlement Loan"). Each Settlement Loan shall constitute a Revolver Loan hereunder and shall be subject to all of the terms, conditions and security applicable to other Revolver Loans, except that all payments thereon shall be payable to Fleet solely for its own account. The obligation of Borrower to repay such Settlement Loans to Fleet shall be evidenced by the records of Fleet and need not be evidenced by any promissory note. Agent shall not request Fleet to make any Settlement Loan if (a) Agent shall have received written notice from any Lender that one or more of the applicable conditions precedent set forth in Section 10 hereof will not be satisfied on the requested funding date for the applicable Borrowing or (b) the requested Borrowing would exceed the amount of Availability on the funding date. Fleet shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 10 hereof have been satisfied or the requested Borrowing would exceed the amount of Availability on the funding date applicable thereto prior to making, in its sole discretion, any Settlement Loan. On each Settlement Date, or, if earlier, upon demand by Agent for payment thereof, the then outstanding Settlement Loans shall be immediately due and payable. Borrower shall be deemed to have requested Revolver Loans to be made on each Settlement Date in the amount of all outstanding Settlement Loans and the proceeds of such Revolver Loans shall be applied to the repayment of such Settlement Loans. Agent shall notify the Lenders of the outstanding balance of Revolver Loans prior to 12:00 noon, Charlotte, North Carolina time, on the funding dates for such Revolver Loans and each Lender shall deposit with Agent an amount equal to its Pro Rata share of the amount of Revolver Loans deemed requested in immediately available funds not later than 2:00 p.m.,
Charlotte, North Carolina time,   on such funding date.  The proceeds of
Settlement Loans may be used solely for purposes for which Revolver Loans generally may be used in accordance with Section 1.4 hereof. If any amounts received by Fleet in respect of any Settlement Loans are later required to be returned or repaid by Fleet to Borrower or any other Obligor or their respective representatives or successors-in-interest, whether by court order, settlement or otherwise, the other Lenders shall, upon demand by Fleet with notice to Agent, pay to Agent for the account of Fleet, an amount equal to each other Lender's Pro Rata share of all such amounts required to be returned by Fleet.

          3.1.4 Disbursement Authorization. Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Revolver Loan requested, or deemed to be requested pursuant to Section 3.1.1, as follows: (i) the proceeds of each Revolver Loan requested under Section 3.1.1(i) shall be disbursed by Agent in accordance with the terms of the written disbursement letter from Borrower in the case of the initial Borrowing, and, in the case of each subsequent Borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Agent from time to time or elsewhere if pursuant to a written direction from Borrower; and (ii) the proceeds of each Revolver Loan requested under Section 3.1.1(ii) shall be disbursed by Agent by way of direct payment of the relevant interest or other Obligation.

     3.2 Defaulting Lender. If any Lender shall, at any time, fail to make any payment to Agent or Fleet that is required hereunder, Agent may, but shall not be required to, retain payments that would otherwise be made to such defaulting Lender hereunder and apply such payments to such defaulting Lender's defaulted obligations hereunder, at such time, and in such order, as Agent may elect in its sole discretion. With respect to the payment of any funds from Agent to a Lender or from a Lender to Agent, the party failing to make the full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Rate. The failure of any Lender to fund its portion of any Loan shall not relieve any other Lender of its obligation, if any, to fund its portion of the Loan on the date of Borrowing, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such Lender on the date of any Borrowing. Solely for purposes of voting or consenting to matters with respect to any of the Loan Documents, Collateral or any Obligations and determining a defaulting Lender's Pro Rata share of payments and proceeds of Collateral, a defaulting Lender shall not be deemed to be a "Lender" and such Lender's Commitment shall be deemed to be zero (0).

     3.3     Special Provisions Governing LIBOR Rate Loans.

          3.3.1 Number of LIBOR Rate Loans. In no event may the number of LIBOR Rate Loans outstanding in respect of the Revolver Loans at any time exceed four (4) or in respect of the Term Loan at any time exceed four (4).

          3.3.2 Minimum Amount of each LIBOR Rate Loan. Each election of a LIBOR Rate Loan pursuant to Section 3.1.1(i), and each continuation of or conversion into a LIBOR Rate Loan pursuant to Section 2.1.4 hereof, shall be in a minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount.

          3.3.3 LIBOR Lending Office. Each Lender's initial LIBOR Lending Office is set forth opposite its name on the signature pages hereof. Each Lender shall have the right at any time and from time to time to designate a different office of itself or any Affiliate as such Lender's LIBOR Lending Office, and to transfer any outstanding LIBOR Loans to such LIBOR Lending Office. No such designation or transfer shall result in any liability on the part of Borrower for increased costs or expenses resulting solely from such designation or transfer (except any such transfer that is made by a Lender pursuant to Sections 2.6 or 2.7 hereof, or otherwise for the purpose of complying with Applicable Law). Increased costs for expenses resulting from a change in Applicable Law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.

SECTION 4.     PAYMENTS

     4.1 General Payment Provisions. All payments (including all prepayments) of the principal of, and interest on, the Loans and all of the other Obligations that are payable to Agent or any Lender shall be made to Agent in Dollars without any offset or counterclaim and free and clear of (and without deduction for) any present or future Taxes, and, with respect to payments made other than by application of balances in the Payment Account, in immediately available funds no later than 12:00 o'clock noon, Charlotte, North Carolina time, on the due date (and payment made after such time, on the due date shall be deemed to have been made on the next succeeding
Business Day). All payments received by Agent shall be distributed by Agent to Lender's as provided in Section 4.8 hereof. If any payment under this

Agreement or the other Loan Documents shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

     4.2     Payment of Principal of Loans.

          4.2.1 Payment of Principal of Revolver Loans. The outstanding principal amounts of the Revolver Loans shall be due and payable as follows:

          (i) Any portion of the Revolver Loans consisting of the principal amount of Base Rate Loans shall be paid by Borrower to Agent, for the Pro Rata benefit of Lenders (or, in the case of Settlement Loans, for the sole benefit of Fleet), unless converted to a LIBOR Rate Loan in accordance with this Agreement, immediately upon the earlier of (a) effective immediately upon Agent's giving of a Payment Direction Notice, the receipt by Agent or Borrower of any proceeds of any of the Collateral (other than proceeds of Equipment Collateral or real Property that are only applied to the Term Loan), to the extent of such proceeds, (b) the Commitment Termination Date, or (c) each Settlement Date in the case of all Settlement Loans outstanding on such date.

          (ii) Any portion of the Revolver Loans consisting of the principal amount of LIBOR Rate Loans shall be paid by Borrower to Agent, for the Pro Rata benefit of Lenders, unless converted to a Base Rate Loan or continued as a LIBOR Rate Loan in accordance with the terms of this Agreement, upon the earlier of (a) the last day of the Interest Period applicable thereto or (b) the Commitment Termination Date. In no event shall Borrower be authorized to pay any LIBOR Rate Loan prior to the last day of the Interest Period applicable thereto unless otherwise agreed in writing by Agent or Borrower is otherwise expressly authorized or required by any other provision of this Agreement to pay any LIBOR Rate Loan outstanding on a date other than the last day of the Interest Period applicable thereto, and Borrower pays to Agent for the Pro Rata Benefit of Lenders concurrently with any prepayment of a LIBOR Rate Loan the amount due Agent and Lenders under
Section 2.9 hereof as a result of such prepayment.

          (iii) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if an Overadvance Condition shall exist, Borrower shall, without the necessity of a demand, repay the outstanding Revolver Loans that are Base Rate Loans in an amount sufficient to reduce the aggregate unpaid principal amount of all such Revolver Loans by an amount equal to such excess; and, if such payment of Base Rate Loans is not sufficient to cure the Overadvance Condition, then Borrower shall immediately either (a) deposit with Agent, for the benefit of Lenders, for application to any outstanding Revolver Loans bearing interest as LIBOR Rate Loans as the same become due and payable at the end of the applicable Interest Periods, cash in an amount sufficient to cure such Overadvance Condition to be held by Agent in the Cash Collateral Account, pending disbursement of same to Lenders, but subject to Agent's Lien therein and rights of offset with respect thereto, or (b) pay the Revolver Loans that are LIBOR Rate Loans to the extent necessary to cure such Overadvance Condition and also pay to Agent for the benefit of Lenders any and all amounts required by Section 2.9 hereof to be paid by reason of the prepayment of a LIBOR Rate Loan prior to the last day of the Interest Period applicable thereto.

          4.2.2 Payment of Principal of Term Loan. Borrower shall repay the principal balance of the Term Loan in fourteen (14) consecutive quarterly installments of principal, commencing on August 1, 1997 and continuing on the first (1st) day of each third month thereafter, with the first four (4) quarterly installments of principal to be in the amount of $875,000 each, the next nine (9) quarterly installments of principal to be in the amount of $1,250,000 each, and the last and final quarterly installment of principal to be in the amount of $20,250,000

     4.3 Payment of Interest. Interest accrued on all of the Loans shall be paid upon the earlier of (i) the first calendar day of each month for the immediately preceding month, computed through the last calendar day of the preceding month, or (ii) the termination of this Agreement by Borrower or Lender pursuant to Section 5 hereof.

     4.4 Payment of Other Obligations. Borrower shall pay all costs, fees and charges pursuant to this Agreement as and when provided in Section
2.2 hereof, to Agent, or to any other Person designated by Agent in writing. The balance of the Obligations requiring the payment of money shall be payable by Borrower to Agent for the Pro Rata benefit of Lenders as and when provided in this Agreement, the Other Agreements or the Security Documents, or, if no date of payment is otherwise specified in the Loan Documents, on demand.

     4.5 Mandatory Prepayments of Term Loan. In addition to the payments on the Term Loan set forth in Section 4.2.2 hereof and in the Term Notes, Borrower shall make mandatory payments of principal on the Term Loan as follows:

          (i) Upon the Commitment Termination Date, Borrower shall prepay the Term Loan in full; and

          (ii) If Borrower receives any Net Proceeds, Borrower shall pay to Agent for the Pro Rata benefit of Lenders, unless otherwise agreed by the Required Lenders or unless otherwise provided in this Agreement, as and when received by Borrower, a sum equal to such Net Proceeds; provided, however, notwithstanding the foregoing, Borrower shall not be obligated to make such mandatory payments of the Net Proceeds until such time as the aggregate Net Proceeds received by Borrower in any consecutive twelve-month period equals or exceeds Five Hundred Thousand Dollars ($500,000).

     Each mandatory prepayment applied to the Term Loan pursuant to this
Section 4.5 shall be applied first to Base Rate Loans to the full extent thereof before application to any LIBOR Rate Loans; provided, however, that, so long as no Default or Event of Default has occurred and is continuing, in lieu of application of such prepayment to LIBOR Rate Loans prior to the expiration of the respective Interest Periods with respect thereto and the resulting requirement to pay the charges provided for in Section 2.9 hereof, Borrower may, at its option, deposit with Agent cash funds equal to such prepayment to be held by Agent in the Cash Collateral Account for disbursement to Lenders and application to the Term Loan on the sooner to occur of the expiration of the Interest Period applicable thereto or the Commitment Termination Date. Each such prepayment shall be applied to the installments of principal due on the Term Loan and under the Term Notes in the inverse order of their maturities until payment thereof in full.

     4.6 Optional Prepayments of Term Loan. Borrower may, at its option, prepay the principal owing on the Term Loan at any time in whole and from time to time in part in amounts aggregating $500,000 or any greater multiple of $100,000, and if such prepayment is made of a LIBOR Rate Loan and on a date other than the last day of any applicable Interest Period, by paying all charges as set forth in Section 2.9 hereof. Any such optional prepayment shall be applied to the installments of principal due on the Term Loan and under the Term Notes in the inverse order of their maturities until payment thereof in full. Borrower shall give written notice (or telephonic notice confirmed in writing) to Agent of any intended prepayment not less than one
(1) Business Day prior to any prepayment of Base Rate Loans and not less than two (2) Business Days prior to any prepayment of LIBOR Rate Loans. Such notice, once given, shall be irrevocable.

     4.7 Application of Payments and Collateral Proceeds. All Payment Items or other forms of payment received by Agent by 12:00 noon, Charlotte, North Carolina, on any Business Day shall be deemed received on that Business Day. All Payment Items or other forms of payment received by Agent after 12:00 noon, Charlotte, North Carolina, time on any Business Day shall be deemed received on the following Business Day. Except to the extent that the manner of application to the Obligations of payments or proceeds of Collateral is expressly governed by other provisions of this Agreement, Borrower irrevocably waives the right to direct the application of any and all payments and Collateral proceeds at any time or times hereafter received by Agent or any Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Agent shall have the continuing exclusive right to apply and reapply any and all such payments and Collateral proceeds received at any time or times hereafter by Agent or its agent against the Obligations, in such manner as Agent may deem advisable, notwithstanding any entry by Agent or Lenders upon any of their respective books and records.

     4.8 Allocation of Payments Among Agent and Lenders. All monies to be applied to the Obligations, whether such monies represent voluntary payments by Borrower or any other Obligor or are received pursuant to demand for payment or realized from any disposition of Collateral, shall be allocated among Agent and such of the Lenders as are entitled thereto (and, with respect to monies allocated to Lenders, on a Pro Rata basis unless otherwise provided herein): (i) first, to Agent to pay principal and accrued interest on any portion of the Revolver Loans which Agent may have advanced on behalf of any Lender and for which Agent has not be reimbursed by such Lender or Borrower; (ii) second, to Fleet to pay the principal and accrued interest on any portion of the Settlement Loans outstanding; (iii) third, to Agent and Fleet to pay the amount of Extraordinary Expenses that have not been reimbursed to Agent or Fleet by Borrower or Lenders, together with interest accrued thereon; (iv) fourth, to Agent to pay an Indemnified Amount that has not been paid to Agent by Borrower or Lenders, together with interest accrued thereon; (v) fifth, to Agent to pay any fees due and payable to Agent; (vi) sixth, to Lenders for any Indemnified Amount that they have paid to Agent and for any Extraordinary Expenses that they have reimbursed to Agent; and (vii) seventh, to Lenders in payment of the unpaid principal and accrued interest in respect of the Loans and any other Obligations then outstanding to be shared among Lenders on a Pro Rata basis, or on such other basis as may be agreed upon in writing by Lenders (which agreement or agreements may be entered into without notice to or the consent or approval of Borrower). The allocations set forth in this Section 4.5 are solely to determine the rights and priorities of Agent and Lenders as among themselves and may be changed by Agent and Lenders without notice to or the consent of approval of Borrower or any other Person.

     4.9 Marshaling; Payments Set Aside. Neither Agent nor any Lender shall be under any obligation to marshall any assets in favor of Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to Agent or any Lender or Agent or any Lender receives payment from the proceeds of any Collateral or exercises its right of setoff, and such payment or payments or the proceeds of such setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. The provisions of the immediately preceding sentence of this Section 4.9 shall survive any termination of the Commitments and payment in full of the Obligations.

     4.10     Loan Accounts; the Register; Account Stated.

          4.10.1. Loan Accounts. Each Lender shall maintain in accordance with its usual and customary practices an account or accounts (a "Loan Account") evidencing the Indebtedness of Borrower to such Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest payable to such Lender from time to time hereunder and under each Note payable to such Lender.

          4.10.2. The Register. Agent shall maintain a register (the "Register") which shall include a master account and a subsidiary account for each Lender and in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of each Loan comprising such Borrowing and any Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder or under the Notes, and (iv) the amount of any sum received by Agent from Borrower or any other Obligor and each Lender's share thereof. The Register shall be available for inspection by Borrower or any Lender at the offices of Agent at any reasonable time and from time to time upon reasonable prior notice.

          4.10.3. Entries Binding. The entries made in the Register and each Loan Account shall constitute rebuttably presumptive evidence of the information contained therein; provided, however, that if a copy of information contained in the Register or any Loan Account is provided to any Person, or any Person inspects the Register or any Loan Account, at any time or from time to time, then the information contained in the Register or the Loan Account, as applicable shall be conclusive and binding on such Person for all purposes absent manifest error, unless such Person notifies Agent in writing within 30 days after such Person's receipt of such copy or such Person's inspection of the Register or Loan Account of its intention to dispute the information contained therein.

          4.11 Gross Up for Taxes. If Borrower shall be required by Applicable Law to withhold or deduct any Taxes from or in respect of any sum payable under this Agreement or any of the other Loan Documents, (a) the sum payable to Agent or such Lender shall be increased as may be necessary so that, after making all required withholding or deductions, Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no withholding or deductions been made, (b) Borrower shall make such withholding or deductions, and (c) Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

     4.12 Withholding Tax Exemption. Each Lender that is not incorporated under the laws of the United States or any state thereof agrees that it will deliver to Borrower and Agent two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payment under this Agreement and its Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to Borrower and Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires (currently, three (3) successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrower or Agent, in each case, certifying that such Lender is entitled to receive payments under this Agreement and its Notes without deduction or withholding of any United States federal income taxes, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises Borrower and Agent that it is not capable or receiving payments without any deduction or withholding of United States federal income taxes.

SECTION 5.     TERM  AND  TERMINATION OF COMMITMENTS

     5.1 Original Term of Commitments. Subject to each Lender's right to cease making Loans to Borrower when any Default or Event of Default exists or the Commitments are terminated pursuant to Section 5.2 hereof, the Commitments shall be in effect for a period of four (4) years from the last day of the month hereof, through and including February 28, 2001 (the "Original Term"), and the Commitments shall automatically renew for one (1) year periods thereafter (each a "Renewal Term"), unless terminated as provided in Section 5.2 hereof.

     5.2     Termination.

          5.2.1 Termination by Agent or Lenders. Agent may (and upon the direction of the Required Lenders, shall) terminate the Commitments as of the last day of the Original Term or any Renewal Term upon at least ninety (90) days prior written notice to Borrower, but Agent may (and shall upon the direction of the Required Lenders) terminate the Commitments without notice at any time that an Event of Default exists. Any Lender may terminate its Commitment as of the last day of the Original Term or any Renewal Term upon at least one hundred (120) days prior written notice to Borrower, Agent and each of the other Lenders, and each of the other Lenders shall thereupon have the right to terminate its Commitment as of the last day of the Original Term or any Renewal Term upon at least ninety (90) days prior written notice to Borrower and each of the other Lenders. The Commitments shall automatically terminate as provided in Section 11.2 hereof.

          5.2.2 Termination by Borrower. Upon at least one hundred twenty (120) days prior written notice to Agent, Borrower may, at its option, terminate the Commitments; provided, however, no such termination by Borrower shall be effective until Borrower has satisfied all of the Obligations. For purposes hereof, the Obligations shall not be deemed to have been satisfied until all Obligations for the payment of money have been paid to Agent in same day funds and all Obligations that are at the time in question contingent have been fully cash securitized in favor and to the satisfaction of Agent or Agent has received as beneficiary a direct pay letter of credit in form and from an issuing bank reasonably acceptable to Agent and providing for direct payment to Agent of all such contingent Obligations at the time they become fixed. Any notice of termination given by Borrower shall be irrevocable unless Agent otherwise agrees in writing. Borrower may elect to terminate the Commitments in their entirety only. No section of this Agreement, type of Loan available hereunder or Commitment may be terminated by Borrower singly.

          5.2.3 Effect of Termination. On the effective date of termination by Agent or by Borrower, all of the Obligations shall be immediately due and payable and Lenders shall have no obligation to make any Loans. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrower has satisfied the Obligations to Agent and Lender, in full, in the manner set forth in Section 5.2.2. Notwithstanding the payment in full of the Obligations, Agent shall not be required to terminate its Liens in the Collateral unless, with respect to any loss or damage Agent may incur as a result of the dishonor or return of any Payment Item applied to the Obligations, Agent shall, at its option, (i) have received a written agreement, executed by Borrower and by any Person whose loans or other advances to Borrower are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any such loss or damage, or (ii) such monetary reserves and Liens on the Collateral for such period of time as Agent, in its reasonable discretion, may deem necessary to protect Agent and Lenders from any such loss or damage. All obligations of Borrower to indemnify Agent and Lenders pursuant to this Agreement shall survive any termination of the Commitments. Subject to the provisions of this Section 5.2.3, the termination of the Commitments shall constitute a termination of all Loan Documents; provided, however, that any and all provisions of such Loan Documents that are intended to survive payment in full of the Obligations shall survive such termination of the Commitments and such Loan Documents as and to the extent provided in such Loan Documents; provided, however, that such Obligations shall constitute unsecured Obligations.

SECTION 6.     SECURITY  INTERESTS

     6.1 Security Interest in Collateral. To secure the prompt payment and performance of all of the Obligations, Borrower hereby grants to Agent, for the benefit of itself as Agent and for the Pro Rata benefit of Lenders, a continuing Lien upon all of the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and, except as set forth in Section 6.1(iii) below, wheresoever located:

          a.  All Accounts;

          b.  All Inventory;

          c.  All Equipment Collateral;

          d.  All General Intangibles;

          e.  All Documents;

          f.  All Instruments;

          g.  All Chattel Paper;

          (viii) All monies and other Property of any kind now or at any time or times hereafter in the possession or under the control of Agent or a bailee or Affiliate of Agent;

          (ix) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (i) through (viii) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

          (x) All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (i) through
(ix) above.

     6.2 Other Collateral. In addition to the items of Property referred to in Section 6.1 above, the Obligations shall also be secured by the Cash Collateral to the extent provided herein and all of the other items of Property from time to time described in any of the Security Documents as security for any of the Obligations.

     6.3 Lien Perfection; Further Assurances. Borrower shall execute, and shall cause each of its Subsidiaries to execute, such UCC-1 financing statements as are required by the Code and such other instruments, assignments or documents as are necessary to perfect Agent's Lien upon any of the Collateral and shall take such other action as may be reasonably required to perfect or to continue the perfection of Agent's Lien upon the Collateral; provided, however, Borrower and its Subsidiaries shall not be required to deliver possession of the original of any Instrument to Agent unless (i) an Event of Default exists and is continuing or (ii) the face amount of such Instrument either (a) exceeds $100,000 or (b) when added to the face amount of all other Instruments owned by Borrower and its Subsidiaries, exceeds $500,000, in which event Borrower and its Subsidiaries shall be required to deliver possession of the originals of all Instruments to Agent. Unless prohibited by Applicable Law, Borrower hereby authorizes Agent to execute and file any such financing statement on behalf of Borrower or any of its

Subsidiaries if Borrower or any of its Subsidiaries fails to execute and deliver any such financing statement within ten (10) days after Agent's written request therefor. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Agent's request, Borrower shall also promptly execute or cause to be executed and shall deliver to Agent any and all documents, instruments and agreements reasonably deemed necessary by Agent to give effect to or carry out the terms or intent of the Loan Documents.

     6.4 Lien on Owned Real Property. The due and punctual payment and performance of all of the Obligations shall also be secured by the Lien created by the Mortgage upon all of the Owned Real Property. The Mortgage shall be executed by Borrower in favor of Agent and shall be duly recorded, at Borrower's expense, in each office where such recording is required to constitute a fully perfected Lien on the Owned Real Property. Borrower shall deliver to Agent, at Borrower's expense, mortgagee title insurance policies issued by a title insurance company satisfactory to Agent, which policies shall be in form and substance satisfactory to Agent and shall insure a valid first Lien in favor of Agent on the Owned Real Property, subject only to those exceptions acceptable to Agent and its counsel. Borrower shall deliver to Agent such other documents, including, without limitation, as-built survey prints of the Owned Real Property, as Agent and its counsel may reasonably request relating to the Owned Real Property.

     6.5 Release of Liens in Equipment Collateral and Owned Real Property. At such time as the Term Loan shall have been paid in full and provided no Default or Event of Default shall then exist, Agent, for and on behalf of Lenders, will promptly release its Liens in the Equipment Collateral and the Owned Real Property. All reasonable costs and expenses incurred by Agent in connection with such release shall be paid by Borrower.

SECTION 7.     COLLATERAL  ADMINISTRATION

     7.1     General Provisions

          7.1.1 Location of Collateral. All Collateral consisting of Inventory of Borrower and its Subsidiaries, other than Inventory in transit, shall at all times be kept by Borrower and its Subsidiaries at one or more of the business locations set forth in Schedule 7.1.1 hereto, and all of the Equipment Collateral, other than motor vehicles, shall at all times be kept by Borrower at the Real Property or as permitted pursuant to this Section 7.1.1(vi), and shall not, without the prior written approval of Agent, be moved therefrom, except, prior to an Event of Default, for: (i) sales of Inventory in the ordinary course of business; (ii) Inventory delivered to processors in the ordinary course of business having a value of no more than $500,000 in the possession of any single processor at any one time; (iii) Inventory having a value of no more than $500,000 stored at any one time in a temporary storage or warehouse facility for less than thirty (30) days; (iv) removals in connection with dispositions of Equipment Collateral that are authorized by Section 7.4.2 hereof; (v) movement of Equipment Collateral from one facility included within the Real Property to another facility included within the Real Property; and (vi) the storage of Collateral consisting of Inventory at locations within the continental United States other than those shown in Schedule 7.1.1 hereto and the relocation of Collateral consisting of

Equipment Collateral at locations other than at the Real Property if (a) Borrower gives Agent written notice of such a location at least thirty (30) days prior to storing Inventory or Equipment Collateral at such location, and
(b) Agent's Lien in such Inventory or Equipment Collateral is and continues to be a duly perfected Lien thereon (and Borrower shall have taken such action as may be required pursuant to Section 6.3 hereof to perfect Agent's Lien thereon) subject to no other Lien thereon except for Permitted Liens.

          7.1.2 Insurance of Collateral. Borrower shall maintain and pay for insurance upon all tangible Collateral wherever located and with respect to Borrower's business, covering casualty, hazard, public liability and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Agent, and with deductibles not in excess of $250,000. Borrower shall deliver the originals or copies (which copies shall be certified if requested by Agent) of such policies to Agent with satisfactory lender's loss payable endorsements naming Agent as sole loss payee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Agent may, at its option, but shall not be required to, procure the same and charge Borrower therefor. Borrower agrees to deliver to Agent, promptly, if requested by Agent, true copies of all reports made in any reporting forms to insurance companies. In addition to the insurance required herein with respect to the Collateral, Borrower shall maintain, with financially sound and reputable insurers, insurance with respect to its Properties and business against such casualties and contingencies of such type (including product liability, business interruption, larceny, embezzlement, or other criminal misappropriation insurance) and in such amounts as is customary in the business of Borrower, or as otherwise may be reasonably required by Agent. All proceeds of insurance received by Borrower or Agent on account of any casualty to the Collateral or other insured risk shall be applied as follows:

          (i) if an Event of Default exists, all such insurance proceeds shall, at Agent's option, be deemed Net Proceeds and paid to Agent as a mandatory prepayment of the Loans pursuant to Section 4.4 hereof; and

          (ii) if no Event of Default exists, all such insurance proceeds of any claim of less than $1,000,000 shall be released to Borrower for the purpose of Borrower's repairing, replacing or restoring the damaged or destroyed Collateral (and, if replaced, the replacement Collateral shall be subject to Lender's duly perfected first priority Lien therein subject to no other Lien other than Permitted Liens), and all such insurance proceeds of any claim of more than $1,000,000 shall be remitted to Agent and added to the Cash Collateral Account and released to Borrower from time to time, but not more often than monthly, against such evidence of repair, replacement or restoration as Agent may reasonably require (subject, as aforesaid, in the case of replacement Collateral).

          7.1.3 Protection of Collateral. All reasonable expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, all Taxes imposed by any Applicable Law on any of the Collateral or in respect of the sale thereof, and all other payments required to be made by Agent to any Person to realize upon the Collateral, shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, Agent may, at its option, but shall not be required to, pay the same and charge Borrower therefor. Agent shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Agent's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.

     7.2     Administration of Accounts.

          7.2.1 Records and Schedules of Accounts. Borrower shall keep accurate and complete records of all Accounts of Borrower and each of its Subsidiaries and all payments and collections thereon and shall submit to Agent the following reports:

          (i) A Borrowing Base Certificate dated as of the last day of the preceding fiscal month, or more frequently if reasonably requested by Agent, reflecting the amount of Eligible Accounts of Borrower and its Subsidiaries, the amount of the Factoring Credit Balances, and the amount of Revolver Loans and Letters of Credit and Letter of Credit Guaranties outstanding as of the end of the period for which such Borrowing Base Certificate is rendered, and such other information relating thereto as Agent may reasonably request;

          (ii) On or before the fifteenth (15th) day of each fiscal month, a summary (or, if requested by Agent, a detailed) aged trial balance, in form reasonably acceptable to Agent, of all Accounts of Borrower and each of its Subsidiaries existing as of the last day of the preceding fiscal month, specifying the names and addresses of each Account Debtor, and the face value, dates of invoices and the due dates for each invoice so listed ("Schedule of Accounts"); and

          (iii) At any time while Availability is less than $5,000,000 or a Default or Event of Default exists, upon Agent's reasonable request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to all Accounts listed on any Borrowing Base Certificate and such other matters and information relating to the status of the Accounts of Borrower and each of its Subsidiaries as Agent shall reasonably request.

          7.2.2 Discounts, Allowances, Disputes. Upon the granting of any discounts, allowances or credits by Borrower or any of its Subsidiaries in excess of $100,000 or not in the ordinary course of business which in either case are not shown on the face of the invoice for the Account involved, Borrower shall promptly report such discounts, allowances or credits, as the case may be, to Agent and in no event later than the time of its submission to Agent of the next Schedule of Accounts as provided in
Section 7.2.1(ii).

In the event any amounts due and owing in excess of $100,000 are in dispute between Borrower or any of its Subsidiaries and any Account Debtor, Borrower shall provide Agent, at its request, with a report thereon, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

          7.2.3 Taxes. Subject to the provisions of Section 9.1.1, if an Account of Borrower or any of its Subsidiaries includes a charge for any Tax payable to any governmental taxing authority, Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower. Borrower shall notify Agent if any Account of Borrower or any of its Subsidiaries includes any Tax due to any governmental taxing authority and, in the absence of such notice, after Agent's giving of a Payment Direction Notice, the full amount of such Account shall be applied to the Obligations and neither Agent nor any Lender shall be liable for any Taxes to any governmental taxing authority that may be due by Borrower or any of its Subsidiaries by reason of the sale and delivery creating such Account.

          7.2.4 Account Verification. Whether or not a Default or an Event of Default exists, any of Agent's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Agent, or any designee of Agent, to verify the validity, amount or any other matter relating to any Accounts of Borrower or any of its Subsidiaries by mail, telephone, telegraph or otherwise. Borrower shall cooperate, and shall cause each Subsidiary to cooperate, fully with Agent in an effort to facilitate and promptly conclude any such verification process.

          7.2.5 Maintenance of Dominion Account. Borrower shall at all times maintain a lockbox or lockboxes ("Lockboxes") with a bank or banks ("Lockbox Banks") selected by Borrower and reasonably acceptable to Agent and shall direct, and shall cause each of its Subsidiaries to direct, all Account Debtors of Borrower and each of its Subsidiaries to remit payments of Accounts of Borrower and each of its Subsidiaries to the Lockboxes. For so long as Availability equals or exceeds $5,000,000 and no Default or Event of Default exists, Borrower shall be permitted to receive from the Lockbox Banks all payments or other remittances of Accounts and other proceeds of the Collateral received in the Lockboxes, and to receive from each Factor the Factoring Credit Balances. If, at any time, (i) Availability is less than $5,000,000 or (ii) a Default or Event of Default exists, Agent may in its sole discretion (and, at the written direction of the Required Lenders, shall) give to Borrower, the Lockbox Banks and each factor a written payment direction notice ("Payment Direction Notice") directing that all such payments or other remittances received in the Lockboxes shall be deposited by the Lockbox Banks in the Dominion Account, and all Factoring Credit Balances shall be remitted to Agent, in each case for application to the Obligations which, in the case of the foregoing clause (i), may be reborrowed as a Revolver Loan subject to the provisions of Section 1.1 hereof and the other terms of this Agreement and the other Loan Documents. Borrower shall issue to the Lockbox Banks, and the Lockbox Banks shall agree and undertake, upon receipt of a Payment Direction Notice, to deposit all payments or other remittances received in the Lockboxes to the Dominion Account. All funds deposited in the Dominion Account after Agent's giving of a Payment Direction Notice shall immediately become the property of Agent and Borrower shall obtain the agreement by the Lockbox Banks to waive any offset rights against the funds so deposited. Agent assumes no responsibility for such lockbox arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by the Lockbox Banks thereunder.

          7.2.6 Collection of Accounts, Proceeds of Collateral. To expedite collection, Borrower shall endeavor in the first instance to make collection of all Accounts of Borrower and each of its Subsidiaries which are not Factored Accounts for Agent for the Pro Rata benefit of Lenders. After Agent's giving of a Payment Direction Notice, all remittances received by Borrower and each of its Subsidiaries on account of its respective Accounts (including Factored Accounts), together with the proceeds of any other Collateral, shall be held as Agent's property by Borrower and each Subsidiary as trustee of an express trust for Agent's benefit and Borrower shall immediately deposit the same in kind in the Dominion Account. Agent retains the right at all times during the existence and continuance of an Event of Default to notify Account Debtors that Accounts have been assigned to Agent and to collect Accounts directly in its own name and to charge the collection costs and expenses, including reasonable attorneys' fees, to Borrower.

     7.3     Administration of Inventory.

          7.3.1 Records and Reports of Inventory. Borrower agrees to furnish Agent with Inventory reports at such times as Agent may reasonably request, but at least once each month to be delivered to Agent no later than the twentieth (20th) day of each month for Inventory existing as of the last day of the preceding fiscal month. Such reports shall be in form and detail reasonably satisfactory to Agent. Borrower shall conduct, and cause each of its Subsidiaries to conduct, a physical inventory no less frequently than annually and shall provide to Agent a report of such physical inventory promptly thereafter, together with such supporting information as Agent shall reasonably request.

          7.3.2 Returns of Inventory by Account Debtor. If at any time or times hereafter any Account Debtor returns any Inventory of Borrower or any of its Subsidiaries the shipment of which generated an Account on which such Account Debtor is obligated in excess of $100,000, Borrower shall notify Agent of the same immediately, specifying the reason for such return and the location and condition of the returned Inventory.

     7.4     Administration of Equipment Collateral.

          7.4.1 Records and Schedules of Equipment Collateral. Borrower shall keep accurate records itemizing and describing the kind, type, quantity and value of the Equipment Collateral and all dispositions made in accordance with subsection 7.4.2 hereof, and shall furnish Agent with a current schedule containing the foregoing information on at least an annual basis and more often if reasonably requested by Agent.

          7.4.2 Dispositions of Equipment Collateral. Borrower will not sell, lease or otherwise dispose of or transfer ownership of any of the Equipment Collateral or any part thereof without the prior written consent of Agent; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (i) dispositions of Equipment Collateral which, in the aggregate during any consecutive twelve-month period, has a fair market value or book value, whichever is more, of $1,000,000 or less, provided that all Net Proceeds thereof are remitted to Agent and applied as a mandatory prepayment of the Term Loan pursuant to and in accordance with Section 4.5 of this Agreement, or (ii) replacements of Equipment Collateral that is substantially worn, damaged or obsolete with Equipment Collateral of like kind, function and value, provided that the replacement Equipment Collateral shall be acquired prior to or concurrently with any disposition of the Equipment Collateral that is to be replaced, the replacement Equipment Collateral shall be subject to the first priority perfected Lien of Agent, subject to no other Liens other than Permitted Liens applicable thereto, and Agent shall have been given at least five (5) days prior written notice of such disposition.

          7.4.3 Condition of Equipment Collateral. The Equipment Collateral is in good operating condition and repair, reasonable wear and tear excepted and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment Collateral shall be maintained and preserved, reasonable wear and tear excepted.

     7.5     Payment of Charges.  All amounts chargeable to Borrower under
Section 7 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the rate applicable to Revolver Loans that are Base Rate Loans from time to time.

SECTION 8.     REPRESENTATIONS AND WARRANTIES

     8.1 General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Borrower warrants and represents to Agent and Lenders that:

          8.1.1 Organization and Qualification. Each of Borrower and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Borrower and its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Schedule 8.1.1 hereto and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary or in which the failure of Borrower or any of its Subsidiaries to be so qualified would have a Material Adverse Effect.

          8.1.2     Corporate Power and Authority.  Each of Borrower and its
Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party.  The execution, delivery and performance of this Agreement and each of the other Loan Documents by Borrower and its Subsidiaries that are parties thereto have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of Borrower or any of its Subsidiaries which has not been obtained; (ii) contravene Borrower's or any of its Subsidiaries' charter, articles or certificate of incorporation or by-laws; (iii) violate, or cause
Borrower or any of its Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower or any of its Subsidiaries; (iv) result in a breach of or constitute a default under the Senior Subordinated Notes Indenture or any other indenture or loan or credit agreement or any other agreement, lease or instrument to which
Borrower or any of its Subsidiaries is a party or by which it or its
Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with
respect to any of the Properties now owned or hereafter acquired by Borrower or any of its Subsidiaries.

          8.1.3 Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each of Borrower and its Subsidiaries enforceable against it in accordance with its respective terms.

          8.1.4 Capital Structure. As of the date hereof, Schedule 8.1.4 hereto states (i) the correct name of each of the Subsidiaries of Borrower, its jurisdiction of incorporation and the percentage of its Capital Stock owned by Borrower, (ii) the name of each of Borrower's Affiliates and the nature of the affiliation, (iii) the number, nature and holder of all Capital Stock of Borrower and each Subsidiary of Borrower, and (iv) the number of authorized, issued and treasury shares of Borrower and each Subsidiary of Borrower. Borrower has good title to all of the shares it purports to own of the Capital Stock of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable.

          8.1.5 Corporate Names. Neither Borrower nor any of its Subsidiaries has been known as or used any corporate, fictitious or trade names during the past five (5) years except those listed on Schedule 8.1.5 hereto. Except as set forth on Schedule 8.1.5, neither Borrower nor any of its Subsidiaries has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

          8.1.6 Business Locations; Agent for Process. Each of Borrower's and its Subsidiaries' chief executive office and other places of business are as listed on Schedule 7.1.1 hereto. During the preceding one
(1) year period, neither Borrower nor any of its Subsidiaries has had an office, place of business or agent for service of process other than as listed on Schedule 7.1.1 hereto.

          8.1.7 Title to Properties; Priority of Liens. Each of Borrower and its Subsidiaries has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Borrower has paid or discharged all lawful claims which, if unpaid, might become a Lien against any of Borrower's Properties that is not a Permitted Lien. The Liens granted to Agent under Section 6 hereof are first priority Liens, subject only to those Permitted Liens that are expressly stated to have priority over the Liens of Agent.

          8.1.8 Accounts. With respect to all Account of Borrower and its Subsidiaries which Borrower includes in a Borrowing Base Certificate, Borrower represents and warrants to Agent and Lenders that Agent may rely, in determining which of such Accounts are Eligible Accounts, on all statements and representations made by Borrower with respect to such Accounts, and, unless otherwise indicated in writing to Agent, that with respect to each such Account:

          (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment, Instrument, Document or Chattel Paper;

          (ii) It arises out of a completed, bona fide sale and delivery of goods by Borrower or any of its Subsidiaries in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrower or any of its Subsidiaries and the Account Debtor;

          (iii) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale, a copy of which has been furnished or is available to Agent;

          (iv) To the best knowledge of Borrower, such Account, and Agent's Lien therein, is not, and will not (by voluntary act or omission of Borrower or any of its Subsidiaries) be in the future, subject to any offset, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes which may result in returned goods;

          (v) Such Account is absolutely owing to Borrower or any of its Subsidiaries and is not contingent in any respect or for any reason;

          (vi) Neither Borrower nor any of its Subsidiaries has made any agreement with any Account Debtor thereunder for any deduction therefrom, except discounts or allowances which are granted by Borrower and such Subsidiary in the ordinary course of its respective business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Agent pursuant to Section 7.2.1 hereof;

          (vii) To the best knowledge of Borrower, there are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Agent with respect thereto;

          (viii) To the best of Borrower's knowledge, the Account Debtor thereunder (a) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (b) such Account Debtor is Solvent;

          (ix) To the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which are reasonably likely to result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account; and

          (x) Any contract under which such Account arose does not condition or restrict the right of Borrower or any of its Subsidiaries to assign to Agent the right to payment thereunder unless Borrower and its Subsidiaries have obtained the Account Debtor's consent to such collateral assignment or complied with conditions to such assignment (regardless of whether under the Code or other Applicable Law any such restrictions are ineffective to prevent the grant of a Lien upon such Account in favor of Agent).

          8.1.9     Financial Statements; Fiscal Year.

          (i) The Consolidated balances sheets of Borrower and its Subsidiaries, as of December 31, 1994, December 30, 1995 and November 30, 1996, and those which are from time to time delivered by Borrower to Agent and Lenders pursuant to Section 9.1.9 of this Agreement, and the related statements of income, changes in stockholder's equity and cash flow for the periods ended on such dates, fairly present the financial position of Borrower and its Subsidiaries at such dates and the results of the operations of Borrower and its Subsidiaries for the respective periods then ended.
Since November 30, 1996, there has been no material change in the condition, financial or otherwise, of Borrower and its Subsidiaries, or any event, condition or state of fact which would have a Material Adverse Effect;

          (ii) The pro-forma Consolidated balance sheet of Borrower and its Subsidiaries delivered to Agent pursuant to Section 10.1.1(xxi) of this Agreement was prepared in accordance with GAAP (except as otherwise described therein) and fairly presents the assets, liabilities and financial condition of Borrower and its Subsidiaries as of the date thereof, giving effect to the consummation of the transactions contemplated by this Agreement and the Acquisition; and

          (iii) The fiscal year of Borrower and each of Borrower's Subsidiaries ends on the Saturday closest to December 31 of each year.

          8.1.10 Full Disclosure. The financial statements referred to in Section 8.1.9 hereof do not, nor does this Agreement or any other written statement of Borrower or its Subsidiaries delivered to Agent, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. To the best of Borrower's knowledge, there is no fact which Borrower has failed to disclose to Agent and each Lender in writing which materially affects adversely or, so far as Borrower can now foresee, will materially affect adversely the Properties, business, prospects, profits or condition (financial or otherwise) of Borrower or any of its Subsidiaries or the ability of Borrower or its Subsidiaries to perform this Agreement or the other Loan Documents.

          8.1.11 Solvent Financial Condition. Each of Borrower and its Subsidiaries is now and, after giving effect to the Loans to be made hereunder, at all times will be, Solvent.

          8.1.12 Surety Obligations. Except as shown on Schedule 8.1.12 hereto, neither Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

          8.1.13 Taxes. The federal tax identification number of Borrower and each of its Subsidiaries is shown on Schedule 8.1.13 hereto. Borrower and each of its Subsidiaries have filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all Taxes that are reflected on such returns. The provision for Taxes on the books of Borrower and each of its Subsidiaries is adequate for all years not closed by applicable statutes, and for its current fiscal year.

          8.1.14 Brokers. There are no claims against Borrower for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

          8.1.15 Patents, Trademarks, Copyrights and Licenses. Each of Borrower and its Subsidiaries owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and, to the best of Borrower's knowledge, planned future conduct of its business, without any known conflict with the rights of others. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights to the extent material in Borrower's reasonable judgment to the conduct of Borrower's business are listed on Schedule 8.1.15 hereto.

          8.1.16 Governmental Consents. Each of Borrower and its Subsidiaries has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct in all material respects its respective business as heretofore or proposed to be conducted by it and to own or lease and operate in all material respects its Properties as now owned or leased by it.

          8.1.17 Compliance with Laws. Each of Borrower and its Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all Applicable Law and there have been no citations, notices or orders of noncompliance issued to Borrower or any of its Subsidiaries under any such law, rule or regulation where such non-compliance could reasonably be expected to have a Material Adverse Effect. Each of Borrower and its Subsidiaries has established and maintains an adequate monitoring system to insure that it remains in compliance with all federal, state and local laws, rules and regulations applicable to it. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. Section 201 et seq.), as amended.

          8.1.18 Restrictions. Neither Borrower nor any of its Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties. Except as set forth on Schedule 8.1.18 hereto, neither Borrower nor any of its Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by Borrower or any of its Subsidiaries, as applicable.

          8.1.19 Litigation. Except as set forth on Schedule 8.1.19 hereto, there are no actions, suits, proceedings or investigations pending on the date hereof, or to the knowledge of Borrower, threatened on the date hereof, against or affecting Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of Borrower or any of its Subsidiaries, which in any case, seek the recovery of monetary damages in excess of $100,000 and no such action, suit or proceeding will, if decided adversely, have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries is in default on the date hereof with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

          8.1.20 No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. Neither Borrower nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person.

          8.1.21 Leases. Schedule 8.1.21 hereto is a complete listing of all capitalized and operating leases of Borrower and its Subsidiaries on the date hereof which, in the case of capital leases, has a Capital Lease Obligation of more than $500,000 and, in the case of operating leases, is deemed material by Borrower. Each of Borrower and its Subsidiaries is in compliance in all material respects with all of the terms of each of its respective capitalized and operating leases.

          8.1.22 Pension Plans. Except as disclosed on Schedule 8.1.22 hereto, neither Borrower nor any of its Subsidiaries has any Plan on the date hereof. Borrower and each ofits Subsidiaries is in full compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that is reasonably likely to result in a Material Adverse Effect exists in connection with any Plan. Neither Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multi employer Plan.

          8.1.23 Trade Relations. There exists no present condition or state of facts or circumstances which would materially affect adversely Borrower or any of its Subsidiaries or prevent Borrower or any of its Subsidiaries from conducting its business after the consummation of the transactions contemplated by this Agreement and the Purchase Documents in substantially the same manner in which it has heretofore been conducted, and, to the best of Borrower's knowledge, there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower or any of its Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower or any of its Subsidiaries, or with any material supplier.

          8.1.24 Labor Relations. Except as described on Schedule 8.1.24 hereto, neither Borrower nor any of its Subsidiaries is a party on the date hereof to any collective bargaining agreement. To the best of Borrower's knowledge, there does not exist on the date hereof any material grievances, disputes or controversies with any union or any other organization of Borrower's or any of its Subsidiaries' employees, which, if decided adversely, would have a Material Adverse Effect, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

          8.1.25 Investment Company Act; Public Utility Holding Company Act. Borrower is not an "investment company" or "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940, or a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

          8.1.26 Margin Stock. Neither Borrower nor any of its Subsidiaries is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

          8.1.27 Acquisition; Transactions Contemplated by Purchase Documents. The Purchase Documents are in full force and effect as of the date hereof and have not been amended or waived by any party thereto in any material respect. All representations and warranties of the parties to the Purchase Documents are, to the best of Borrower's knowledge, true and correct in all material respects as of the date hereof with the same effect as though made on and as of the date hereof. All requisite approvals by governmental authorities and regulatory bodies having jurisdiction over Borrower or its shareholders in connection with the Acquisition contemplated by the Purchase Documents have been duly obtained and no such approvals impose any conditions to the consummation of the transactions contemplated by the Purchase Documents or to the conduct of the business of Borrower in the same manner as heretofore conducted. Borrower has not been notified that legal proceedings adverse to the transaction contemplated by the Purchase Documents are contemplated by any Person, including any governmental body or agency.

          8.1.28 Senior Subordinated Notes. The Obligations, as and when incurred, shall be senior in right of payment to all of the principal of, interest on, and all other amounts payable in respect of, the Senior Subordinated Notes and shall be entitled to the benefit of the subordination provisions set forth in the Senior Subordinated Notes Indenture.

     8.2 Reaffirmation. Each request for a Revolver Loan made by Borrower pursuant to this Agreement shall constitute (i) an automatic representation and warranty by Borrower to Agent and each Lender that there does not then exist any Default or Event of Default and (ii) a reaffirmation as of the date of such request that all of the representations and warranties of Borrower and its Subsidiaries contained in this Agreement and the other Loan Documents are true in all material respects except for any changes in the nature of the business or operations of Borrower and its Subsidiaries that would render the information contained in any Schedule or Exhibit attached hereto either inaccurate or incomplete, so long as Agent has consented to such changes or such changes are not prohibited by this Agreement.

     8.3. Survival of Representations and Warranties. Borrower covenants, warrants and represents to Agent and each Lender that all representations and warranties of Borrower and its Subsidiaries contained in this Agreement or any of the other Loan Documents shall be true at the time of the execution of this Agreement and the other Loan Documents, and shall survive the execution, delivery and acceptance thereof by Agent and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 9.     COVENANTS AND CONTINUING AGREEMENTS

     9.1 Affirmative Covenants. For so long as there are any Commitments outstanding and thereafter until payment in full of the Obligations, Borrower covenants that, unless otherwise consented to by Agent in writing, it shall:

          9.1.1 Taxes and Liens. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges upon it, its income and Property as and when such taxes, assessments and charges are due and payable, except and to the extent only that (i) such taxes, assessments and charges are being actively contested in good faith and by appropriate proceedings, (ii) Borrower maintains adequate reserves on its books therefor in accordance with GAAP and (iii) the nonpayment of such taxes, assessments and charges does not result in a Lien upon any Property of Borrower or any of its Subsidiaries other than a Permitted Lien. Borrower shall also pay and discharge, and cause each of its Subsidiaries to pay and discharge, any lawful claims which, if unpaid, would become a Lien against any Property of Borrower or any of its Subsidiaries that is not a Permitted Lien.

          9.1.2 Tax Returns. File, and cause each of its Subsidiaries to file, all federal, state and local tax returns and other reports Borrower and each of its Subsidiaries is required by law to file and maintain adequate reserves in accordance with GAAP for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its profits, or upon any Property belonging to it.

          9.1.3 Business and Existence. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its separate corporate existence and all rights, privileges and franchises in connection therewith, and maintain, and cause each of its Subsidiaries to maintain, its qualification and good standing in all states in which the failure to be so qualified would have a Material Adverse Effect.

          9.1.4 Maintain Property. Maintain, and cause each of its Subsidiaries to maintain, its Property in good condition and make, and cause each of its Subsidiaries to make, all necessary renewals, repairs, replacements, additions and improvements thereto which are material to its respective financial condition or business operations in accordance with the business practices of Borrower and its Subsidiaries as presently conducted.

          9.1.5 Compliance with Laws. Comply, and cause each of its Subsidiaries to comply, with all laws, ordinances, governmental rules and regulations to which it is subject, including, without limitation, all Environmental Laws, and obtain and keep in force any and all licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its Property or to the conduct of its business, which violation or failure to obtain or keep in force would have a Material Adverse Effect.

          9.1.6 ERISA Compliance. (i) At all times make prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to each Plan; (ii) promptly after the filing thereof, furnish to Agent copies of any annual report required to be filed pursuant to ERISA in connection with each Plan and any other employee benefit plan of it and its Affiliates subject to said Section; (iii) notify Agent as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any Plan which Borrower believes might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States district court of a trustee to administer the Plan; and (iv) furnish to Agent, promptly upon Agent's request therefor, such additional information concerning any Plan or any other such employee benefit plan as may be reasonably requested.

          9.1.7     Business Records.  Keep, and cause each of its

Subsidiaries to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions.

          9.1.8 Visits and Inspections. Permit representatives of Agent and each Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Property of Borrower and each of its Subsidiaries, inspect and make extracts from its books and records, and discuss with its officers, its employees and, upon advance notice to Borrower, its independent accountants, the business, assets, liabilities, financial condition, business prospects and results of operations of Borrower and each of its Subsidiaries.

          9.1.9 Financial Statements. Cause to be prepared and furnished to Agent and each Lender the following (all to be kept and prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Agent and each Lender and is consistent with GAAP):

          (i) As soon as possible, but not later than ninety (90) days after the close of each fiscal year of Borrower, unqualified audited financial statements of Borrower and its Subsidiaries as of the end of such year, on a Consolidated basis, certified by Ernst and Young or other certified public accountants of recognized national standing selected by Borrower and reasonably acceptable to Agent (except for a qualification for a change in accounting principles with which the independent public accountant concurs);

          (ii) As soon as possible, but not later than thirty (30) days after the end of each month hereafter, unaudited interim Consolidated financial statements of Borrower and its Subsidiaries as of the end of such month and of the portion of Borrower's fiscal year then elapsed, on a Consolidated basis, certified by one of the principal financial officers of Borrower as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Borrower and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

          (iii) Promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange; and

          (iv) Such other data and information (financial and otherwise) as Agent, from time to time, may reasonably request, bearing upon or related to the Collateral, or the financial condition or results of operations of Borrower and its Subsidiaries, including, without limitation, federal income tax returns of Borrower and its Subsidiaries, accounts payable ledgers, and bank statements, for inspection and copying by Agent.

     Concurrently with the delivery of the financial statements described in clause (i) of this Section 9.1.9, Borrower shall forward to Agent and each Lender a copy of the accountants' letter to Borrower's management that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to Agent and each Lender a certificate of the aforesaid certified public accountants certifying to Agent and each Lender that, based upon their examination of the financial statements of Borrower and its Subsidiaries performed in connection with their examination of said financial statements, they are not aware of any Default or Event of Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof. Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this Section 9.1.9, Borrower shall cause to be prepared and furnished to Agent and each Lender a certificate from one of the principal financial officers of Borrower certifying to Agent and each Lender that, to the best of his knowledge, no Default or Event of Default has occurred, or, if such Default or Event of Default has occurred, specifying the nature thereof, and a Compliance Certificate in the form of Exhibit D attached hereto, with appropriate insertions from one of the principal financial officers of Borrower.

          9.1.10     Notices to Agent.  Notify Agent in writing:
(i) promptly after Borrower's learning thereof, of (a) the commencement of any litigation affecting Borrower or any of its Subsidiaries or any of its respective Property, whether or not the claim is considered by Borrower to be covered by insurance, and (b) the institution of any administrative proceeding which in either case of clause (a) or (b), if decided adversely, would have a Material Adverse Effect; (ii) at least thirty (30) days prior thereto, of the opening of any new office or place of business of Borrower or any of its Subsidiaries or the closing of any existing office or place of business of Borrower or any of its Subsidiaries; (iii) promptly after Borrower's learning thereof, of any labor dispute to which Borrower or any of its Subsidiaries may become a party, or any strikes or walkouts relating to any of its plants or other facilities, which in either case will have a Material Adverse Effect, and the expiration of any labor contract to which it is a party or by which it is bound; (iv) promptly after Borrower's learning thereof, of any default by Borrower or any of its Subsidiaries under the Senior Subordinated Notes Indenture or of any material default under any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Indebtedness of Borrower or any of its Subsidiaries exceeding $500,000; (v) promptly upon the execution thereof, of any amendment to the Senior Subordinated Notes Indenture entered into by Borrower, and Borrower shall send Agent a copy thereof promptly thereafter;
(vi) after the occurrence thereof, of any Default or Event of Default; (vii) promptly after the occurrence thereof, of any default by any obligor under any note or other evidence of Indebtedness payable to Borrower or any of its Subsidiaries exceeding $500,000; and (viii) promptly after the rendition thereof, of any judgment in an amount exceeding $500,000 rendered against Borrower or any of its Subsidiaries.

          9.1.11 Further Assurances. At Agent's request, promptly execute or cause to be executed and deliver to Agent any and all documents, instruments and agreements deemed reasonably necessary by Agent to give effect to or carry out the terms or intent of this Agreement or any of the other Loan Documents.

          9.1.12 Projections. As soon as available, and in any event no later than the end of each fiscal year of Borrower, deliver to Agent and each Lender Projections of Borrower and its Subsidiaries for the forthcoming fiscal year, fiscal quarter by fiscal quarter.

          9.1.13 Environmental Events. Notify Agent in writing promptly after learning thereof (i) of any violation of any Environmental Law, (ii) of any inquiry, proceeding, investigation or other action, involving a request for information or a notice of potential environmental liability from any foreign, federal, state or local environmental agency or board, or (iii) of the discovery of the release of any Hazardous Material at, on, under or from any real Property owned or leased by Borrower or any of its Subsidiaries or any facility or equipment thereat in excess of reportable or reliable standards or levels under any Environmental Law, or in a manner and/or amount which could reasonably be expected to result in liability under any Environmental Law, in each case which would have a Material Adverse Effect. In the event of the presence of any Hazardous Materials on any real Property owned or leased by Borrower or any of its Subsidiaries which is in violation of, or which could reasonably be expected to result in liability under, any Environmental Law, in each case which would have a Material Adverse Effect, Borrower or any of its Subsidiaries, upon discovery thereof, shall take all necessary steps to initiate and expeditiously complete all remedial, corrective and other action to mitigate and eliminate any such adverse effect, and shall keep Agent informed of their actions and the results.

          9.1.14     Environmental Matters.

          (i) Within one (1) year of the Closing Date, evaluate all matters set forth by Borrower's environmental consultant, Conestoga-Rovers & Associates, in the following January, 1997 reports of environmental site assessment: (a) "Phase I and Phase II Environmental Site Assessment" for Spindale, North Carolina; (b) "Phase I and Phase II Environmental Site Assessment" for Sevierville, Tennessee; and (c) "Phase I Environmental Site Assessment" for Harris, North Carolina.

          (ii) In the event of promulgation of risk-based assessment guidelines by the North Carolina Department of Environmental Management ("NCDEM") further assess the contamination found at the Real Property located at Spindale, North Carolina in monitoring well 5 and the surrounding area and to implement all actions to remediate the contamination that may be required by NCDEM.

     9.2 Negative Covenants. For so long as there are any Commitments outstanding and thereafter until payment in full of the Obligations, Borrower covenants that, unless Agent has first consented thereto in writing, it will not:

          9.2.1 Mergers and Consolidations. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any Person, except for (i) a merger or consolidation between Subsidiaries of Borrower or involving only Borrower and one or more of its Subsidiaries in which Borrower is the surviving entity or (ii) a merger or consolidation in which Borrower is the surviving entity, if (a) immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing, (b) immediately after giving effect to such merger or consolidation on a pro forma basis (including, without limitation, any Indebtedness Incurred or anticipated to be Incurred in connection with such merger or consolidation), Borrower would be able to incur at least $1.00 of additional Indebtedness under Section 9.2.2(i) hereof (other than as Permitted Indebtedness), and (c) immediately after giving effect to such merger or consolidation on a pro forma basis, Borrower shall have a Consolidated Net Worth equal to or greater than its Consolidated Net Worth immediately prior to such merger or consolidation.

          9.2.2 Limitation on Indebtedness. Incur, directly or indirectly, or permit any of its Subsidiaries to Incur, directly or indirectly, any Indebtedness other than Permitted Indebtedness, except that, Borrower may Incur Indebtedness if (i) after giving pro forma effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Consolidated Fixed Charge Coverage Ratio exceeds 2.25 to 1 or (ii) such Indebtedness is Permitted Indebtedness. For the purposes of determining compliance with this Section 9.2.2, in the event that an item of Indebtedness is described in more than one clause of the definition of Permitted Indebtedness, Borrower, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

          9.2.3 Transactions with Affiliates. Enter into, directly or indirectly, or be a party to, or permit any of its Subsidiaries to enter into, directly or indirectly, or be a party to, any transaction or series of related transactions (including, but not limited to, the sale, transfer, disposition, purchase, exchange or lease of assets or Property, the making of any Investment, the giving of any guarantee or the rendering of any service) with or for the benefit of any Affiliate of Borrower, unless (i) such transaction or series of related transactions is in the best interest of Borrower or such Subsidiary, (ii) such transaction or series of related transactions is on terms no less favorable to Borrower or such Subsidiary than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of Borrower, and (iii) (a) with respect to a transaction or series of related transactions involving aggregate payments or Fair Market Value in excess of $1,000,000, Borrower delivers an Officer's Certificate to Agent to the effect that such transaction or series of related transactions complies with clauses (i) and
(ii) of this Section 9.2.3, (b) with respect to a transaction or series of related transactions involving aggregate payments or Fair Market Value in excess of $5,000,000, the Board of Directors, including a majority of the disinterested members of the Board of Directors, of Borrower approves such transaction or series of related transactions and, in its good faith judgment, believes that such transaction or series of related transactions complies with clauses (i) and (ii) above, as evidenced by a Board Resolution, and (c) with respect to a transaction or series of related transactions involving aggregate payments or Fair Market Value in excess of $10,000,000 or, with respect to a transaction or a series of related transactions involving aggregate payments or Fair Market Value in excess of $5,000,000 as to which no member of the Board of Directors of Borrower is disinterested, Borrower shall receive the written opinion of a nationally recognized firm of investment bankers, accountants, industry consultants or other appropriately qualified experts that such transaction or series of related transactions is fair to Borrower or to such Subsidiary. Notwithstanding the foregoing, the purchase by Borrower or any of its Subsidiaries of insurance from an Affiliate of Borrower, in the ordinary course of business of Borrower or such Subsidiary, need only comply with clauses (i) and (ii) above. For purposes of this Section 9.2.3, Borrower and its wholly-owned Subsidiaries shall be deemed not to be Affiliates.

          9.2.4     Name.  Use, or permit any of its Subsidiaries to use, any
corporate name (other than its own) or any fictitious name or "d/b/a" except
for the names disclosed on Schedule 8.1.5 attached hereto.

          9.2.5 Limitation on Liens. Incur, directly or indirectly, or permit any of its Subsidiaries to Incur, directly or indirectly, any Lien on or with respect to any of the Collateral, or any interest therein or income or profits therefrom, or any other Property of Borrower or such Subsidiary, or any interest therein or any income or profits therefrom, except for: (i) any Lien existing on any Property of a Person at the time such Person is merged or consolidated with or into Borrower or any Subsidiary of Borrower or becomes a Subsidiary of Borrower (and not Incurred concurrently with or in anticipation of such transaction) in a transaction permitted by this Agreement, provided that such Liens do not extend to the Collateral of Borrower and its Subsidiaries; (ii) any Lien existing on any Property of Borrower and its Subsidiaries (other than any Collateral) at the time of the acquisition thereof (and not Incurred concurrently with or in anticipation of such transaction); (iii) any Lien Incurred to secure the performance of statutory obligations, performance bonds or other obligations of a like nature Incurred in the ordinary course of business; (iv) any Lien to secure a Capitalized Lease Obligation or Capital Expenditure Indebtedness permitted by clause (i) of the definition of Permitted Indebtedness; (v) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, so long as reserves have been established to the extent required by GAAP; (vi) Liens existing as of the date of this Agreement other than with respect to the Collateral; (vii) Liens on any Property of Borrower or its Subsidiaries other than the Collateral to secure Permitted Indebtedness;
(viii) Liens to secure any permitted extension, renewal, refinancing, refunding or exchange, in whole or in part, of or for any Indebtedness secured by Liens referred to in the foregoing clauses (i) through (vii), provided that such Liens do not extend to any other Property and that the principal amount of the Indebtedness secured by such Liens is not increased;
(ix) Liens of the Factors in the Factored Accounts arising pursuant to the Factoring Agreements provided such Factors have executed a Factor Assignment and Intercreditor Agreement; and (x) Liens of Fleet in the Collateral (except for the Equipment Collateral) as security for the Project Loan Obligations provided such Liens are subject at all times to the Intercreditor Agreement and are junior and subordinate to the Liens of Agent in such Collateral as security for the Obligations.

          9.2.5     Limitation on Restricted Payments.

          (i) Make, directly or indirectly, or permit any of its Subsidiaries to make, directly or indirectly, any Restricted Payment if, at the time of and after giving effect to the proposed Restricted Payment:

          (a) any Default or Event of Default has occurred and is continuing; or

          (b) Borrower could not Incur at least $1.00 of additional Indebtedness pursuant to Section 9.2.2(i) hereof (other than as Permitted Indebtedness); or

          (c) the aggregate amount expended or declared for all Restricted Payments from December 15, 1993 exceeds the sum of (1) the aggregate net proceeds (including the Fair Market Value of Property other than cash) from sales of Capital Stock of Borrower (other than to a

Subsidiary of Borrower) and cash capital contributions to Borrower from its stockholders, plus (2) fifty percent (50%) of the aggregate cumulative Consolidated Adjusted Net Earnings of Borrower (or, if Consolidated Adjusted Net Earnings shall be a deficit, minus one hundred percent (100%) of such deficit) beginning on January 2, 1994 and ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment, plus (3) $1,000,000.

          (ii) The foregoing shall not prohibit any of the following (and none of the following shall be included in calculating the amount of Restricted Payments made or available to be made pursuant to Section 9.2.6(i)(c));

          (a) Any purchase or redemption of Capital Stock or Subordinated Debt out of the proceeds from the substantially concurrent sale of Capital Stock; and

          (b) Any purchase or redemption of Subordinated Debt out of the proceeds from the substantially concurrent sale of Subordinated Debt which is subordinated to the same extent as, or to a greater extent than, the Subordinated Debt which is being paid from such proceeds.

          (iii) So long as no Default or Event of Default shall have occurred and be continuing (or would result therefrom), the foregoing shall not prohibit any of the following (but the following shall be included in calculating the amount of Restricted Payments made and available to be made pursuant to Section 9.2.6(i)(c)):

          (a) Dividends paid by Borrower within sixty (60) days after declaration if they were permitted at the time of declaration;

          (b) Repurchases or redemptions of Capital Stock of employees and management of Borrower, at the Fair Market Value thereof, in an aggregate amount not to exceed $500,000 in any twelve-month period, upon any such individual's death, disability or termination of employment; and

          (c)     Restricted Payments not otherwise permitted to be made by
Section 9.2.6(i) made on or after December 15, 1996, in an aggregate amount not to exceed $7,000,000.

          9.2.7 Subsidiaries. Hereafter create or acquire any Subsidiary or divest itself of any material assets by transferring them to any Subsidiary to whose existence Agent has consented. In the event that, with Agent's consent, Borrower acquires or creates any Subsidiary, then, promptly upon the acquisition or creation thereof, Borrower shall cause such Subsidiary to execute and deliver to Agent the Guaranty Agreement and Security Documents granting Agent a first priority perfected Lien in all of the Collateral of such Subsidiary subject only to Permitted Liens. Any guarantee of a Subsidiary of the Obligations in favor of Agent shall be released upon any sale, exchange or transfer, to any Person not an Affiliate of Borrower, of all of Borrower's Capital Stock in, or all or substantially all of the assets of, such Subsidiary, provided that (i) such sale, exchange or transfer is not prohibited by this Agreement, (ii) no Default or Event of Default then exists, (iii) after giving effect to any such sale of a Subsidiary on a pro forma basis (and the resulting elimination of such

Subsidiary's Accounts and Inventory from the Borrowing Base), Availability is $1.00 or more.

          9.2.8 Limitation on Sale and Leaseback Transactions. Enter into, assume, guarantee or otherwise become liable with respect to, directly or indirectly, or permit any of its Subsidiaries to enter into, assume, guarantee or otherwise become liable with respect to, directly or indirectly, any Sale and Leaseback Transaction, except that the foregoing restriction shall not apply to any Sale and Leaseback Transaction involving Property of Borrower or any of its Subsidiaries which is not included in the Collateral, if the net proceeds from such transaction are at least equal to the Fair Market Value of the Property (other than the Collateral) being transferred and, at Borrower's option, (i) the obligations of Borrower or such Subsidiary with respect thereto are included as Indebtedness under Section 9.2.2 hereof and would be permitted thereunder and Borrower or such Subsidiary would be permitted to Incur a Lien to secure such Indebtedness under Section 9.2.5 hereof, or (ii) Borrower treats such transaction as an asset disposition permitted by Section 9.2.9 hereof.

          9.2.9 Limitation on Disposition of Assets. Sell, lease or otherwise dispose of any of the Collateral or permit any of its Subsidiaries to sell, lease or otherwise dispose of any of the Collateral, except as permitted by Section 7.4.2 of this Agreement and for sales of Inventory in the ordinary course of business of Borrower and each of its Subsidiaries for so long as no Default or Event of Default exists; or sell, lease or otherwise dispose of any of its other Property, or permit any of its Subsidiaries to sell, lease or otherwise dispose of any of its other Property, unless: (i) Borrower or such Subsidiary, as the case may be, receives consideration at the time of such sale at least equal to the Fair Market Value of the Property (other than the Collateral) disposed of and (ii) at least seventy-five percent (75%) of the consideration received by Borrower or such Subsidiary for such Property (other than the Collateral) is in the form of cash or Cash Equivalents.

          9.2.10 Margin Securities. Own, purchase or acquire (or enter into any contract to purchase or acquire), or permit any of its Subsidiaries to own, purchase or acquire, any Margin Stock unless, prior to any such purchase or acquisition or entering into any such contract, Agent shall have received an opinion of counsel satisfactory to Agent to the effect that such purchase or acquisition will not cause this Agreement to violate
Regulations G or U or any other regulation of the Federal Reserve Board then in effect; provided, however, the foregoing restriction shall not prohibit Borrower or any of its Subsidiaries from receiving ownership of, or holding a Lien in, any Margin Stock from an Account Debtor in settlement of, or as security for, an Account owing from such Account Debtor.

          9.2.11 Fiscal Year. Change, or permit any Subsidiary to change, its fiscal year, or permit any Subsidiary to have a fiscal year different from that of Borrower.

          9.2.12 Limitation on Issuance and Sale of Capital Stock of Subsidiaries. Permit any wholly-owned Subsidiary to issue any Capital Stock other than to Borrower or one of its wholly-owned Subsidiaries or permit any Person other than Borrower or one of its wholly-owned Subsidiaries to own any Capital Stock of a wholly-owned Subsidiary (other than directors' qualifying shares); or sell any of the Capital Stock of a Subsidiary of Borrower, or permit any Subsidiary of Borrower to sell any of the Capital Stock of any other Subsidiary, unless (i) Borrower or such Subsidiary, as the case may be, receives consideration at the time of such sale at least equal to the Fair Market Value of the Capital Stock disposed of and at least seventy-five percent (75%) of the consideration received by Borrower or such Subsidiary for such Capital Stock is in the form of cash or cash equivalents, (ii) no Default or Event of Default then exists, (iii) after giving effect to any such sale of Capital Stock on a pro forma basis (and the resulting elimination of such Subsidiary's Accounts and Inventory from the Borrowing
Base), Availability is $1.00 or more, and (iv) the aggregate book value of the Accounts and Inventory of such Subsidiary does not exceed $1,000,000.

          9.2.13 Subordinated Debt. Make any payment of principal or interest on any Subordinated Debt except as may be permitted by the terms of the instrument subordinating the payment of such Subordinated Debt to the Obligations; or prepay in whole or in part or otherwise repurchase, redeem or retire any of the Senior Subordinated Notes or other Subordinated Debt prior to the maturity date thereof except from the proceeds realized by Borrower from the issuance of any Capital Stock of Borrower after the Closing Date.

     9.3     Specific Financial Covenants.    For so long as there are any
Commitments outstanding and thereafter until payment in full of the Obligations, Borrower covenants that, unless Agent has first consented thereto in writing, it shall comply with the following financial covenants:

          9.3.1 Consolidated Cash Interest Coverage Ratio. Borrower shall Maintain a Consolidated Cash Interest Coverage Ratio for each consecutive twelve-month period of at least 1.5 to 1.0.

          9.3.2 Consolidated Net Worth. Borrower shall maintain at all times a Consolidated Net Worth equal to the sum of (i) $67,264,000, plus (ii) one hundred percent (100%) of the net income after taxes of Borrower and its Subsidiaries for the fiscal year in which the Closing Date shall occur and each fiscal year thereafter (but shall not decrease by any net losses), minus
(iii) the write-down in the value of Borrower's assets as a result of the Acquisition for the purpose of gaining the advantages of the Acquisition provided such reduction shall not occur later than one (1) year after the date of this Agreement and shall not exceed $5,400,000 on an after-tax basis, all as calculated in accordance with GAAP and reflected on the audited financial statements of Borrower and its Subsidiaries delivered to Agent and Lenders pursuant to Section 9.1.9 hereof.

SECTION 10.     CONDITIONS  PRECEDENT

     10.1 Conditions Precedent to Term Loan and Initial Revolver Loan on Closing Date. Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Agent and Lenders under the other sections of this Agreement, Lenders will have no obligation to make the Term Loan or the initial Revolver Loan under
Section 1 of this Agreement on the Closing Date unless and until, in addition to each of the conditions set forth in Section 10.2 hereof, each of the following conditions has been satisfied:

          10.2 Documentation. Agent shall have received the following documents, each to be in form and substance satisfactory to Agent and its counsel:

          (i) Copies of casualty insurance policies of Borrower, together with loss payable endorsements on Agent's standard form of Loss Payee Endorsement naming Agent as loss payee as its interests may appear, and certified copies of the liability insurance policies of Borrower and its Subsidiaries, together with endorsements naming Agent as a coinsured;

          (ii) Copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of Agent in the Collateral and evidence in a form acceptable to Agent that such Liens constitute valid and perfected first priority security interests and Liens, subject only to those Permitted Liens which are expressly stated to have priority over the Liens of Agent;

          (iii) Copies of the Articles of Incorporation of Borrower and each of its Subsidiaries, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation;

          (iv) Good standing certificates for Borrower and each of its Subsidiaries issued by the Secretary of State or other appropriate official of Borrower's and each of its Subsidiaries' jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's and such Subsidiary's business activities necessitates qualification and in which the failure of Borrower and such Subsidiary's to be so qualified would have a Material Adverse Effect;

          (v) A closing certificate signed by one of the principal financial officers of Borrower, dated as of the Closing Date, stating that
(a) the representations and warranties set forth in Section 8 hereof are true and correct in all material respects on and as of such date, (b) Borrower and its Subsidiaries are on such date in compliance in all material respects with all the terms and provisions set forth in this Agreement and the other Loan Documents, and (c) on such date no Default or Event of Default exists;

          (vi) The Security Documents duly executed, accepted and acknowledged by or on behalf of each of the signatories thereto;

          (vii) The Other Agreements duly executed and delivered by Borrower;

          (viii) The favorable, written opinion of counsel to Borrower and its Subsidiaries as to the transactions contemplated by this Agreement and the other Loan Documents;

          (ix) Written instructions from Borrower directing the application of proceeds of the Term Loan and of the initial Revolver Loan made to Borrower pursuant to this Agreement on the Closing Date;

          (x) Certificates of the Secretary or an Assistant Secretary of Borrower and each of its Subsidiaries certifying (a) that attached thereto is a true and complete copy of the Bylaws of Borrower or such Subsidiary, as in effect on the date of such certification, (b) that attached thereto is a true and complete copy of the resolutions adopted by the Board of Directors of Borrower or such Subsidiary, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which Borrower or such Subsidiary is a party and the consummation of the transactions contemplated hereby and thereby, and (c) as to the incumbency and genuineness of the signature of each officer of Borrower or such Subsidiary executing this Agreement or any of the Loan Documents;

          (xi) Duly executed agreement for the establishment of the Dominion Account and a payment direction agreement with each Lockbox Bank providing for the establishment of the Dominion Account and instructions to each Lockbox Bank as to the application of Payment Items received in the Lockbox upon receipt of a Payment Direction Notice;

          (xii) Fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies, marked to Agent's satisfaction to evidence the form of such policy to be delivered after the Closing Date), in standard ALTA form (including a revolving credit endorsement, comprehensive endorsement, tie-in endorsement and such other endorsements as Agent may request), issued by a title insurance company satisfactory to Agent, in an aggregate amount as specified by Agent, insuring the Mortgage to create a valid Lien on the Owned Real Property with no exceptions which Agent shall not have approved in writing and no general survey exceptions;

          (xiii) As-built surveys with respect to each tract of the Owned Real Property, which surveys shall indicate the following: (a) an accurate metes and bounds or lot, block and parcel description of the Owned Real Property; (b) the correct location of all buildings, structures and other improvements on the Owned Real Property, including, without limitation, all streets, easements, rights of way and utility lines; (c) the location of ingress and egress from the Owned Real Property, and the location of any set-back or other building lines affecting the Owned Real Property; and (d) a certificate by a registered land surveyor in form and substance acceptable to Agent, certifying to Agent the accuracy and completeness of such survey and to such other matters relating to the Owned Real Property and surveys as Agent shall require;

          (xiv) Copies of Phase I assessments and other environmental reports with respect to each tract of the Owned Real Property conducted at the expense of Borrower by an environmental engineer selected by Borrower and reasonably acceptable to Agent each in form and substance satisfactory to Agent, together with a letter from such environmental engineer addressed to Agent advising Agent that it is entitled to rely on such environmental reports in extending the credit contemplated by this Agreement;

          (xv) Zoning letters for each parcel of the Owned Real Property, issued by the appropriate authority in form and substance satisfactory to Agent, certifying as to the zoning of each parcel of the Owned Real Property and the permitted uses under such zoning classification and that the Owned Real Property is not being operated in violation of any such zoning ordinances;

          (xvi) Written confirmations from all Persons which have been granted Liens (other than Permitted Liens) in any Collateral of the balance due on the Indebtedness owed to them as of the Closing Date and that simultaneously with the receipt thereof such Persons will execute and deliver to Agent such releases and terminations as may be necessary to release and cancel of record their Liens in any Collateral;

          (xvii) Copies of the Purchase Documents, accompanied by the certificate of one of the principal financial officers of Borrower as to certain representations and warranties contained therein and the consummation of the Acquisition contemplated thereby;

          (xviii)   Good standing certificates for Seller issued by the
Secretary of State or other appropriate official of Seller's jurisdiction of incorporation;

          (xix) Certificates of the Secretary or an Assistant Secretary of Borrower and Seller certifying (a) that attached thereto is a true and complete copy of the resolutions adopted by the Board of Directors of each of Borrower and Seller authorizing the execution, delivery and performance of the Purchase Documents and the consummation of the transactions contemplated thereby, and (b) as to the incumbency and genuineness of the signature of each officer of Borrower and Seller executing the Purchase Documents and the other documents executed in connection therewith;

          (xx) Copies of the opinions of counsel to Borrower and Seller issued pursuant to the Purchase Documents, in each case accompanied by a letter from such counsel addressed to Agent and Lenders advising Agent and Lenders that they are entitled to rely on such opinions in extending the credit contemplated by this Agreement;

          (xxi) A pro-forma Consolidated balance sheet of Borrower and its Subsidiaries, as of the fiscal month ended closest to December 31, 1996, prepared in accordance with GAAP on a pro forma basis, setting forth the assumptions on which such balance sheet was prepared, accompanied by an agreed procedure report containing findings of Borrower's independent certified public accountants addressed to Agent, in form and substance satisfactory to Agent and its counsel with respect thereto, and forecasted financial statements for at least the three (3) fiscal years following the Closing Date, consisting of Consolidated balance sheets and income statements of Borrower and its Subsidiaries, in each case giving effect to the consummation of the Acquisition and the transactions contemplated hereby and certified by the chief financial officer of Borrower and its Subsidiaries;

          (xxii) A certificate from one of the principal financial officers of Borrower certifying to the estimated Consolidated Net Worth of Borrower and its Subsidiaries as of the Closing Date, after giving effect to the Acquisition and the transactions contemplated by this Agreement, the calculation of the Consolidated Fixed Charge Coverage Ratio and the assumptions made in calculating such ratio; and

          (xxiii) Such other documents, instruments and agreements as Agent shall reasonably request in connection with the foregoing matters.

          10.1.2 No Injunction, etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the Loan Documents or the consummation of the Acquisition or the transactions contemplated hereby or which, in Agent's sole judgment, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

          10.1.3 Consents. All approvals, licenses, consents and filings necessary to permit the Acquisition and the transactions contemplated by this Agreement shall have been obtained and made.

          10.1.4 Material Adverse Change. There shall not have occurred any material adverse change in the financial condition, results of operations or business of Borrower or the value of the Collateral from November 30, 1996 to the Closing Date, or any event, condition or state of facts which would reasonably be expected to have a Material Adverse Effect, as reasonably determined by Agent.

          10.1.5 No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing.

          10.1.6 Availability. On the Closing Date, after giving effect to the Term Loan and the initial Revolver Loan necessary to consummate the Acquisition and the transactions contemplated by this Agreement and the other Loan Documents, and to pay or provide reserves for the payment of all transactional costs, Borrower shall have Availability of not less than $30,000,000.

          10.1.7 Liens. Agent shall be satisfied that this Agreement and the other Loan Documents create or will create, as security for the Obligations, a valid and enforceable perfected first priority security interest in and Lien upon all of the Collateral in favor of Agent, subject to no other Liens other than Permitted Liens which are expressly stated to have priority over the Liens of Agent.

          10.1.8 Acquisition. Simultaneously with the transactions contemplated by this Agreement, the Acquisition shall be consummated in accordance with the terms of the Purchase Documents.

          10.1.9 Labor Contracts. Borrower shall have entered into extensions of its existing collective bargaining agreements upon terms reasonably acceptable to Agent.

     10.2 Conditions Precedent to All Loans and Letters of Credit and Letter of Credit Guaranties. Notwithstanding any of the provisions of this Agreement or the other Loan Documents, and without affecting in any manner the rights of Agent and Lenders under the other sections of this Agreement, it is understood and agreed that Lenders will have no obligation to make any Loan (including the Term Loan and the initial Revolver Loan) and Agent will have no obligation to issue any Letter of Credit or Letter of Credit Guaranty unless and until, in addition to the conditions set forth in Section 10.1, each of the following conditions has been and continues to be satisfied:

          10.2.1 Events of Default. No Default, Event of Default or Over advance Condition shall exist.

          10.2.2 Delivery of Documents. Agent and Lenders shall have received copies of all documents, reports and information required to be delivered to Agent and Lenders hereunder.

          10.2.3 Representations and Warranties. The representations and warranties contained in Section 8 of this Agreement and in the Loan Documents shall be true and correct in all material respects except for changes in the nature of Borrower's or any of its Subsidiary's business or operations after the date of this Agreement, so long as Agent has consented to such changes or such changes are not prohibited by this Agreement.

          10.2.4 Performance of Agreement. All covenants and agreements on the part of Borrower and its Subsidiaries to be performed under this Agreement and the other Loan Documents shall have been performed and, unless otherwise expressly agreed, any conditions precedent set forth in
Section 10.1 hereof shall have been fulfilled.

          10.2.5 Subordinated Debt. The Loan, if made, would enjoy the benefits and privileges of being senior in right of payment to all of the Senior Subordinated Notes and all other Subordinated Debt then outstanding.

     10.3 Waiver of Conditions Precedent. If Lenders make any Loan or Agent issues any Letter of Credit or Letter of Credit Guaranty prior to the fulfillment of any of the conditions precedent set forth in Sections 10.1 and
10.2 hereof, the making of such Loan or the issuance of such Letter of Credit or Letter of Credit Guaranty shall constitute only an extension of time for the fulfillment of such condition and not a waiver thereof, and Borrower shall thereafter use its best efforts to fulfill such condition promptly.

SECTION 11.     EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

     11.1 Events of Default. The occurrence of one or more of the following events shall constitute an "Event of Default":

          11.1.1 Payment of Obligations; Failure to Remit or Deposit Funds. Borrower or any of its Subsidiaries shall (i) fail to pay any of the Obligations on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise), and such failure shall continue for a period of three (3) days after Agent's giving Borrower written notice thereof, or (ii) fail to remit or deposit funds as required by this Agreement or the other Loan Documents.

          11.1.2 Misrepresentations. Any warranty, representation or other statement made or furnished to Agent or any Lender by or on behalf of Borrower or any of its Subsidiaries in this Agreement or any of the other Loan Documents or in any instrument, certificate or financial statement furnished in compliance with or in reference to this Agreement or any of the other Loan Documents proves to have been false or misleading in any material respect when made or furnished.

          11.1.3 Breach of Covenants. Borrower or any of its Subsidiaries shall fail or neglect to perform, keep or observe (i) any covenant contained in Sections 6.3, 7.1.2, 9.2 or 9.3 of this Agreement, or

(ii) any other covenant contained in this Agreement or the other Loan Documents (other than a covenant default in the performance or observance of which is dealt with specifically elsewhere in this Section 11.1) and such failure shall continue uncured for a period of thirty (30) days after Agent's giving Borrower written notice thereof.

          11.1.4 Default Under Indebtedness. Borrower or any Subsidiaries shall default in the performance or observance of (i) any term, covenant, condition or agreement contained in the Senior Subordinated Notes Indenture or any document executed in connection therewith or (ii) any other agreements, documents or instruments to which Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries or any of its respective Property is bound, creating or relating to any Indebtedness in the aggregate principal amount of $1,000,000 or more (other than the Obligations and the Senior Subordinated Notes), and the maturity of the Senior Subordinated Notes or such Indebtedness is accelerated in consequence thereof.

          11.1.5 Judgments. One or more final judgments or orders for the payment of money are entered by a court of competent jurisdiction (other than judgments or orders which are fully and effectively covered by insurance) against Borrower or any of its Subsidiaries which require the payment of money in an aggregate amount in excess of $1,000,000 and such final judgment or order is not discharged, stayed, released or bonded within thirty (30) days after the date such judgment or order is entered.

          11.1.6 Bankruptcy, etc. Borrower or any of its Subsidiaries shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Borrower or any of its Subsidiaries under the Bankruptcy Code or any similar state insolvency proceeding (if against Borrower or any of its Subsidiaries, the earlier of the entry of an order for relief against Borrower or such Subsidiary or the continuation of such proceeding for more than sixty (60) days).

          11.1.7     Change of Control.  A Change of Control shall occur.

          11.1.8 Litigation. Borrower or any Affiliate of Borrower shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any of the Liens granted to Agent under this Agreement or any of the other Loan Documents.

          11.1.9 Project Loan Documents. A default or event of default shall occur under any of the Project Loan Documents and the maturity of the Project Obligations is accelerated in consequence thereof.

     11.2 Acceleration of the Obligations. Without in any way limiting the right of Agent to demand payment of any portion of the Obligations payable on demand in accordance with Section 4.4 hereof, upon or at any time after the occurrence of an Event of Default and for so long as such Event of Default shall exist, Agent may in its discretion (and, upon receipt of written instructions to do so from the Required Lenders, shall) declare the principal of and any accrued interest on the Loans and all other Obligations owing under any of the Loan Documents to be, whereupon the same shall become without further notice or demand (all of which notice and demand Borrower expressly waives), forthwith due and payable and Borrower shall forthwith pay to Agent the entire principal of and accrued and unpaid interest on the Loans and other Obligations plus reasonable attorneys' fees and expenses if such principal and interest are collected by or through an attorney-at-law. Notwithstanding the foregoing, upon the occurrence of an Event of Default specified in Section 11.1.6 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Agent and the Commitments shall automatically terminate as if terminated by Agent pursuant to Section 5.2.1 hereof and with the effects specified in Section
5.2.3 hereof.

     11.3 Other Remedies. During the existence of an Event of Default, Agent may in its discretion (and, upon receipt of written direction of the Required Lenders, shall) exercise from time to time the following rights and remedies:

          11.3.1 All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Agent may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

          11.3.2     The right to terminate the Commitments as provided in
Section 5.2.1 hereof.

          11.3.3 The right to notify Account Debtors to make remittance to Agent of all sums due on Accounts of Borrower and its Subsidiaries, collect such Accounts directly from the Account Debtors, and take such other and further action with respect thereto as set forth in Section 14.1.2 hereof.

          11.3.4 The right to take immediate possession of the Collateral, and to (i) require Borrower and its Subsidiaries to assemble the Collateral, at Borrower's expense, and make it available to Agent at a place designated by Agent which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of Borrower or any of its Subsidiaries, Borrower agrees not to charge Agent for storage thereof).

          11.3.5     The right to sell or otherwise dispose of all or any
Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as
Agent, in its sole discretion, may deem advisable.  Borrower agrees that five
(5) days written notice to Borrower of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Agent may designate in said notice.  Agent shall have the right to conduct such sales on the premises of Borrower and its Subsidiaries, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law.  Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Agent or any Lender
may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations.  The proceeds realized from the sale of any Collateral shall be applied to the Obligations, after allowing one (1) Business Day for collection, first, to any
Extraordinary Expenses incurred by Agent and all other reasonable costs, expenses and attorneys' fees incurred by Lenders in collecting the
Obligations, in enforcing the rights of Lenders under the Loan Documents;
second, to the interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, Borrower shall remain liable to Agent and  Lenders  therefor.

          11.3.6 Agent is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and Borrower's rights under all licenses and all franchise agreements shall inure to Agent's benefit.

          11.3.7 With respect to the face amount of all Letters of Credit and Letter of Credit Guaranties then outstanding, Agent may, at its option, require Borrower to deposit with Agent funds equal to such undrawn face amount, and if Borrower fails promptly to make such deposit, Agent or any Lender may advance such amount as a Revolver Loan. Any such deposit or advance shall be held by Agent in the Cash Collateral Account as a reserve to fund future payments on such Letters of Credit or Letter of Credit Guaranties. At such time as all Letters of Credit and Letter of Credit Guaranties have expired or have been canceled or terminated and Agent and its Affiliates released from all liability thereunder, any amounts remaining in such reserves shall be applied against any outstanding Obligations, or, to the extent all Obligations have been indefeasibly paid and satisfied in full, returned to Borrower.

     11.4 Setoff. In addition to any Liens granted under any of the Loan Documents and any rights now or hereafter available under Applicable Law, Agent and each Lender (and each of their respective Affiliates) is hereby authorized by Borrower at any time that an Event of Default exists, without notice to Borrower or any other Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits, general or special (including Indebtedness evidenced by certificates of deposit whether matured or unmatured (but not including trust accounts)) and any other Indebtedness at any time held or owing by Agent, such Lender or any of their Affiliates to or for the credit or the account of Borrower against and on account of the Obligations of Borrower arising under the Loan Documents to Agent, such Lender or any of their Affiliates, including all Loans and Letter of Credit Obligations and all claims of any nature or description arising out of or in connection with this Agreement, irrespective of whether or not (i) Agent or such Lender shall have made any demand hereunder or (ii) Agent, at the request or with the consent of the Required Lenders, shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by this Agreement and even though such Obligations may be contingent or unmatured. Notwithstanding the foregoing, each of Agent and Lenders agree with each other that it shall not, without the express consent of the Required Lenders, and that it shall (to the extent that it is lawfully entitled to do so) upon the request of the Required Lenders, exercise its setoff rights hereunder against any accounts of Borrower now or hereafter maintained with Agent, such Lender or any Affiliate of any of them, but Borrower shall have no claim or cause of action against Agent or any Lender for any setoff made without the consent of the Required Lenders and the validity of any such setoff shall not be impaired by the absence of such consent. If any party (or its Affiliate) exercises the right of setoff provided for hereunder, such party shall be obligated to share any such setoff in the manner and to the extent required by Section 12.5.

     11.5 Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower and its Subsidiaries contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or contained in any other agreement between Agent, any Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or delay of Agent or any Lender to require strict performance by Borrower or any of its Subsidiaries of any provision of this Agreement or the other Loan Documents or to exercise or enforce any rights, Liens, powers, or remedies hereunder or thereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Agent and Lenders shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrower or any of its Subsidiaries contained in this Agreement or any of the other Loan Documents and no Event of Default under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Agent, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Agent and directed to Borrower.

SECTION 12.     AGENT

     12.1     Appointment, Authority and Duties of Agent.

          12.1.1     Each Lender hereby irrevocably appoints and designates
Fleet as Agent to act as herein specified. Agent may, and each Lender by its acceptance of a Note shall be deemed irrevocably to have authorized Agent to, enter into all Loan Documents to which Agent is to be a party on the Closing
Date and all amendments hereto and all Security Documents thereafter executed by Borrower, for its benefit and the Pro Rata benefit of Lenders and, except as otherwise provided in this Section 12, to exercise such rights and powers under this Agreement and the other Loan Documents as are specifically delegated to Agent by the terms hereof and thereof, together with such other rights and powers as are reasonably incidental thereto. Each Lender agrees that any action taken by Agent or the Required Lenders in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by Agent or the Required Lenders of any of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive right and authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with this Agreement and the other Loan Documents; (b) execute and deliver as Agent each Loan Document and accept delivery of each such agreement delivered by Borrower or any other Obligor; (c) act as collateral agent for Lenders for purposes of the perfection of all security interests and Liens created by this Agreement or the Security Documents with respect to all material items of the Collateral and, subject to the direction of the Required Lenders, for all other purposes stated therein; (d) subject to the direction of the Required Lenders, manage, supervise or otherwise deal with the Collateral;
and (e) except as may be otherwise specifically restricted by the terms of this Agreement and subject to the direction of the Required Lenders, exercise all remedies given to Agent or Lenders with respect to any of the Collateral under the Loan Documents relating thereto, Applicable Law or otherwise. The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship with any Lender (or any Lender's participants).
Unless and until its authority to do so is revoked in writing by Required Lenders, Agent alone shall be authorized to determine whether any Accounts or Inventory of Borrower and its Subsidiaries constitute Eligible Accounts or Eligible Inventory (basing such determination in each case upon the meanings given to such terms in Appendix A), or whether to impose or release any reserve, and to exercise its own credit judgment in connection therewith, which determinations and judgments, if exercised in good faith, shall exonerate Agent from any liability to Lenders or any other Person for any errors in judgment.

          12.1.2 Agent (which term, as used in this sentence, shall include reference to Agent's Affiliates and to the officers, directors, employees and agents of Agent's Affiliates) shall not: (a) have any duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents or (b) be required to initiate or conduct any litigation, foreclosure or collection proceedings hereunder or under any of the other Loan Documents except to the extent directed to do so by the Required Lenders during the continuance of any Event of Default. The conferral upon Agent of any right hereunder shall not imply a duty on Agent's part to exercise any such right unless instructed to do so by the Required Lenders in accordance with this Agreement.

          12.1.3 Agent may perform any of its duties by or through its agents and employees and may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Borrower shall promptly (and in any event, on demand) reimburse Agent for all reasonable expenses (including all Extraordinary Expenses) incurred by Agent pursuant to any of the provisions hereof or of any of the other Loan Documents or in the execution of any of Agent's duties hereby or thereby created or in the exercise of any right or power herein or therein imposed or conferred upon it or Lenders (excluding, however, general overhead expenses), and each Lender agrees promptly to pay to Agent, on demand, such Lender's Pro Rata share of any such reimbursement for expenses (including Extraordinary Expenses) that is not timely made by Borrower to Agent.

          12.1.4 The rights, remedies, powers and privileges conferred upon Agent hereunder and under the other Loan Documents may be exercised by Agent without the necessity of the joinder of any other parties unless otherwise required by Applicable Law. If Agent shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Agreement or any of the other Loan Documents, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any of the Loan Documents in accordance with the instructions of the Required Lenders.

          12.1.5 Agent shall promptly, upon receipt thereof, forward to each Lender (i) copies of any significant written notices, reports, certificates and other information received by Agent from any Obligor (but only if and to the extent such Obligor is not required by the terms of the Loan Documents to supply such information directly to Lenders) and (ii) copies of the results of any field audits by Agent with respect to Borrower. Agent shall conduct field audits of Borrower at any time or times reasonably requested in writing by any Lender (but in no event shall Agent be obliged to honor such requests more frequently than once a calendar year unless a Default or Event of Default exists). Agent shall have no liability to any Lender for any errors in or omissions from any field audit or other examination of Borrower or the Collateral, unless such error or omission was the direct result of Agent's willful misconduct.

     12.2 Agreements Regarding Collateral. Each Lender shall have a Pro Rata interest in the security interests and Liens in and to the Collateral and any other Property granted and assigned to Agent under the Loan Documents. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien upon any Collateral (i) as authorized by this Agreement or any of the other Loan Documents, (ii) upon the termination of the Commitments and payment or satisfaction of all of the Obligations, or
(iii) constituting Equipment Collateral sold or disposed of in accordance with the terms of this Agreement if Borrower certifies to Agent that the disposition is made in compliance with the terms of this Agreement (and Agent may rely conclusively on any such certificate, without further inquiry). Except as expressly authorized or required by this Agreement or Applicable Law, Agent shall not execute any release or termination of any Lien upon any of the Collateral without the prior written authorization of all Lenders. Agent shall have no obligation whatsoever to any of the Lenders to assure that any of the Collateral exists or is owned by Borrower or any of its Subsidiaries or is cared for, protected or insured or has been encumbered, or that Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or entitled to any particular priority or to exercise at all or in any manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights or powers granted or available to Agent pursuant to this Agreement or any of the other Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interests in the Collateral in its capacity as one of the Lenders.

     12.3 Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in so relying, upon any certification, notice or other communication (including any thereof by telephone, telex, telegram, telecopier message or cable) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any of the other Loan Documents, Agent shall in all cases be fully protected in acting or refraining from acting hereunder and thereunder in accordance with the instructions of the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding upon Lenders.

     12.4 Action Upon Default. Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than nonpayment when due of an amount required to be repaid with respect to the Loans) unless it has received written notice from a Lender or Borrower specifying the occurrence of such Default or Event of Default. If Agent shall receive such a notice of the occurrence of a Default or an Event of Default or shall otherwise acquire actual knowledge of any written Default or Event of Default, Agent shall promptly notify Lenders in writing and Agent shall take such action and assert such rights under this Agreement and the other Loan Documents, or shall refrain from taking such action and asserting such rights, as the Required Lenders shall direct from time to time; provided, however, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) continue making Settlement Loans and Revolver Loans To Borrower on behalf of the Lenders in reliance on the provisions of Section 3.1.2 and take such other action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders. If any Lender shall receive a notice of the occurrence of a Default or an Event of Default or shall otherwise acquire actual knowledge of any Default or Event of Default, such Lender shall promptly notify Agent and the other Lenders in writing. As provided in Section 12.3 hereof, Agent shall not be subject to any liability by reason of acting or refraining to act pursuant to any request of the Required Lenders except for its own willful misconduct or gross negligence. Before directing Agent to take or refrain from taking any action or asserting any rights under this Agreement and the other Loan Documents, the Required Lenders shall consult with and seek the advice of (but without having to obtain the consent of) each other Lender, and promptly after directing Agent to take or refrain from taking any such action or asserting any such rights, the Required Lenders will so advise each other Lender of the action taken or refrained from being taken and, upon request of any Lender, will supply information concerning actions taken or not taken.
In no event shall the Required Lenders, without the prior written consent of each Lender, direct Agent to accelerate and demand payment of the Loans held by one Lender without accelerating and demanding payment of all other Loans. Each Lender agrees that without the prior written consent of the Required Lenders, it will not take any legal action or institute any action or proceeding against any Obligor with respect to any of the Obligations or Collateral, or accelerate or otherwise enforce its portion of the Obligations.

     12.5 Ratable Sharing. If any Lender shall obtain any payment or reduction (including any amounts received as adequate protection of a bank account deposit treated as cash collateral under the Bankruptcy Code) of any Obligation of Borrower hereunder (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in excess of its Pro Rata share of payments or reductions on account of such Obligations obtained by all of the Lenders, such Lender shall forthwith (i) notify the other Lenders and Agent of such receipt and (ii) purchase from the other Lenders such participations in the affected Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, on a Pro Rata basis, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 12.5 may, to the fullest extent permitted by Applicable Law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

     12.6     Indemnification of Agent.

          12.6.1 Each Lender severally agrees to indemnify and defend the Agent Indemnitees (to the extent not reimbursed by Borrower under this Agreement, but without limiting the indemnification obligation of Borrower under this Agreement), on a Pro Rata basis, and to hold each of the Agent Indemnitees harmless from and against, any and all Claims which may be imposed on, incurred by or asserted against any of the Agent Indemnitees in any way related to or arising out of this Agreement or any of the other Loan Documents or any other document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses which Borrower is obligated to pay under Section 14.2 hereof or amounts Agent may be called upon to pay in connection with any lockbox or Dominion Account arrangement contemplated hereby) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable to any Agent Indemnitee for any of the foregoing to the extent that they result solely from the willful misconduct or gross negligence of such Agent Indemnitee.

          12.6.2 Without limiting the generality of the foregoing provisions of this Section 12.6, if Agent should be sued by any receiver, trustee in bankruptcy, debtor-in-possession or other Person on account of any alleged preference or fraudulent transfer received or alleged to have been received from Borrower or any other Obligor as the result of any transaction under the Loan Documents, then in such event any monies paid by Agent in settlement or satisfaction of such suit, together with all Extraordinary Expenses incurred by Agent in the defense of same, shall be promptly reimbursed to Agent by Lenders to the extent of each Lender's Pro Rata share.

          12.6.3     Without limiting the generality of the foregoing
provisions of this Section 12.6, if at any time (whether prior to or after the Commitment Termination Date) any action or proceeding shall be brought against any of the Agent Indemnitees by an Obligor or by any other Person claiming by, through or under an Obligor, to recover damages for any act taken or omitted by Agent under any of the Loan Documents or in the performance of any rights, powers or remedies of Agent against Obligor, any
Account Debtor, the Collateral or with respect to any Revolver Loans, or to obtain any other relief of any kind on account of any transaction involving any Agent Indemnitees under or in relation to any of the Loan Documents,
Lenders agree to indemnify, defend and hold the Agent Indemnitees harmless with respect thereto and to pay to the Agent Indemnitees their respective Pro

Rata shares of such amount as the Agent Indemnitees shall be required to pay by reason of a judgment, decree, or other order entered in such action or proceeding or by reason of any compromise or settlement agreed to by the Agent Indemnitees, including all interest and costs assessed against the Agent Indemnitees in defending or compromising such action, together with attorneys' fees and other legal expenses paid or incurred by the Agent Indemnitees in connection therewith; provided, however, that no Lender shall be liable to any Agent Indemnitee for any of the foregoing to the extent that they arise solely from the willful misconduct or gross negligence of such Agent Indemnitee. In Agent's discretion, Agent may also reserve for or satisfy any such judgment, decree or order from proceeds of Collateral prior to any distributions therefrom to or for the account of Lenders.

     12.7 Limitation on Responsibilities of Agent. Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.6 hereof against any and all Claims which may be incurred by Agent by reason of taking or continuing to take any such action. Agent shall not be liable to Lenders (or any Lender's participants) for any action lawfully taken or omitted to be taken under or in connection with this Agreement or the other Loan Documents except as a result of actual gross negligence or willful misconduct on the part of Agent. Agent does not assume any responsibility for any failure or delay in performance or breach by any Obligor or any Lender of its obligations under this Agreement or any of the other Loan Documents. Agent does not make to Lenders, and no Lender makes to Agent or the other Lenders, any express or implied warranty, representation or guarantee with respect to the Loans, the Collateral, the Loan Documents or any Obligor. Agent shall not be responsible to Lenders, and no Lender shall be responsible to Agent or the other Lenders, for: (i) any recitals, statements, information, representations or warranties contained in any of the Loan Documents or in any certificate or other document furnished pursuant to the terms hereof;
(ii) the execution, validity, genuineness, effectiveness or enforceability of, any of the Loan Documents; (iii) the validity, genuineness, enforceability, collectibility, value, sufficiency or existence of any Collateral, or the perfection or priority of any Lien therein; or (iv) the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or any Account Debtor. Agent shall have no obligation to any Lender to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any of the duties or agreements of such Obligor under any of the Loan Documents or the satisfaction of any conditions precedent contained in any of the Loan Documents. Agent may consult with and employ legal counsel, accountants and other experts and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts.

     12.8     Successor Agent and Co-Agents.

          12.8.1 Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving written notice thereof to each Lender and Borrower. Upon any such resignation, the Required Lenders, after prior consultation with (but without having to obtain consent of) each Lender, shall have the right to appoint a successor Agent which shall be either a Lender or a financial institution that is organized under the laws of the United States or of any State thereof, has a combined capital surplus of at least $100,000,000 and, provided no Event of Default then exists, is reasonably acceptable to Borrower (and for purposes hereof, any successor to Fleet shall be deemed acceptable to Borrower). Upon the acceptance by a successor Agent of an appointment as an Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent without further act, deed or conveyance, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. Notwithstanding anything to the contrary contained in this Agreement, any successor by merger or acquisition of the stock or assets of Fleet shall continue to be Agent hereunder unless such successor shall resign in accordance with the provisions hereof.

          12.8.2 It is the purpose of this Agreement that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business as agent in any jurisdiction. It is recognized that, in case of litigation under any of the Loan Documents, or in case Agent deems that by reason of present or future laws of any jurisdiction Agent might be prohibited from exercising any of the powers, rights or remedies granted to Agent or Lenders hereunder or under any of the Loan Documents or from holding title to or a Lien upon any Collateral or from taking any other action which may be necessary hereunder or under any of the Loan Documents, Agent may appoint an additional Person as a separate collateral agent or co-collateral agent which is not so prohibited from taking any of such actions or exercising any of such powers, rights or remedies. If Agent shall appoint an additional Person as a separate collateral agent or co-collateral agent as provided above, each and every remedy, power, right, claim, demand or cause of action intended by any of the Loan Documents to be exercised by or vested in or conveyed to Agent with respect thereto shall be exercisable by and vested in such separate collateral agent or co-collateral agent, but only to the extent necessary to enable such separate collateral agent or co-collateral agent to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate collateral agent or co-collateral agent shall run to and be enforceable by either of them. Should any instrument from Lenders be required by the separate collateral agent or co-collateral agent so appointed by Agent in order more fully and certainly to vest in and confirm to him or it such rights, powers, duties and obligations, any and all of such instruments shall, on request, be executed, acknowledged and delivered by Lenders whether or not a Default or Event of Default then exists. In case any separate collateral agent or co-collateral agent, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, duties and obligations of such separate collateral agent or co-collateral agent, so far as permitted by Applicable Law, shall vest in and be exercised by the Agent until the appointment of a new collateral agent or successor to such separate collateral agent or co-collateral agent.

     12.9     Consents, Amendments and Waivers.

          12.9.1 Except to the extent an amendment or modification of any provision of this Agreement may be amended by Agent and Borrower without the consent of the Required Lenders as set forth below, no amendment or modification of any provision of this Agreement shall be effective without the prior written agreement of the Required Lenders and Borrower, and no waiver of any Default or Event of Default shall be effective without the prior written consent of the Required Lenders; provided, however, that, without the prior consent of all Lenders, no waiver of any Default or Event of Default shall be effective if the Default or Event of Default relates to Borrower's failure to observe or perform any covenant that may not be amended without the unanimous written consent of Lenders as hereinafter set forth in this Section 12.9.1; and, provided, further, Lenders may amend the provisions of this Section 12.9 without the written consent of Borrower.
Notwithstanding the immediately preceding sentence, the written agreement of all Lenders shall be required to effectuate any amendment, modification or waiver that would:

          (i) alter the provisions of Sections 2.6, 2.7, 2.8, 2.9, 4.8, 4.11, 5.1, 11, 12, 14.2 or 14.3, the definitions of "Borrowing Base" and the other defined terms used in such definition, "Eligible Assignee," "Lenders," "Pro Rata," "Required Lenders" or any provision of this Agreement obligating Agent to take certain actions at the direction of the Required Lenders, or any provision of this Agreement regarding the Pro Rata treatment or obligations of Lenders;

          (ii) increase or otherwise modify any of the Commitments (other than to reduce proportionately each Lender's Commitment in connection with any overall reduction in the amount of the Commitments);

          (iii) extend the originally scheduled time or times of payment of the principal of any of the Loans, or alter the time or times of payment of interest on any Loan or of any fees payable for the account of Lenders, or alter the amount of the principal of any Loan or the rate of interest thereon, or alter the amount of any commitment fee or other fee payable hereunder for the account of Lenders, in each case except as may be expressly authorized by the Loan Documents or as may be necessary, in Agent's judgement, to comply with Applicable Law;

          (iv) subordinate the payment of any of the Obligations to any other Indebtedness or the priority of any Liens granted to Agent under any of the Loan Documents to Liens granted to any other Person, except as currently provided in or contemplated by the Loan Documents, and except for Liens granted by an Obligor to financial institutions with respect to amounts on deposit with such financial institutions to cover returned items, processing and analysis charges and other charges in the ordinary course of business that relate to deposit accounts with such financial institutions;

          (v) forgive any of the Obligations, except any portion of the Obligations held by a Lender who consents in writing to such forgiveness;

          (vi) release any Obligor or, during any time when Agent is not entitled to exercise remedies hereunder upon an Event of Default, Agent's Lien in any Collateral having an aggregate value greater than $100,000 in any 12-month period, except for the release of the Liens of Agent in the Equipment Collateral and the Owned Real Property pursuant to Section 6.5 and
Section 7.4.2 of this Agreement and any other release that may be expressly authorized or permitted by this Agreement or the other Loan Documents;

          (vii) terminate any of the provisions of the Intercreditor Agreement or change any of its provisions; or

          (viii) consent to any amendment to or waiver of the subordination provisions of any Subordinated Debt or any other instrument or agreement evidencing or relating to obligations of Borrower that are expressly subordinate to any of the Obligations if such amendment or waiver would be adverse to Lenders in their capacities as Lenders hereunder.

     In no event shall any amendment to the provisions of Sections 1.3 or
3.1.3 be effective without the prior written consent of Fleet. No Lender shall be authorized to amend or modify any Note held by it, unless such amendment or modification is consented to in writing by all Lenders; provided, however, that the foregoing shall not be construed to prohibit an amendment or modification to any provision of this Agreement that may be effected pursuant to this Section 12.9.1 by agreement of Borrower and the Required Lenders even though such an amendment or modification results in an amount or modification of the Notes by virtue of the incorporation by reference in each of the Notes of this Agreement. The making of any Loans hereunder by any Lender during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default. Any waiver or consent granted by Lenders hereunder shall be effective only if in writing and then only in the specific instance and for the specific purpose for which it was given.

          12.9.2 In connection with any proposed amendment to any of the Loan Documents or waiver of any of the terms thereof or any Default or Event of Default thereunder, Borrower shall not solicit, request or negotiate for or with respect to any such proposed amendment or waiver of any of the provisions of this Agreement or any of the other Loan Documents unless each Lender shall be informed thereof by Borrower or Agent (to the extent known by Agent) and shall be afforded an opportunity of considering the same and supplied by Borrower with sufficient information to enable it to make an informed decision with respect thereto. Borrower will not, directly or indirectly, pay or cause to be paid any remuneration or other thing of value, whether by way of supplemental or additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for or as an inducement to the consent to or agreement by such Lender with any waiver or amendment of any of the terms and provisions of this Agreement or any of the other Loan Documents unless such remuneration or thing of value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders.

     12.10 Due Diligence and Non-Reliance. Each Lender hereby acknowledges and represents that it has, independently and without reliance upon Agent or the other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement, to fund the Loans to be made by it hereunder and to purchase Letter of Credit Participations, and each Lender has made such inquiries concerning the Loan Documents, the Collateral and each Obligor as such Lender feels necessary and appropriate, and has taken such care on its own behalf as would have been the case had it entered into the other Loan Documents without the intervention or participation of the other Lenders or Agent. Each Lender hereby further acknowledges and represents that the other Lenders and Agent have not made any representations or warranties to it concerning any Obligor, any of the Collateral or with respect to the legality, validity, sufficiency or enforceability of any of the Loan Documents. Each Lender also hereby acknowledges that it will, independently and without reliance upon the other Lenders or Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and in taking or refraining to take any other action under this Agreement or any of the other Loan Documents. Except for notices, reports and other information expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or any of Agent's Affiliates.

     12.11 Representations and Warranties of Lenders. By its execution of this Agreement, each Lender hereby represents and warrants to Borrower and the other Lenders that it has the power to enter into and perform its obligations under this Agreement and the other Loan Documents, and that it has taken all necessary and appropriate action to authorize its execution and performance of this Agreement and the other Loan Documents will be binding upon it and the obligations imposed upon it herein or therein will be enforceable against it in accordance with the respective terms of such documents.

     12.12 The Required Lenders. As to any provisions of this Agreement or the other Loan Documents under which action may or is required to be taken upon direction or approval of the Required Lenders, the direction or approval of the Required Lenders shall be binding upon each Lender to the same extent and with the same effect as if each Lender had joined therein. Notwithstanding anything to the contrary contained in this Agreement, Borrower shall not be deemed to be a beneficiary of, or be entitled to enforce, sue upon or assert as a defense to any of the Obligations, any provisions of this Agreement that requires Agent or any Lender to act, or conditions their authority to act, upon the direction or consent of the Required Lenders; and any action taken by Agent or any Lender that requires the consent or direction of the Required Lenders as a condition to taking such action shall, insofar as Borrower is concerned, be presumed to have been taken with the requisite consent or direction of the Required Lenders.

     12.13 Several Obligations. The obligations and commitments of each Lender under this Agreement and the other Loan Documents are several and neither Agent nor any Lender shall be responsible for the performance by the other Lenders of its obligations or commitments hereunder or thereunder. Notwithstanding any liability of Lenders stated to be joint and several to third Persons under any of the Loan Documents, such liability shall be shared, as among Lenders, Pro Rata according to the respective Commitments of Lenders. Nothing contained in this Agreement and no action taken by Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, association, joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled, to the extent not otherwise restricted hereunder, to protect and enforce its rights arising out of this Agreement and any of the other Loan Documents and it shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purpose.

     12.14 Agent in its Individual Capacity. With respect to its obligation to lend under this Agreement, the Loans made by it and each Note issued to it, Agent shall have the same rights and powers hereunder and under the other Loan Documents as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders," "Required Lenders," or any similar term shall, unless the context clearly otherwise indicates, include Agent in its capacity as a Lender. Agent and its Affiliates may each accept deposits, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with Borrower or any other Obligor, or any affiliate of Borrower or any other Obligor, as if it were any other bank and without any duty to account therefor to the other Lenders. Without limiting the generality of the foregoing, each Lender hereby (i) acknowledges and agrees that Fleet has made the Project Loan to the Authority which has been guaranteed by Borrower pursuant to the Project Loan Guaranty, and, subject to the terms of the Intercreditor Agreement, Fleet has a Lien upon all of the Collateral of Borrower (with the exception of the Equipment Collateral) as security for the Project Loan Obligations, and (ii) grants its consent thereto and specifically authorizes and directs Agent to enter into the Intercreditor Agreement with Fleet.

     12.15 Third Party Beneficiaries. This Section 12 is not intended to confer any rights or benefits upon Borrower or any other Person except Lenders and Agent, and no Person (including Borrower) other than Lenders and Agent shall have any right to enforce any of the provisions of this Section 12 except as expressly provided in Section 12.17 hereof. As between Borrower and Agent, any action that Agent may take or purport to take on behalf of Lenders under any of the Loan Documents shall be conclusively presumed to have been authorized and approved by Lenders as herein provided.

     12.16 Notice of Transfer. Agent may deem and treat a Lender party to this Agreement as the owner of such Lender's portion of the Revolver Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Lender has been received by Agent.

     12.17 Replacement of Certain Lenders. If a Lender ("Affected Lender") shall have (i) failed to fund its Pro Rata share of any Loan requested by Borrower which such Lender is obligated to fund under the terms of this Agreement and which such failure has not been cured, (ii) requested compensation from Borrower under Section 2.7 or Section 2.8 to recover increased costs incurred by such Lender (or its parent or holding company) which are not being incurred generally by the other Lenders (or their respective parents or holding companies), or (iii) delivered a notice pursuant to Section 2.6 hereof claiming that such Lender is unable to extend LIBOR Rate Loans to Borrower for reasons not generally applicable to the other Lenders, then, in any such case and in addition to any other rights and remedies that Agent, any other Lender or Borrower may have against such Affected Lender, Borrower or Agent may make written demand on such Affected Lender (with a copy to Agent in the case of a demand by Borrower and a copy to Borrower in the case of a demand by Agent) for the Affected Lender to assign, and such Affected Lender shall assign pursuant to one or more duly executed Assignment and Acceptances within five (5) Business Days after the date of such demand, to one or more Lenders willing to accept such assignment or assignments, or to one or more Eligible Assignees designated by Agent, all of such Affected Lender's rights and obligations under this Agreement (including its Commitments and all Loans owing to it) in accordance with
Section 13 hereof; provided, however Agent shall have no duty to locate an Eligible Assignee for the purposes of accepting such assignment. Agent is hereby irrevocably authorized to execute one or more Assignment and Acceptances as attorney-in-fact for any Affected Lender which fails or refuses to execute and deliver the same within five (5) Business Days after the date of such demand. The Affected Lender shall be entitled to receive, in cash and concurrently with execution and delivery of each such Assignment and Acceptance, all amounts owed to the Affected Lender hereunder or under any other Loan Document, including the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment. Upon the replacement of any Affected Lender pursuant to this Section 12.17, such Affected Lender shall cease to have any participation in, entitlement to, or other right to share in the Liens of Agent in any Collateral and such Affected Lender shall have no further liability to Agent, any Lender or any other Person under any of the Loan Documents (except as provided in Section 12.6 hereof as to events or transactions which occur prior to the replacement of such Affected Lender), including any commitment to make Loans or purchase any Letter of Credit Participations.

     12.18     Remittance of Payments and Collections.

          12.18.1 All payments by any Lender to Agent shall be made not later than the time set forth elsewhere in this Agreement on the Business Day such payment is due; provided, however, that if such payment is due on demand by Agent and such demand is made on the paying Lender after 11:00 a.m., Charlotte, North Carolina time, on such Business Day, then payment shall be made by 11:00 a.m., Charlotte, North Carolina time, on the next Business Day. Payment by Agent to any Lender shall be made by wire transfer, promptly following Agent's receipt of funds for the account of such Lender and in the type of funds received by Agent; provided, however, that if Agent receives such funds at or prior to 1:00 p.m., Charlotte, North Carolina time, Agent shall pay such funds to such Lender by 2:00 p.m., Charlotte, North Carolina time, on such Business Day, but if Agent receives such funds after 1:00 p.m., Charlotte, North Carolina time, Agent shall pay such funds to such Lender by 2:00 p.m., Charlotte, North Carolina time, on the next Business Day.

          12.18.2 With respect to the payment of any funds from Agent to a Lender or from a Lender to Agent, the party failing to make full payment when due pursuant to the terms hereof shall, on demand by the other party, pay such amount together with interest thereon at the Federal Funds Rate. In no event shall Borrower be entitled to receive any credit for any interest paid by Agent to any Lender, or by any Lender to Agent, at the Federal Funds Rate as provided herein.

SECTION 13.     BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

     13.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower, Agent and Lenders and their respective successors and assigns (which, in the case of Agent, shall include any successor Agent appointed pursuant to Section 12.8 hereof), except that (i) Borrower shall not have the right to assign its rights or delegate performance of any of its obligations under any of the Loan Documents and
(ii) any assignment by any Lender must be made in compliance with Section

13.3 hereof. Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 13.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of a Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     13.2     Participations.

          13.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to one or more banks or other financial institutions (each a "Participant") participating interest in any of the Obligations owing to such Lender, any Commitment of such Lender or any other interest of such Lender under any of the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any Note for all purposes under the Loan Documents, all amounts payable by Borrower under this Agreement and any of the Notes shall be determined as if such Lender had not sold such participating interests, and Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. If a Lender sells a participation to a Person other than an Affiliate of such Lender, then such Lender shall give prompt written notice thereof to Borrower and the other Lenders.

          13.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than an amendment, modification or waiver with respect to any Loans or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the stated interest rate or the stated rates at which fees are payable with respect to any such Loan or Commitment, postpones the Commitment Termination Date, or any date fixed for any regularly scheduled payment of principal or interest on such Loan or Commitment, or releases from liability any Obligor or releases any substantial portion of any of the Collateral.

          13.2.3 Benefit of Set-Off. Borrower agrees that each Participant shall be deemed to have the right of set-off provided in Section
11.4 hereof in respect of its participating interest in amounts owing under the Loan Documents to the same extent and subject to the same requirements under this Agreement (including Section 12.5) as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of set-off provided in Section 11.4 hereof with respect to the amount of participating interests sold to each Participant. Lenders agree to share with each Participant, and each Participant by exercising the right of set-off provided in Section 11.4 agrees to share with each Lender, any amount received pursuant to the exercise of its right of set-off, such amounts to be shared in accordance with Section 12.5 hereof as if each Participant were a Lender.

     13.3     Assignments.

          13.3.1 Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time assign to any Eligible Assignee all or any part of its rights and obligations under the Loan Documents, so long as (i) each assignment is of a constant, and not a varying, ratable percentage of all of the transferor Lender's rights and obligations under the Loan Documents with respect to the Loans and to the Letter of Credit Obligations and, in the case of a partial assignment, is in a minimum principal amount of $10,000,000 and integral multiples of $1,000,000 in excess of that amount; (ii) except in the case of an assignment in whole of a Lender's rights and obligations under the Loan Documents or an assignment by one original signatory to this Agreement to another such signatory, immediately after giving effect to any assignment, the aggregate amount of the Commitments retained by the transferor Lender shall in no event be less than $10,000,000; and (iii) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance. The consent of Agent shall be required prior to an assignment becoming effective with respect to an Eligible Assignee which is not a Lender or an Affiliate of a Lender, and such assignment shall not become effective until such time as notice thereof is given to Borrower and Agent in substantially the form of Exhibit F attached hereto. Nothing contained herein shall limit in any way the right of Lenders to assign all or any portion of the Loans owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, provided that in the case of this clause (ii) any payment in respect of such assigned Loans made by Borrower to the assigning Lender in accordance with the terms of this Agreement shall satisfy Borrower's obligations hereunder in respect of such assigned Loans to the extent of such payment, but no such assignment shall release the assigning Lender from its obligations hereunder.

          13.3.2 Effect; Effective Date. Upon (i) delivery to Agent of a notice of assignment substantially in the form attached as Exhibit F hereto, together with any consents required by Section 13.3.1, and (ii) payment of a $5,000 fee to Agent for processing any assignment to an Eligible Assignee that is not an Affiliate of the transferor Lender, such assignment shall become effective on the effective date specified in such notice of assignment. On and after the effective date of such assignment, such Eligible Assignee shall for all purposes be a Lender party to the Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of the Lender under the Loan Documents to the same extent as if it were an original party thereto, and no further consent or action by Borrower, Lenders or Agent shall be required to release the transferor Lender with respect to the Commitment (or portion thereof) of such Lender and Obligations assigned to such Eligible Assignee. Upon the consummation of any assignment to an Eligible Assignee pursuant to this
Section 13.3, the transferor Lender, Agent and Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Eligible Assignee, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

          13.3.3 Dissemination of Information. Borrower authorizes each Lender and Agent to disclose to any Participant, any Eligible Assignee or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee"), and any prospective Transferee, any and all information in Agent's or such Lender's possession concerning Borrower, the Subsidiaries or the Collateral, subject to appropriate confidentiality undertakings on the part of such Transferee.

     13.4 Certain Restrictions on Assignments and Participations. Notwithstanding anything to the contrary contained in Section 13.2 or 13.3 hereof, in no event shall Fleet assign or sell participations in any of its Commitment (i) without the prior written consent of Borrower, which consent shall not be unreasonably withheld, if the effect of any such assignment or participation would result in Fleet's owning and controlling, both beneficially and legally, less than thirty-two percent (32%) of the total Commitments, and (ii) without the prior written consent of Borrower and the other Lenders, which consent shall not be unreasonably withheld, if the effect of any such assignment or participation would result in Fleet's owning and controlling, both beneficially and legally, less than the Commitment of any other Lender; and in no event shall any Lender (including Fleet) assign less than all of its Commitment or sell participations in its Commitment if the effect of any such assignment or participation would result in such Lender's owning and controlling, both beneficially and legally, less than $10,000,000 of the total Commitments.

     13.5 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee that is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 4.12 hereof.

SECTION 14.     MISCELLANEOUS

     14.1 Power of Attorney. Borrower hereby irrevocably designates, makes, constitutes and appoints Agent (and all Persons designated by Agent) as Borrower's true and lawful attorney (and agent-in-fact) and Agent, or Agent's agent, may, without notice to Borrower and in either Borrower's or Agent's name, but at the cost and expense of Borrower:

          14.1.1 At such time or times as Agent or said agent, in its sole discretion, may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Agent or under Agent's control for application to the Obligations in accordance with this Agreement.

          14.1.2 At such time or times upon or after the occurrence of an Event of Default, and during the continuance thereof, as Agent or its agent in its sole discretion may determine: (i) demand payment of the Accounts of Borrower from the Account Debtors, enforce payment of the Accounts of Borrower by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of its Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts of Borrower or other Collateral or any legal proceedings brought to collect any of the Accounts of Borrower or other Collateral; (iii) sell or assign any of the Accounts of Borrower and other Collateral upon such terms, for such amounts and at such time or times as Agent deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, fileand sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (vii) endorse the name of Borrower upon any of the Payment Items or proceeds relating to any Collateral and deposit the same to the account of Agent on account of the Obligations; (viii) endorse the name of Borrower upon any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts or Inventory of Borrower and any other Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of its Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory and Equipment Collateral of Borrower and any other Collateral; (xi) make and adjust claims under policies of insurance; and
(xii) do all other acts and things necessary, in Agent's determination, to fulfill Borrower's obligations under this Agreement.

     14.2 Indemnity. Borrower hereby agrees to indemnify the Agent Indemnitees and the Lender Indemnitees and to hold the Agent Indemnitees and the Lender Indemnitees harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by the Agent Indemnitees and the Lender Indemnitees (including reasonable attorneys fees and reasonable legal expenses) arising out of or related to this Agreement or any of the other Loan Documents, the performance by Agent or Lenders of their duties or the exercise of any of their rights and remedies hereunder, or the result of Borrower's or any of its Subsidiary's failure to observe, perform or discharge Borrower's or any such Subsidiary's duties hereunder or under any of the Loan Documents. In addition, Borrower shall also indemnify and defend the Agent Indemnitees and the Lender Indemnitees against and save the Agent Indemnitees and the Lender Indemnitees harmless from all Claims of any Person with respect to the Collateral. Without limiting the generality of the foregoing, these indemnities shall extend to any Claims asserted against the Agent Indemnitees and the Lender Indemnitees by any Person under any Environmental Laws or similar laws by reason of Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Additionally, if any Taxes (excluding Taxes imposed upon or measured by the net income of the Agent Indemnitees and the Lender Indemnitees, but including, without limitation, any intangibles tax, stamp tax, recording tax or franchise tax) shall be payable by Agent, any Lender or by Borrower or any of its Subsidiaries on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, or the creation of any of the Obligations, by reason of any Applicable Law now or hereafter in effect, Borrower will pay (or will promptly reimburse Agent and each Lender for the payment of) all such Taxes, including, without limitation, any interest and penalties thereon, and will indemnify and hold Agent Indemnities and Lender Indemnities harmless from and against all liability in connection therewith. The foregoing indemnities shall not apply to protect any of the Agent Indemnitees or Lender Indemnitees for the consequences of the gross negligence or willful misconduct of any Agent Indemnitee or Lender Indemnitee or in respect of any claims between or among any Lender, Lenders and Agent.

     14.3 Survival of Indemnities. Notwithstanding any contrary provision in this Agreement or the other Loan Documents, the obligation of Borrower and each Lender with respect to each indemnity given by it in this Agreement or any of the other Loan Documents shall survive the payment in full of the Obligations and the termination of the Commitments.

     14.4 Modification of Agreement. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower, Agent and Lenders (or, where otherwise allowed by Section 12 hereof, the Required Lenders); provided, however, that no consent, written or otherwise, of any Borrower shall be necessary or required in connection with any amendment of any of the provisions of Section 12 or any other provision of this Agreement that affects only the rights, duties and responsibilities of Lenders and Agent as among themselves so long as no such amendment imposes any additional obligations on Borrower.

     14.5 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     14.6 Cumulative Effect; Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

     14.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

     14.8 Agent's or Required Lender's Consent. Whenever Agent's, Lenders' or Required Lenders' consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, Agent and each Lender shall be authorized to give or withhold its consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

     14.9 Notice. All notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile transmission and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, three
(3) Business Days after deposit in the mail, postage prepaid, or, in the case of facsimile transmission, when received (if on a Business Day and, if not received on a Business Day, then on the next Business Day after receipt), addressed to the noticed party at its address as set forth on the signature pages hereof (or, in the case of a Person who becomes a Lender after the date hereof, at the address shown on the Assignment and Acceptance by which such Person became a Lender). Any written notice or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.

     14.10 Credit Inquiries. Borrower hereby authorizes and permits Agent and each Lender, at its discretion and without any obligation to do so, to respond to credit inquiries from third parties concerning Borrower or any of its Subsidiaries.

     14.11 Time of Essence. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

     14.12 Entire Agreement; Appendix A and Exhibits and Schedules. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written, including, without limitation, the Commitment Letter. Appendix A and each of the exhibits and schedules attached hereto are incorporated into this Agreement and by this reference made a part hereof.

     14.13 Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

     14.14 Confidentiality. Agent and each Lender agrees that it will use reasonable efforts to keep confidential any information from time to time supplied to it by Borrower which Borrower designates in writing at the time of its delivery to Agent or such Lender is to be treated as confidential; provided, however, nothing herein shall restrict or otherwise affect the right of Agent or a Lender to disclose any such information (a) in any action, suit or other legal proceeding or arbitration involving Agent or a Lender or to the extent required by Applicable Law or judicial process, but Agent and each Lender shall use all reasonable means to provide Borrower with prior notice of any such intended disclosure and to render reasonable assistance to Borrower, at Borrower's expense, in Borrower's reasonable efforts to prevent or limit such disclosure, (b) to counsel for Agent or a Lender or a Participant, or Agent's or a Lender's or a Participant's respective accountants, (c) to bank examiners and auditors of Agent, a Lender or a Participant, (d) to any assignee or prospective assignee of a Lender, or
(e) to the extent such information has theretofore been disclosed by Borrower or any other Person without restrictions as to confidentiality.

     14.15 GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN NORTH CAROLINA, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF AGENT'S

LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF AGENT'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF NORTH CAROLINA. EACH OF THE PARTIES HERETO HEREBY CONSENTS AND AGREES THAT ANY STATE OR FEDERAL COURT IN MECKLENBURG COUNTY, NORTH CAROLINA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG BORROWER, AGENT AND ANY LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. EACH PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HEREBY WAIVES ANY OBJECTION WHICH ANY PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

     14.16     WAIVERS.    BORROWER  WAIVES  (i)  TO  THE  FULLEST  EXTENT
PROVIDED  BY  APPLICABLE  LAW,  THE  RIGHT  TO  TRIAL  BY  JURY  (WHICH AGENT
AND EACH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES
AT  ANY  TIME  HELD  BY AGENT  ON  WHICH  BORROWER  MAY  IN  ANY  WAY  BE
LIABLE;  (iii)  NOTICE  PRIOR  TO  TAKING  POSSESSION  OR  CONTROL  OF  THE
COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING AGENT TO EXERCISE ANY OF AGENT'S REMEDIES;
(iv)  THE  BENEFIT  OF  ALL  VALUATION,  APPRAISEMENT  AND  EXEMPTION  LAWS;
AND  (v)  NOTICE  OF  ACCEPTANCE  HEREOF.   BORROWER  ACKNOWLEDGES  THAT  THE
FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO AGENT'S AND EACH LENDER'S ENTERING INTO THIS AGREEMENT AND THAT AGENT AND EACH LENDER
IS  RELYING  UPON  THE  FOREGOING  WAIVERS  IN  ITS  FUTURE  DEALINGS  WITH
BORROWER.    BORROWER  WARRANTS  AND  REPRESENTS  THAT  IT  HAS  REVIEWED
THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH
LEGAL  COUNSEL.  IN  THE  EVENT  OF  LITIGATION,  THIS  AGREEMENT  MAY  BE
FILED  AS  A  WRITTEN  CONSENT  TO  A  TRIAL  BY  THE  COURT.

     IN WITNESS WHEREOF, this Agreement has been duly executed under seal on the day and year specified at the beginning of this Agreement.

                              "Borrower"

ATTEST:                        DAN RIVER INC.

-----------------------------  By:----------------------------------
Secretary                      Title:-------------------------------

     [CORPORATE SEAL]                    Address:

                                         2291 Memorial Drive
                                         Danville, Virginia 24541
                                         (for street address)
                                         Post Office Box 261
                                         Danville, Virginia 24543
                                         (for post office box)
                                         Attention: Vice-President-Finance
                                         Facsimile No.: 804-799-7699

                                         With a copy to:

                                          Dan River Inc.
                                          2291 Memorial Drive
                                          Danville, Virginia 24541
                                          (for street address)
                                          Post Office Box 261
                                          Danville, Virginia 24543
                                          (for post office box)
                                          Attention: General Counsel
                                          Facsimile No.: 804-799-7276
                                           "Lenders"

                                          FLEET CAPITAL CORPORATION

                                          By:--------------------------------

                                          Title:-----------------------------

Revolver Commitment: $90,000,000
Term Loan Commitment: $35,000,000

                                          LIBOR Lending Office:

                                          6060 J. A. Jones Drive, Suite 200
                                          Charlotte, North Carolina 28287
                                          Attention: Southeast Loan
                                          Administration
                                          Facsimile No.: 704-553-6738

                                          "Agent"

                                          FLEET CAPITAL CORPORATION, as Agent

                                          By:--------------------------------
-
                                          Title:-----------------------------
-
                                          Address:

                                          6060 J. A. Jones Drive, Suite 200
                                          Charlotte, North Carolina 28287
                                          Attention: Southeast Loan
                                          Administration
                                          Facsimile No.: 704-553-6738

                                               APPENDIX  A

                                          GENERAL  DEFINITIONS


     When used in the Loan and Security Agreement, dated of even date herewith, by and between DAN RIVER INC., a Georgia corporation ("Borrower"), the various financial institutions listed on the signature pages attached thereto as lenders ("Lenders"), and FLEET CAPITAL CORPORATION ("Agent"), in its capacity as Agent for itself and the Lenders, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

     Acceptable Bank - any bank or trust company organized under the laws of the United States or any state thereof or the District of Columbia, having capital, surplus and undivided profits totaling more than $100,000,000.

     Account - shall have the meaning ascribed to the term "account" under the Code.

     Accounts Borrowing Base - At any date of the determination thereof, an amount equal to 85% of the sum of (a) the net amount of Eligible Accounts of Borrower and each of its Subsidiaries outstanding at such date and (b) the Factoring Credit Balances outstanding at such date; provided, however, the maximum amount of Eligible Accounts of Borrower and its Subsidiaries included within the Accounts Borrowing Base at any one time which are Bill-and-Hold Accounts shall not exceed $9,400,000 or such higher amount as Borrower shall request and Agent may in its discretion agree, with such limitations and upon such conditions as Agent shall specify. For purposes hereof, the net amount of Eligible Accounts of Borrower and each of its Subsidiaries at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Eligible Accounts at such time.

     Account Debtor - any Person who is or may become obligated under or on account of an Account.

     Acquired Indebtedness - Indebtedness of a Person (a) existing at the time such Person becomes a Subsidiary in a transaction permitted by Section
9.2.7 hereof or (b) assumed in connection with the acquisition by Borrower of assets from a Person, other than Indebtedness Incurred in connection with, or in contemplation of, such acquisition. Acquired Indebtedness shall be deemed to have been Incurred on the date of the related acquisition of assets from the Person.

      Acquisition - the purchase by Borrower of substantially all of the Properties of Seller and the assumption by Borrower of certain of the liabilities of Seller.

     Adjusted LIBOR Rate - with respect to each Interest Period for a LIBOR Rate Loan, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the quotient of (a) the LIBOR Rate in effect for such Interest Period divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves.

     Affected Lender - as defined in Section 12.17 of the Agreement.

     Affiliate - means (a) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with, such Person or (b) any other Person who is a director or officer of such specified Person or of any Person described in clause (a) above. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). For purposes of this definition, beneficial ownership, direct or indirect, of 10% or more of the Voting Stock (on a fully diluted basis), or the right to acquire such Voting Stock (whether or not currently exercisable), of Borrower shall be deemed to be control of Borrower.

     Agent Indemnitees - Agent in its capacity as agent hereunder and all of Agent's officers, directors and agents.

     Agreement - the Loan and Security Agreement referred to in the first sentence of this Appendix A, as the same may hereafter be amended, modified, supplemented or restated from time to time, all exhibits and schedules hereto and this Appendix A.

     Applicable Law - all laws, rules and regulations applicable to the Person, conduct, transaction, covenant or Loan Documents in question, including, but not limited to, all applicable common law and equitable principles; all provisions of all applicable state and federal constitutions, statutes, rules, regulations and orders of governmental bodies; orders, judgments and decrees of all courts and arbitrators.

     Asset Sale - with respect to any Person, any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) by such Person or any of its Subsidiaries in any single transaction or series of transactions of (a) shares of Capital Stock or other ownership interests of a Subsidiary, (b) all or substantially all of the Property of an operating unit or business of such Person or any of its Subsidiaries, or (c) any other Property (including, without limitation, securities in or other ownership interests of another Person) of such Person or any of its Subsidiaries outside the ordinary course of business; provided, however, that the term "Asset Sale" shall not include
(i) any asset disposition (including, without limitation, dispositions pursuant to any consolidation or merger) permitted pursuant to Section 9.2.1 of the Agreement which constitutes a disposition of all or substantially all of Borrower's assets, (ii) sales (including pursuant to Factoring Agreements) or other dispositions of Inventory, Accounts and other current assets in the ordinary course of business, (iii) a disposition by a Subsidiary to Borrower or by Borrower or a Subsidiary to a wholly-owned Subsidiary, and (iv) sales of Equipment Collateral permitted pursuant to the Agreement.

     Assignment and Acceptance - an assignment and acceptance entered into by a Lender and an Eligible Assignee and accepted by Agent, in the form of Exhibit E hereto.

     Authority - The Industrial Development Authority of Danville, Virginia a political subdivision of the Commonwealth of Virginia

     Availability - the amount of money which Borrower is entitled to borrow from time to time as Revolver Loans, such amount being the difference derived when the sum of the principal amount of Revolver Loans then outstanding (including any amounts which Agent or Lenders may have paid for the account of Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Borrower) is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is zero (0).

     Average Monthly Availability - the amount obtained by adding the Availability at the end of each day during the month in question and by dividing such sum by the number of days in such month.

     Average Monthly Revolver Loan Balance - for any month, the amount obtained by adding the unpaid aggregate balance of Revolver Loans and Letter of Credit Obligations outstanding at the end of each day for the month in question and by dividing such sum by the number of days in such month.

     Bank - Fleet National Bank, a national banking association and its successors and assigns.

     Base Rate - the rate of interest generally announced or quoted by Bank from time to time as its base rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such base rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

     Base Rate Loan - a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the Base Rate.

     Bill-and-Hold Accounts - Accounts of Borrower and its Subsidiaries arising from the sale of Inventory in the ordinary course of business by Borrower or any of its Subsidiaries to an Account Debtor pursuant to a written agreement with such Account Debtor which provides that Borrower or such Subsidiary shall manufacture and store such Inventory until such time as the Account Debtor shall provide Borrower or such Subsidiary with shipping instructions.

     Board of Directors - With respect to any Person, the Board of Directors of such Person or any duly authorized committee of such Board of Directors.

     Board of Governors - the Board of Governors of the Federal Reserve System of the United States.

     Board Resolution - With respect to any Person, a copy of a resolution certified by the secretary or an assistant secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to Agent.

     Borrowing - a borrowing of one or more Loans made on the same day by Lenders (or by Fleet in the case of a Borrowing funded by Settlement Loans).

     Borrowing Base - at any date of the determination thereof, an amount equal to the sum of (a) the Accounts Borrowing Base, plus (b) the Inventory Borrowing Base, less (c) 100% of the undrawn face amount of any Letters of Credit and Letter of Credit Guaranties outstanding on such date, less
(d) $10,000,000, less (e) the sum of the following (without duplication) not to exceed, however, in the aggregate at any one time the sum of One Million Dollars ($1,000,000), unless an Event of Default exists, (i) all amounts or other charges which are then due and payable by Borrower to any landlord of any premises where any Collateral is located or to any processor, finisher or other Person which may have a claim against any Collateral, if and to the extent such landlord, processor, finisher or other Person has not executed in favor of Agent a waiver of its claims in respect of such Collateral provided such amounts are net of any reserves imposed with respect to Eligible Inventory with respect to such matters, (ii) any taxes assessed upon the Collateral which are then due and payable by Borrower and which are not being contested in accordance with Section 9.1.1 of the Agreement, and (iii) the costs of any casualty insurance which is required to be maintained by Borrower pursuant to Section 7.1.2 of the Agreement which are then due and payable by Borrower, provided that Agent shall first have given Borrower at least ten (10) days written notice of such amounts prior to the imposition of such reserves pursuant to this clause (e), and (f) any amounts which Agent or Lenders may pay pursuant to any of the Loan Documents for the account of Borrower and its Subsidiaries and which have not been reimbursed by Borrower.

     Borrowing Base Certificate - An Officer's Certificate of Borrower certifying to Agent the amount and value of all of Borrower's and each of its Subsidiary's Eligible Accounts, Eligible Inventory, Bill-and-Hold Accounts, Factoring Credit Balances and other information about the Collateral reasonably requested by Agent, as of a specific date, such certificate to be in form and detail reasonably satisfactory to Agent.

     Business Day - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of North Carolina or is a day on which banking institutions located in such states are closed, provided, however, that when used with reference to a LIBOR Rate Loan (including the making, continuing, prepaying or repaying of any LIBOR Rate Loan for an Interest Period), the term "Business Day" shall also exclude any day on which banks are not opened for dealings in dollar deposits on the London interbank market.

     Capital Expenditure Indebtedness - Indebtedness Incurred by any Person to finance the purchase or construction of any Property acquired or constructed by such Person so long as (a) the purchase or construction price for such Property is or should be capitalized in accordance with GAAP, (b) the acquisition or construction of such Property is not part of an acquisition of a Person or business unit, and (c) such Indebtedness is Incurred within 360 days of the acquisition or completion of construction of such Property.

     Capital Stock - means, as to any Person, all shares, interests
(including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in the equity (however designated, whether voting or non-voting, now outstanding or hereafter issued) in such Person.

     Capitalized Lease Obligation - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

     Cash Collateral - cash or Cash Equivalents, and interest earned thereon, deposited with Agent in accordance with the Agreement as security for the Obligations to the extent provided in the Agreement.

     Cash Collateral Account - an account established by Agent on its books and to which Agent shall credit all Cash Collateral deposited with Agent in accordance with the Agreement.

     Cash Equivalents - (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government and backed by the full faith and credit of the United States Government having maturities of not more than twelve (12) months from the date of acquisition; (b) domestic certificates of deposit and time deposits having maturities of not more than twelve (12) months from the date of acquisition, banker's acceptances having maturities of not more than twelve (12) months from the date of acquisition and overnight bank deposits, in each case issued by any commercial bank organized under the laws of the United States, any state thereof or the District of Columbia, which at the time of acquisition are rated A-1 or better by S&P or P-1 or better by Moody's, and (unless issued by Agent) not subject to offset rights in favor of such bank arising from any banking relationship with such bank; (c) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clauses (a) and (b) entered into with any financial institution meeting the qualifications specified in clause (b); and (d) commercial paper having at the time of investment therein or a contractual commitment to invest therein a rating of A-1 or better by S&P or P-1 or better by Moody's, and having a maturity within nine (9) months after the date of acquisition thereof.

     Change of Control - means (a) prior to an initial Public Equity Offering, if any, the Existing Holders cease to be the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the Voting Stock of Borrower, (b) on and after an initial Public Equity Offering, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Existing Holders, becomes the "beneficial owner" (defined as aforesaid), directly or indirectly, of more than 35% of the Voting Stock of Borrower and such amount of Voting Stock is greater than the aggregate amount of Voting Stock of Borrower then held by the Existing Holders, (c) Borrower consolidates with, or merges with or into, another Person, or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person or Persons in any transaction or series of related transactions, or any Person consolidates with, or merges with or into, Borrower in a transaction or series of related transactions with the effect that any "person" or "group" (defined as aforesaid), other than the Existing Holders, becomes the "beneficial owner" (defined as aforesaid), directly or indirectly, of a majority of the Voting Stock of the surviving or transfereecorporation, or (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of Borrower was approved by a vote of 66 2/3% of the directors still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Borrower then in office; provided, however, that for purposes of the foregoing clauses (a) through (d), a Change of Control shall not exist so long as either (i) MILP or (ii) the Management Stockholders continues to have the right, directly or indirectly, to appoint at least one-half of the members of the Board of Directors of Borrower.

     Chattel Paper - shall have the meaning ascribed to "chattel paper" under the Code, evidencing an Account.

     Claim - any and all claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys' fees and expenses), whether arising under or in connection with the Loan Documents, under any Applicable Law (including any Environmental
Law) or otherwise.

     Closing Date - the date on which all of the conditions precedent in
Section 10 of the Agreement are satisfied and the initial Loan is made under the Agreement.

     Code - the Uniform Commercial Code as adopted and in force in the State of North Carolina, as from time to time in effect.

     Collateral - all of the Property and interests in Property described in
Section 6 of the Agreement, and all other Property and interests in Property of Borrower, each of its Subsidiaries and any other Person that now or hereafter secure the payment and performance of any of the Obligations.

     Collateral Assignment of Purchase Agreement - the Collateral Assignment of Rights Under Purchase Agreement and Escrow Agreement, dated on or about the Closing Date, between Borrower and Agent, by which, among other things, Borrower assigns to Agent, as security for the Obligations, all of Borrower's rights to receive payments from Seller under the Purchase Agreement and from the Escrow Agent under the escrow agreement executed in connection therewith

     Commitment - at any date for any Lender, the aggregate amount of such Lender's Revolver Commitment and Term Loan Commitment and "Commitments" means the aggregate amount of all Revolver Commitments and Term Loan Commitments.

     Commitment Letter - the commitment letter from Fleet to Borrower dated January 10, 1997.

     Commitment Termination Date - the date that is the soonest to occur of
(a) the last day of the Original Term or Renewal Term, if any, (b) the date on which any petition for an order for relief under any chapter of the Bankruptcy Code is filed by or against Borrower or any Obligor, (c) the date on which Agent elects to terminate the Commitments pursuant to Section 5.2.1 of the Agreement as a consequence of the occurrence of any Event of Default, or (d) the date on which Borrower elects to terminate the Commitments pursuant to Section 5.2.2 of the Agreement.

     Commodity Agreement - with respect to any Person, any forward contract, futures contract or option or other agreement or arrangement, or combination thereof, entered into in the ordinary course of such Person's business and designed to provide protection against fluctuations in the price of any commodity, including, without limitation, cotton.

     Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

     Consolidated Adjusted Net Earnings - with respect to any fiscal period, means the net earnings (or loss) after provision for income taxes for such fiscal period of Borrower and its Subsidiaries, all as calculated in accordance with GAAP and reflected on the financial statements supplied to Agent and Lenders pursuant to Section 9.1.3 of the Agreement, but excluding:

          (a)  any gain (or loss) arising from the sale of capital assets;

          (b)  any gain arising from any write-up of assets;

          (c) any income (or loss) of any Subsidiary of Borrower accrued prior to the date it became a Subsidiary;

          (d) any income (or loss) of any corporation, substantially all the assets of which have been acquired in any manner by Borrower or any of its Subsidiaries, realized by such corporation prior to the date of such acquisition;

         (e) net earnings of any business entity (other than a Subsidiary of Borrower) in which Borrower has an ownership interest unless such net earnings shall have actually been received by Borrower in the form of cash distributions;

         (f) any portion of the net earnings of any Subsidiary of Borrower which for any reason is unavailable for payment of dividends to Borrower;

          (g) the earnings of any Person to which any assets of Borrower shall have been sold, transferred or disposed of, or into which Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction;

          (h) any gain (or loss) arising from the acquisition of any Securities of Borrower or any of its Subsidiaries; and

          (i) any gain (or loss) arising from extraordinary (including any which are non-recurring) items.

          Consolidated Cash Interest Coverage Ratio - for any period of Borrower, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Cash Interest Expense for such period, all determined in accordance with GAAP during the period for which the calculation is being made.

          Consolidated Cash Interest Expense - for any period of Borrower, interest expense payable by Borrower and its Subsidiaries in cash and for which Borrower and its Subsidiaries do not have the right to capitalize and add to the principal amount of the obligation for which such Interest Expense is due.

          Consolidated EBITDA - for any fiscal period of Borrower, an amount equal to the sum for such fiscal period of (a) Consolidated Adjusted Net Earnings, plus (b) provision for Consolidated taxes based on income, plus (c) Consolidated Interest Expense, plus (d) Consolidated depreciation, amortization and other noncash charges.

          Consolidated Fixed Charge Coverage Ratio - as of the date of the transaction giving rise to the need to calculate the Consolidated Fixed
Charge Coverage Ratio ("Transaction Date"), means the ratio of (a)
Consolidated EBITDA for the four full fiscal quarters immediately prior to the Transaction Date to (b) Consolidated Interest Expense for the four full fiscal quarters immediately prior to the Transaction Date.  In making the foregoing calculation, (i) pro forma effect shall be given to: (A) any
Indebtedness Incurred subsequent to the end of the four fiscal quarter period referred to in clause (a) and prior to the Transaction Date (other than the
Revolver Loans hereunder or any predecessor revolving credit or similar arrangement to the extent of the commitment thereunder on the last day of such period); (B) any Indebtedness Incurred during such four fiscal quarter period to the extent such Indebtedness is outstanding at the Transaction
Date; and (C) the Incurrence of any Indebtedness giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio and, in each case, the application of the net proceeds therefrom, including to refinance other
Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such four fiscal quarter period;
(ii) Consolidated Interest Expense attributable to interest on any
Indebtedness (whether existing or being Incurred) bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date
(taking into account any Interest Rate Protection Agreement applicable to such Indebtedness) had been the applicable rate for the entire period; (iii)
subject to clause (iv) below, there shall be excluded from Consolidated
Interest Expense any Consolidated Interest Expense related to any amount of
Indebtedness that was outstanding during such four fiscal quarter period or thereafter but that is not outstanding or is to be repaid on the Transaction
Date; and (iv) Consolidated Interest Expense attributable to interest on the
Revolver Loans outstanding hereunder (or any predecessor revolving credit or similar arrangement) shall be computed based upon the average daily balance of such Indebtedness during the four fiscal quarter period.  In addition, if during the four-fiscal-quarter period, Borrower or any of its Subsidiaries shall have (a) engaged in any Asset Sale, or (b) acquired any material assets out of the ordinary course of business, then (1) in the case of any such
Asset Sale, Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive), or increased by an amount equal to the Consolidated EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale for such period calculated on a pro forma basis as if such Asset Sale and any related refinancing, retirement or discharge of Indebtedness had occurred on the first day of such period and (2) in the case of any such asset acquisition, Consolidated EBITDA shall be calculated on a pro forma basis as if such asset acquisition had occurred on the first day of such four-fiscal-quarter period.

     Consolidated Interest Expense - for any fiscal period of Borrower, total interest expense of Borrower and its Subsidiaries on a Consolidated basis, as determined in accordance with GAAP.

     Consolidated Net Worth - at any date means the total stockholders' equity of Borrower and its Subsidiaries as shown on the Consolidated balance sheet of Borrower and its Subsidiaries in conformity with GAAP, and shall include common stock subject to put rights.

     DRFSI - Dan River Factory Stores, Inc., a Georgia corporation and wholly-owned Subsidiary of Borrower.

     Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

     Default Rate - a rate per annum equal to two percent (2%) in excess of the interest rates otherwise applicable to the Loans as set forth in Sections
2.1.1 and 2.1.2 of the Agreement.

     Disqualifying Event - the happening of one or more of the following events or conditions:

          (a) The occurrence of a Default or Event of Default, unless and until such Default or Event of Default is cured or waived;

          (b) Average Monthly Availability, determined for any month, is less than $10,000,000, unless Average Monthly Availability for any one of the three (3) succeeding months is at least $10,000,000; or

          (c) Availability is less than $5,000,000 at any time; in each case, upon receipt by Borrower of written notice from Agent of Agent's election to declare such Disqualifying Event as having occurred and, then, only so long as such event or condition is continuing on the basis described hereinabove.

     Document - shall have the meaning ascribed to the term "document" under the Code, issued in respect of Inventory.

     Dollars - and the sign $ shall refer to currency of the United States of America.

     Dominion Account - a special account of Agent established by Borrower at a bank selected by Borrower, but reasonably acceptable to Agent in its discretion, and over which Agent shall have sole and exclusive access and control for withdrawal purposes.

     Eligible Account - an Account arising in the ordinary course of business of Borrower and each of its Subsidiaries from the sale of Inventory or rendition of services, but no such Account shall be an Eligible Account if:

          (a) It arises out of a sale made by Borrower or any of its Subsidiaries to Borrower or any of its Subsidiaries or an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower;

          (b) It is unpaid for more than 150 days after the original invoice date or more than 60 days after the original maturity date;

          (c) 25% or more of the Accounts from the Account Debtor are not Eligible Accounts;

          (d) The total unpaid Accounts of the Account Debtor exceed 20% of the net amount of all Accounts, to the extent of the amount of such excess;

          (e) Any covenant, representation or warranty contained in the Agreement or the other Loan Documents with respect to such Account has been breached;

          (f) The Account Debtor is also a creditor or supplier of Borrower or any of its Subsidiaries, or has disputed liability with respect to such Account, or has made any claim with respect to any other Account due from such Account Debtor to Borrower or any of its Subsidiaries, or the Account otherwise is or may become subject to any right of set off by the Account Debtor; in each case, to the extent of the amount of any Indebtedness owing by Borrower or any of its Subsidiaries to such creditor or supplier, or any offset, dispute or claim;

          (g) The Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; provided, however, Agent may in its discretion consent to an Account owing by an Account Debtor that is the subject of a reorganization, bankruptcy, receivership, custodianship or other insolvency proceeding being deemed an Eligible Account, with such limitations and upon such conditions as Agent shall specify, if all other eligibility criteria are satisfied;

          (h) It arises from a sale to an Account Debtor outside the United States or Canada;

          (i) It arises from a sale to the Account Debtor on the basis of a guaranteed sale, sale-or-return, sale-or-approval, consignment or any other repurchase or return basis, or the Account otherwise does not represent a final sale;

          (j) Agent determines in good faith that collection of such Account is insecure or that payment thereof is doubtful or will be delayed by reason of the Account Debtor's financial condition or that the prospect of payment or performance by the Account Debtor is or will be impaired;

          (k) With respect to each Account owing by the United States of America or any department, agency or instrumentality thereof, such Account shall initially constitute an Eligible Account (provided all other eligibility criteria are satisfied), but shall cease being an Eligible Account at such time as Agent requests that Borrower or any of the Subsidiaries of Borrower to which such Account is owed assigns its rights to payment of such Account to Agent, in form and substance satisfactory to Agent, so as to comply with the Assignment of Claims of 1940, and Borrower or any of its Subsidiaries to which such Account is owed fails to execute such requested assignment within ten (10) days of Agent's request therefor;

          (l) The executive offices of the Account Debtor is located in the State of New Jersey, Minnesota, Indiana or any other state imposing similar conditions of the right of a creditor to collect Accounts, unless (i) Borrower or any of its Subsidiaries to which such Account is owed has filed a Notice of Business Activities report with the appropriate officials in those states for the then current year, or (ii) such Account Debtor has substantial assets located outside the State of New Jersey, Minnesota, Indiana or other state, as the case may be;

          (m) The Account Debtor is located in a state in which Borrower or any of its Subsidiaries to which such Account is owed is deemed to be doing business under the laws of such state and which denies creditors access to its courts in the absence of qualification to transact business in such state or of the filing of any reports with such state, unless Borrower or any of its Subsidiaries to which such Account is owed has qualified as a foreign corporation authorized to transact business in such state or has filed all required reports;

          (n)  The Account is subject to any Lien other than a Permitted
Lien;

          (o) Except for Bill-and-Hold Accounts, the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by Borrower or any of its Subsidiaries and accepted by the Account Debtor;

          (p) Borrower or any of its Subsidiaries have determined for any reason not to continue selling goods to the Account Debtor on open account;

          (q) The Account is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment;

          (r) Borrower or any of its Subsidiaries has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face amount of each invoice related to such Account, to the extent of such deduction;

          (s) Borrower or any of its Subsidiaries to which such Account is owed has made an agreement with the Account Debtor to extend the time of payment thereof beyond the period set forth in clause (b) above;

          (t) The Account arises from a retail sale of goods to a Person who is purchasing the same primarily for personal, family or household purposes;

          (u) The Account consists of finance or late charges for past-due balances, to the extent of such finance or late charges; or

          (v)  The Account is a Factored Account.

     Eligible Assignee - a Lender or a U.S. based Affiliate of a Lender; a commercial bank organized under the laws of the United States or any state and having total assets in excess of $5,000,000,000 or an asset based lending affiliate of any such bank; or any other financial institution that is acceptable to Agent and that in the ordinary course of business extends credit of the type evidenced by the Notes and has total assets in excess of $500,000,000.

     Eligible Inventory - All Inventory of Borrower and each of its Subsidiaries owned in the ordinary course of business of Borrower and its Subsidiaries which (a) is in good, new and saleable condition, (b) is not obsolete, unmerchantable, spoiled, slow moving, damaged or unsaleable, (c) meets all standards imposed by any governmental agency or authority, (d) conforms in all respects to the warranties and representations set forth in the Agreement and in the other Loan Documents, (e) is at all times subject to Agent's first priority perfected Lien and no other Lien except Permitted Liens, and (f) is situated or stored at a Permitted Inventory Location; provided, however, upon the occurrence and during the continuance of a Disqualifying Event, Licensed Inventory shall no longer constitute Eligible Inventory until such time as Borrower obtains for the benefit of Agent a written agreement from the licensor of such Licensed Inventory, in form and substance reasonably acceptable to Agent, of a non-exclusive license granting Agent the right to sell or otherwise dispose of Licensed Inventory for a reasonable period (not less than six (6) months) after the occurrence of an Event of Default on terms which provide for the payment of royalties on such items of the Licensed Inventory as may be sold by Agent at a rate no greater than the royalty rate payable by Borrower or its Subsidiaries under its respective license agreement with such licensor (without regard to any minimum royalty requirements or, if Agent is required to pay any such minimum royalties, Borrower agrees in writing for the establishment of a reserve against Availability in an amount equal to such minimum royalties for the six
(6) month term of the license agreement) and are otherwise no more burdensome than the comparable terms required under the license agreement between Borrower or its Subsidiaries and such licensor.

     Environmental Laws - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters.

     Equipment - all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and all other tangible personal Property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower or in which Borrower has an interest.

     Equipment Collateral - all Equipment of Borrower now or hereafter located in, on or upon the Real Property and any such Equipment relocated therefrom, which relocation shall be in accordance with the terms of the Agreement.

     ERISA - the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

     Escrow Agent - SunTrust Bank, Atlanta, a Georgia corporation.

     Eurocurrency Liabilities - shall have the meaning ascribed thereto in Regulation D issued by the Board of Governors.

     Event of Default - as defined in Section 11.1 of the Agreement.

     Extraordinary Expenses - all costs, expenses, fees, and advances which Agent may suffer or incur, whether prior to or after the occurrence of an Event of Default, on account of or in connection with (a) the repossession, storage, repair, appraisal, insuring, completion of the manufacture of, preparing for sale, advertising for sale, selling, collecting or otherwise preserving or realizing upon any Collateral; (b) the defense of Agent's Lien upon any Collateral or the priority thereof or any adverse claim with respect to the Loans, the Loan Documents or the Collateral asserted by any Obligor, any receiver or trustee for any Obligor or any creditor of representative of creditors of any Obligor; (c) the settlement or satisfaction of any Liens upon any Collateral (whether or not such Liens are Permitted Liens); (d) the collection of any of the Obligations; (e) the negotiation, documentation, and closing of any restructuring or forbearance agreement with respect to the Loan Documents or Obligations; (f) amounts advanced by Agent pursuant to
Section 7.1.3 of the Agreement; (g) the enforcement of any of the provisions of any of the Loan Documents; or (hi) any payment under indemnity or other payment agreement provided by Agent to any financial institution in connection with any Dominion Account. Such costs, expenses and advances may include transfer fees, taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers' fees and commissions, auctioneers' fees and commissions, accountants' fees, environmental study fees, amounts paid to employees of Borrower or independent contractors in liquidating any Collateral, travel expenses, all other fees and expenses payable or reimbursable by Borrower or any other Obligor under any of the Loan Documents and all other fees and expenses associated with the enforcement of rights or remedies under any of the Loan Documents, but excluding compensation paid to employees (including inside legal counsel who are employees) of Agent.

     Exchange Act - the Securities Exchange Act of 1934, as amended.

     Exchange Rate Contract - with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or combination thereof, entered into in the ordinary course of such Person's business and designed to provide protection against fluctuations in currency exchange rates.

     Existing Holders - the Management Stockholders and MILP.

     Existing Letters of Credit - those Letters of Credit outstanding on the Closing Date and identified on Schedule C hereto.

     Existing Letter of Credit Guaranties - those Letter of Credit Guaranties outstanding on the Closing Date with respect to the Existing Letters of Credit.

     Factor - Factor Quadrum de Mexico, Milberg, Rosenthal and Rosenthal, Inc., and each other factor with whom Borrower may hereafter enter into a Factoring Agreement and who has executed a Factor Assignment and Intercreditor Agreement.

     Factor Assignment and Intercreditor Agreement - each Collateral Assignment of Factoring Credit Balances and Intercreditor Agreement among Borrower, Agent and each Factor, pursuant to which, among other things, Borrower assigns to Agent, as security for the Obligations, and each Factor acknowledges the assignment to Agent of, all sums at any time or times due or to become due to Borrower from such Factor under its Factoring Agreement with Borrower, and establishes the relative priorities of the respective Liens of such Factor and Agent with respect to the Accounts of Borrower.

     Factored Account - an account of Borrower owing from an Account Debtor located outside the United States, other than the Factoring Agreement with Milberg which includes accounts within the United States, which is sold, assigned or otherwise transferred to a Factor pursuant to a Factoring Agreement and upon which the Factor shall have agreed to assume the risk of credit loss.

     Factoring Agreement - the Seller Factoring Agreement, the factoring agreement, dated October 3, 1995, between Borrower and Factor Quadrum de Mexico, the factoring agreement, dated March 15, 1993, between Borrower and Rosenthal and Rosenthal, Inc., and any other Factoring Agreement entered into by Borrower and a Factor, as the same may from time to time be amended and supplemented, pursuant to which such Factor agrees to favor Factored Accounts.

     Factoring Credit Balances - the monies and credit balances due or to become due to Borrower from any Factor under its Factoring Agreement with Borrower arising from the sale by Borrower of Factored Accounts to such Factor as calculated and determined under the Factoring Agreements and reflected in the Borrowing Base Certificates delivered to Agent pursuant to
Section 7.2.1(i).

     Fair Market Value - with respect to any transaction giving rise to the need to determine the fair market value of any Property, the fair market value thereof as determined in good faith by the Board of Directors of Borrower, including a majority of the disinterested directors, as evidenced by a Board Resolution; provided, however, if such Board Resolution indicates that such fair market value exceeds $25,000,000, such Board Resolution shall be accompanied by the written opinion of a nationally recognized firm of investment bankers, accountants, industry consultants or other appropriately qualified experts that such consideration or Property is fair to such Person.

     Federal Funds Rate - for any period, a fluctuating interest rate per annum equal for each date during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) in Charlotte, North Carolina, by the Federal Reserve Bank of Charlotte, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three (3) federal funds brokers of recognized standing selected by Agent.

     Fleet - Fleet Capital Corporation, a Rhode Island corporation, and its successors and assigns.

     Fleet Indemnitees - Fleet and all of its present and future officers, directors and agents.

     GAAP - generally accepted accounting principles in the United States of America in effect from time to time; provided, however, compliance by Borrower with the financial covenants shall be calculated in accordance with GAAP as in effect on the Closing Date applied on a basis consistent with the preparation of the financial statements previously delivered to Agent and Lenders.

     General Intangibles - with respect to any Person, all general intangibles of such Person, including, without limitation, all choses in action, causes of action, corporate or other business records, deposit accounts, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, operational manuals, all claims under guaranties, security interests or other security held by or granted to such Person to secure payment of any of its Accounts by an Account Debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Accounts).

     Guarantor - DRFSI and each other Subsidiary of Borrower hereafter created or acquired pursuant to Section 9.2.7 of the Agreement.

     Guaranty Agreement - any Guaranty Agreement executed by a Guarantor in form and substance reasonably satisfactory to Agent.

     Guaranty Security Agreement - the security agreement executed by each Guarantor in favor of Agent, in form and substance reasonably satisfactory to Agent, pursuant to which each Guarantor grants Agent a Lien in all Collateral of such Guarantor.

     Hazardous Material - any pollutants, contaminants, chemicals, toxic or hazardous substance or material defined as such in (or for purposes of) the Environmental Laws, including without limitation, any waste constituentscoming within the definition or list of hazardous substances in 40 C.F.R. Section 261.1 through 261.33.

     Incur - with respect to any Indebtedness or other obligation of any Person, means to create, issue, incur (by conversion, exchange or otherwise), extend, assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and "Incurrence", "Incurred" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness.

     Indebtedness - means at any time (without duplication), with respect to any Person, whether or not contingent:

          (a) The principal of and premium (if any) in respect of (i) indebtedness of such Person for money borrowed and (ii) indebtedness and all other obligations of such Person evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

          (b)  All Capitalized Lease Obligations of such Person;

          (c) All obligations of such Person issued or assumed as a deferred purchase price of Property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

          (d) All obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers acceptance or similar credit transaction (other than obligations with respect of letters of credit entered into in the ordinary course of business of such Person or to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth (5th) Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

          (e)  All obligations of the type referred to in clauses (a) through
(d) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including guarantees of such obligations and dividends; or

          (f)  All obligations of the type referred to in clauses (a) through
(e) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligations being deemed to be the lesser of the Fair Market Value of such Property at such date of determination or the amount of the obligation so secured.

          The amount of the Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in accordance with GAAP.

     Indemnified Amount - the amount of any loss, cost, expenses or damages suffered or incurred by Agent Indemnitees and against which Lenders or Borrower have agreed to indemnify Agent Indemnitees pursuant to the terms of the Agreement or any of the other Loan Documents.

     Insolvency Proceeding - any action, case or proceeding commenced by or against a Person, or any agreement of such Person, for (a) entry of an order for relief under any chapter of the Bankruptcy Code or other insolvency or debt adjustment law (whether state, federal or foreign), (b) the appointment of a receiver, trustee, liquidator or other custodian for such Person or any part of its Property, (c) an assignment or trust mortgage for the benefit of creditors of such Person, or (d) the liquidation, dissolution or winding up of the affairs of such Person.

     Instrument - shall have the meaning ascribed to the term "instrument" under the Code, evidencing an Account.

     Intercreditor Agreement - the intercreditor and subordination agreement dated on or about the Closing Date executed by Agent and Fleet in the form of Exhibit G to the Agreement, and acknowledged and agreed to by Borrower.

     Interest Period - as defined in Section 2.1.5 of the Agreement.

     Interest Rate Protection Agreement - with respect to any Person, means any interest rate swap agreement, interest rate cap or collar agreement or financial agreement or arrangement designed to protect such Person or its Subsidiaries against fluctuations in interest rates, as in effect from time to time.

     Internal Revenue Code - the Internal Revenue Code of 1986, as amended from time to time.

     Inventory - with respect to any Person, all of such Person's inventory, including, but not limited to, all goods intended for sale or lease by such Person, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in such Person's business.

     Inventory Borrowing Base - at any date of the determination thereof, the lesser of (a) $55,000,000 or (b) the sum obtained by multiplying the value of the classification of Eligible Inventory of Borrower and its Subsidiaries set forth in column I below at such date by the percentage corresponding to such classification set forth in column II below, with value in each case calculated on the basis of the lower of cost or market with cost calculated on a first-in, first-out basis:

                     I                                   II

     ELIGIBLE INVENTORY CLASSIFICATION              ADVANCE RATE

     Inventory of Baled Cotton                           70%

     Apparel Division Inventory:

       Raw Materials Inventory:
          Synthetic fibers                               70%
          Greige yarns and fiber                         50%
          Waste                                          50%

       Work in Process Inventory:

          Greige, finished and                           45%
            inspected fabric

       Finished Goods Inventory:

          Oxford or pin point standard                   60%
            shirt fabric
          Other finished goods apparel                   55%
            inventory consisting of
            fabric and cloth

          Supplies consisting of machine                 20%
            parts, repair materials, dyes,
            chemicals and packaging materials

     Home Fashions Division Inventory:

       Raw Materials Inventory:

          Synthetic fibers                               70%
          Thread, trim and packaging                     10%

       Work in Process Inventory:

          Greige sheeting                                60%
          Rolled stock of printed                                          30%
            and colored sheeting
          Open stock and in process                      55%
            set assemblies

       Finished Goods Inventory:

          Sheets, pillow cases, drapes,                  55%
            comforters, shams, dust
            ruffles and the like

       Supplies consisting of machine parts,             20%
         repair materials, dyes, chemicals and
         packaging materials

     Wetumpka Plant Inventory:

       Raw Materials consisting of fibers               50%

       Finished Goods Inventory                         25%
         consisting of dyed yarn

       Supplies                                         10%

     Outlet Stores Inventory:

       Retail store Inventory of finished goods         55%

     Investment - in any Person means any direct or indirect loan or advance to, any net payment on a guarantee of, the acquisition of any stock, bonds, notes, debentures, other securities or equity interest or obligation of, or capital contribution to or other investment in, such Person; provided, however, that Investments shall not include extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

     Leased Real Property - the real Property of Borrower located in Sevierville, Tennessee in which Borrower has a leasehold estate and which is more particularly described in Schedule B hereto.

     Lender Indemnitee - a Lender in its capacity as a lender under the Agreement and all of its present and future officers, directors and agents.

     Lenders - Fleet and any other Person who may from time to time become a lender under the Agreement, and their respective successors and permitted assigns.

     Letter of Credit - the Existing Letters of Credit and any other letter of credit issued by Agent or any of Agent's Affiliates for the account of Borrower.

     Letter of Credit Amount - at any time, the aggregate undrawn face amount of all Letters of Credit and Letter of Credit Guaranties then outstanding.

     Letter of Credit Guaranty - any guaranty issued by Agent pursuant to which Agent shall guarantee the payment or performance by Borrower of its reimbursement obligations under a Letter of Credit.

     Letter of Credit Obligations - that portion of the Obligations constituting Borrower's obligation to reimburse Agent and Lenders for all amounts paid by Agent and Lenders under or with respect to a Letter of Credit Guaranty.

     Letter of Credit Participation - as defined in Section 1.3.4 of the Agreement.

     LIBOR Lending Office - with respect to a Lender, the office designated as the LIBOR Lending Office for such Lender on the signature pages of the Agreement (or on any Assignment and Acceptance, in the case of an assignee) and such other office of such Lender or any of its Affiliates that is hereafter designated by notice to Agent.

     LIBOR Rate - with respect to an Interest Period, the rate per annum determined by Agent on the basis of the offered rate for deposits in Dollars in the London Interbank Market of amounts equal to or comparable to the amount of the LIBOR Rate Loan to which such Interest Period relates offered for a term comparable to such Interest Period, which rate appears on the Telerate Screen LIBOR Page (or as published by comparable service selected by Agent) as of 11:00 o'clock a.m., London time, two (2) Business Days prior to the first day of such Interest Period.

     LIBOR Rate Loan - a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the applicable Adjusted LIBOR Rate.

     Licensed Inventory - any Inventory of Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, which is subject to any license agreement or other agreement that would condition or restrict Borrower's or such Subsidiary's or Agent's right to sell or otherwise dispose of such Inventory.

     Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, Borrower and each of its Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

     Loan - the Term Loan, a Revolver Loan or all or any of them as the context may require.

     Loan Account - the loan account established by each Lender on its books pursuant to Section 4.10 of the Agreement.

     Loan Documents - the Agreement, the Other Agreements and the Security Documents.

     Lockboxes - as defined in Section 7.2.5 of the Agreement.

     Lockbox Banks - as defined in Section 7.2.5 of the Agreement.

     MILP - Mezzanine Investment Limited Partnership - BDR, its successors and assigns, provided that Mezzanine Investment Limited Partnership - BDR or such successor or assign is either Metropolitan Life Insurance Company or an Affiliate of Metropolitan Life Insurance Company.

     Management Stockholders - means (a) Joseph L. Lanier, Jr., Richard L. Williams and Barry F. Shea and certain of their family members who beneficially own Voting Stock of Borrower on the date of the Agreement (or, in the case of the death or incompetence of any such Person or family member, the estate, heirs, executor, administrator, committee or other personal representative of such Person or family member (collectively "Heirs")) or any

Person controlled, directly or indirectly, by such Person or family member or his Heirs and (b) any employee of Borrower who acquires common stock of Borrower pursuant to its Amended and Restated Stock Option Plan, to the extent such common stock is required to be, and is, surrendered by Joseph L. Lanier, Jr. to Borrower. Notwithstanding the foregoing, no person who is employed by a competitor of Borrower shall be considered to be a Management Stockholder.

     Mandatory Borrowing - as defined in Section 1.3.6 of the Agreement.

     Margin Stock - shall have the meaning ascribed to it in Regulation U and Regulation G of the Board of Governors.

     Material Adverse Effect - the effect of any event or condition which, alone or when taken together with other events or conditions occurring or existing concurrently therewith, (a) has or may be reasonably expected to have a material adverse effect upon the business, operations, Properties, condition (financial or otherwise) or business prospects of Borrower and its Subsidiaries, taken as a whole; (b) has or may be reasonably expected to have any material adverse effect whatsoever upon the validity or enforceability of the Agreement or any of the other Loan Documents; (c) has or may be reasonably expected to have any material adverse effect upon the Collateral, the Liens of Agent with respect to the Collateral or the priority of such Liens; or (d) materially impairs the collective ability of Borrower and its Subsidiaries to perform their obligations under the Agreement, any Guaranty Agreement or any of the other Loan Documents or of Agent or a Lender to enforce or collect the Obligations or realize upon any of the Collateral in accordance with the Loan Documents and Applicable Law.

     Maximum Rate - the maximum non-usurious rate of interest permitted by Applicable Law that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Indebtedness in question or, to the extent permitted by Applicable Law, under such Applicable Law that may hereafter be in effect and which allow a higher maximum non-usurious interest rate than Applicable Law now allows. Notwithstanding any other provision hereof, the Maximum Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 365 or 366 days, as the case may be).

     Milberg - Milberg Factors, Inc., a Delaware corporation.

     Moody's - Moody's Investors Service, Inc., or any successor thereto.

     Mortgage - the deed of trust to be executed by Borrower on or about the Closing Date in favor of Agent and by which Borrower shall grant and convey to Agent, as security for the Obligations, a Lien upon the Owned Real Property.

     Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

     Net Proceeds - proceeds (including cash receivable (when received) by way of deferred payment) received by Borrower from the sale, lease, transfer or other disposition of any of the Equipment Collateral or the Owned Real
Property, including, without limitation, insurance proceeds and awards of compensation received with respect to the destruction or condemnation of all
or part of the Equipment Collateral or the Owned Real Property, net of: (a)
the reasonable costs of such sale, lease, transfer or other disposition; and
(b) in the case of the Equipment Collateral, amounts applied to repayment of
Indebtedness (other than the Obligations) secured by a Permitted Lien on the
Equipment Collateral disposed of that is senior to Agent's Liens.

     Notes - the Revolver Notes and the Term Notes.

     Notice of Borrowing - as defined in Section 3.1.1(i) of the Agreement.

     Notice of Conversion/Continuation - as defined in Section 2.1.4(ii) of the Agreement.

     Obligations - Collectively, (i) the Loans and all other sums loaned or advanced by Agent or any Lender to or on behalf of Borrower pursuant to this Agreement or the other Loan Documents, (ii) all liabilities, indebtedness and obligations now or any time hereafter owing by Borrower or any Guarantor to Agent or any Lender under this Agreement or any of the other Loan Documents,
(iii) Letter of Credit Obligations and all other obligations incurred by Agent or any Lender, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of a Letter of Credit or Letter of Credit Guaranty or any other agreement, instrument or document with respect to a Letter of Credit; and (iv) all other liabilities, indebtedness and obligations of any and every kind now or hereafter owing or to become due from Borrower or any Guarantor in respect of the Loans. The term includes, without limitation, all principal, interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to, or to be paid by, Borrower or any Guarantor under any of the Loan Documents, but shall not include any of the Project Loan Obligations

     Obligor - each Borrower, each Guarantor, and any other Person that is at any time liable for the payment of the whole or any part of the Obligations.

     Officer - as to any Person, the chief executive officer, the president, any vice president, the treasurer, any principal financial officer, the secretary or the controller of such Person.

     Officer's Certificate - a certificate signed by an Officer.

     Original Term - as defined in Section 5.1 of the Agreement.

     Other Agreements - the Notes, the Syndication Fee Letter and all other agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower, any Subsidiary of Borrower or any other third party and delivered to Agent or any Lender in respect of the transactions contemplated by the Agreement.

     Overadvance - a Revolver Loan made by Lenders when an Overadvance Condition exists or would result from the making of such Revolver Loan.

     Overadvance Condition - at any date, a condition such that the principal amount of the Revolver Loans outstanding to Borrower on such date exceeds the Borrowing Base on such date.

     Owned Real Property - the real Property of Borrower located in Harris, North Carolina and Spindale, North Carolina acquired from Seller as part of the Acquisition and more particularly described in Schedule A hereto.

     Payment Account - an account maintained by Agent to which all monies deposited to a Dominion Account after the giving of a Payment Direction Notice shall be transferred and all other payments shall be sent in immediately available federal funds.

     Payment Direction Notice - As defined in Section 7.2.5 of the Agreement.

     Payment Item - all checks, drafts or other items of payment payable to Borrower, including proceeds of any of the Collateral.

     Pending Revolver Loans - at any date, the aggregate principal amount of all Revolver Loans which have been requested in any Notices of Borrowing received by Agent but which have not theretofore been advanced by Agent or Lenders.

     Permitted Indebtedness - Any and all of the following:

          (a)  The Obligations;

          (b)  The Senior Subordinated Notes;

          (c) Indebtedness of Borrower and its Subsidiaries under Interest Rate Protection Agreements, provided that the obligations under such agreements are related to payment obligations on Indebtedness otherwise permitted by the terms of the Agreement;

          (d) Indebtedness of Borrower and its Subsidiaries to any of Borrower's wholly-owned Subsidiaries so long as such Indebtedness is held by one of Borrower's wholly-owned Subsidiaries and is subordinated in right of payment to the Obligations;

          (e) Indebtedness of Borrower and its Subsidiaries outstanding on the date of the Agreement;

          (f) Indebtedness of Borrower and its Subsidiaries under Exchange Rate Contracts and Commodity Agreements;

          (g) Indebtedness of any Person which shall merge into or consolidate with Borrower in accordance with Section 9.2.1 hereof, which Indebtedness was not Incurred in anticipation of such merger or consolidation and was outstanding prior to such merger or consolidation;

          (h) Acquired Indebtedness, provided that after giving pro forma effect to the Incurrence thereof, Borrower could Incur $1.00 of additional Indebtedness pursuant to Section 9.2.2 (other than as Permitted
Indebtedness);

          (i) Indebtedness of Borrower or any of its Subsidiaries in respect of Capitalized Lease Obligations or Capital Expenditure Indebtedness directly Incurred by Borrower or such Subsidiary, provided that (i) the principal amount of such Indebtedness does not exceed the Fair Market Value of the Property leased, acquired or constructed, (ii) the Property so leased, acquired or constructed is to be used in the textile or apparel business or any business ancillary thereto, and (iii) the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (i) does not exceed $35,000,000 at any one time outstanding;

          (j) Indebtedness of Borrower Incurred pursuant to industrial revenue or similar tax-free obligations not to exceed $10,000,000 at any one time outstanding;

          (k) Indebtedness of Borrower not otherwise permitted to be Incurred pursuant to clauses (a) through (j) above in an aggregate principal amount not to exceed $25,000,000; and

          (l) Indebtedness Incurred by Borrower or any of its Subsidiaries in exchange for, or the proceeds of which are used to refinance, Indebtedness Incurred by Borrower or such Subsidiary, respectively, referred to in the foregoing clauses (a) through (k), provided that (i) such Indebtedness is in an aggregate principal amount not in excess of the aggregate principal amount then outstanding of the Indebtedness being exchanged or refinanced plus any premium required by the terms thereof and the amount of customary fees and expenses payable by Borrower or such Subsidiary in connection therewith and
(ii) if the Indebtedness being exchanged or refinanced is Subordinated Debt,
(A) such Indebtedness is subordinate to the Obligations to at least the same extent, (B) such Indebtedness has a final maturity date later than the final maturity date of the Indebtedness being exchanged or refinanced and (C) the interest rate is not in excess of the interest rate payable in respect of the Indebtedness being exchanged or refinanced.

     Permitted Investments - means any and all of the following:

          (a) Direct obligations of the United States of America or any agency thereof for the payment of which the full faith and credit of the United States of America is pledged and which are non-callable at the option of the issuer thereof and which mature within one year of the date of purchase;

          (b) Certificates of deposit from or acceptances accepted or guaranteed by Acceptable Banks due within one year, or demand deposits maintained in the ordinary course of business with Acceptable Banks;

          (c) Commercial paper maturing within 180 days of original issue rated at the time of acquisition A-1 by S & P or P-1 by Moody's;

          (d) Investments in a wholly-owned Subsidiary or in any other Person as a result of which such other Person becomes a wholly-owned Subsidiary and which are otherwise permitted pursuant to the terms of the Agreement;

          (e) Investments in money market funds organized under the laws of the United States or any state thereof that invests substantially all their assets in any of the Investments described in clauses (a), (b) or (c) above;

          (f) Loans or advances to employees made in the ordinary course of business and not to exceed $1,000,000 in the aggregate at any one time outstanding; and

          (g) Negotiable instruments held for collection, lease, utility and similar deposits, or stock, obligations or securities received in settlement of debts owning to Borrower or any of its Subsidiaries as a result of foreclosure, perfection or enforcement of any Lien, in each case as to debt that arose in the ordinary course of business of Borrower or such Subsidiary.

     Permitted Liens - any Lien of a kind specified in subparagraphs (i) through (vii) of Section 9.2.5 of the Agreement.

     Permitted Inventory Location - premises at which Inventory of Borrower or any of its Subsidiaries is or may be located from time to time in compliance with the provisions of Section 7.7.1 of the Agreement and as to which each of the following requirements has been fulfilled:

          (a) Either (i) such premises are owned by Borrower or any of its Subsidiaries and are located within the continental United States; or (ii) such premises are leased by Borrower or any of its Subsidiaries or such premises are public warehouses at which Inventory of Borrower or any of its Subsidiaries is stored and in each case are located within the continental United States; provided, however, upon the occurrence and during the continuance of a Disqualifying Event, any premises described in this clause
(ii) shall no longer constitute a Permitted Inventory Location until such time as Borrower obtains for the benefit of Agent a written agreement of such landlord or warehouseman, in form and substance reasonably acceptable to Agent, to disclaim any interest in any Inventory of Borrower or any of its Subsidiaries located on such premises, and to afford Agent access to and the right to repossess or take possession of such Inventory on such premises at any time free of any Lien of such landlord or warehouseman and to use any such premises for a reasonable period of time, without any obligation to such landlord or warehouseman (other than regular rent or storage charges on a per diem basis for the period Agent elects to maintain any Inventory of Borrower or any of its Subsidiaries on such premises), to store or dispose of such Inventory on such premises;

          (b) The premises are not the premises of a processor or other person engaged by Borrower or any of its Subsidiaries to add value of any kind to the Inventory of Borrower or any of its Subsidiaries located on such premises; and

          (c) Agent has a first priority perfected Lien in the Inventory of Borrower or any of its Subsidiaries located at such premises.

     Person - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, unincorporated organization, or a government or agency or political subdivision thereof.

     Plan - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

     Pro Rata - a share of or in all Loans, payments, proceeds, collections, Collateral and Extraordinary Expenses, which share for any Lender on any date shall be a percentage arrived at by dividing the amounts of the Commitment of such Lender on such date by the aggregate amount of the Commitments of all Lenders on such date.

     Prohibited Transaction - any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986.

     Project - the construction of a plant consisting of approximately 260,000 square feet on certain land owned by the Authority in the City of Danville, Virginia, and consisting of approximately 15.731 acres, and leased by the Authority to Borrower pursuant to the terms of the Project Lease.

     Project Lease - the Lease Agreement among the Authority, as lessor, the City of Danville, Virginia, and Borrower, as lessee, dated May 3, 1996, as amended, modified, supplemented or restated from time to time.

     Project Loan - the non-recourse loan from Fleet to the Authority in an amount up to $9,000,000 to finance the actual hard and soft costs of constructing the Project.

     Project Loan Documents - the Project Loan Guaranty, the Put Agreement, the Project Lease, and all other agreements, notes, deeds of trust, assignments, instruments and other documents executed by the Authority or Borrower to evidence or secure the Project Loan.

     Project Loan Guaranty - the Guaranty and Security Agreement, dated May 3, 1996, executed by Borrower and Fleet, by which Borrower unconditionally guarantees the repayment of the Project Loan and the completion of the Project, and grants Fleet a Lien in the Collateral of Borrower (except for the Equipment Collateral) as security therefor, as amended, modified, supplemented or restated from time to time.

     Project Obligations - collectively, (a) the Project Loan and all other sums loaned or advanced by Fleet to or on behalf of the Authority or Borrower pursuant to the terms of any of the Project Documents, (b) all liabilities, indebtedness or obligations now or at any time hereafter owing by the Authority or Borrower under any of the Project Loan Documents, and (c) all other liabilities, indebtedness and obligations of any and every kind now or hereafter owing or to become due from the Authority or Borrower to Fleet in respect of the Project Loan. The term includes, without limitation, all principal, interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to, or to be paid by, the Authority or Borrower under any of the Project Loan Documents, including, without limitation, all legal fees and expenses incurred by Fleet in connection with the exercise of its rights under the Put Agreement and the closing of the sale of the Project Loan to Borrower pursuant to the terms thereof.

     Projections - Borrower's forecasted Consolidated (i) balance sheets,
(ii) profit and loss statements, (iii) cash flow statements, and (iv) capitalization statements, all prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

     Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     Public Equity Offering - a bonafide underwritten public offering of Capital Stock of Borrower pursuant to an effective registration statement under the Securities Act of 1933, as amended, as a result of which Capital Stock of Borrower is distributed to the public.

     Purchase Agreement - the Asset Purchase Agreement, dated as of January 10, 1997 by and between Seller, as seller, and Borrower, as purchaser, pursuant to which Borrower has agreed to make the Acquisition,

     Purchase Documents - the Purchase Agreement and all documents and instruments to be executed or delivered in connection therewith.

     Put Agreement - the Put Agreement, dated May 3, 1996, between Borrower and Fleet, pursuant to which Borrower agrees to purchase the Project Loan from Fleet under the terms and conditions described therein, as amended, modified, supplemented or restated from time to time.

     Real Property - the Owned Real Property and the Leased Real Property.

     Regulation D - Regulation D of the Board of Governors.

     Renewal Term - as defined in Section 5.1 of the Agreement.

     Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

     Required Lenders - at any date of determination thereof, Lenders having Commitments representing at least 66-2/3% of the aggregate Commitments at such time; provided, however, that if any Lender shall have failed to fund its Pro Rata share of any Borrowing of Revolver Loans in accordance with the terms of the Agreement, then, for so long as such failure continues, the term "Required Lenders" shall mean Lenders (excluding such Lender whose failure to fund its Pro Rata share of any Borrowing of Revolver Loans has not been cured) having Commitments representing at least 66-2/3% of the aggregate Commitments at such time; provided, further, however, that if the Commitments have been terminated, the term "Required Lenders" shall mean Lenders (excluding each Lender whose failure to fund its Pro Rata share of any Borrowing of Revolver Loans has not been cured) holding Loans representing at least 66-2/3% of the aggregate principal amount of Loans outstanding at such time.

     Register - the register maintained by Agent in accordance with Section
4.10.2 of the Agreement.

     Restricted Payment - Any or all of the following:

          (a) A dividend or other distribution declared and paid on the Capital Stock of Borrower (including any payment in connection with any merger or consolidation involving Borrower) or to Borrower's shareholders (other than dividends, distributions or payments made solely in Capital Stock of Borrower), or declared and paid to any Person other than Borrower or any of its wholly-owned Subsidiaries on the Capital Stock of any Subsidiary of Borrower;

          (b) A payment made by Borrower or any of its Subsidiaries to purchase, redeem, acquire or retire for value any Capital Stock of Borrower or of any Affiliate of Borrower (other than a purchase, redemption or acquisition of Capital Stock form a wholly-owned Subsidiary of Borrower);

          (c) A payment made by Borrower or any of its Subsidiaries to redeem, repurchase, defease or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, sinking fund or mandatory redemption payment, any Subordinated Debt or any Indebtedness of Parent; or

          (d) Any Investment other than a Permitted Investment by Borrower or any of its Subsidiaries in any Person.

     The amount of Restricted Payment, if other than in cash, shall be the Fair Market Value of the Property transferred by Borrower or any of its Subsidiaries, as the case may be.

     Revolver Commitment - at any date for any Lender, the obligation of such Lender to make Revolver Loans and to purchase Letter of Credit Participations pursuant to the terms and conditions of the Agreement, which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Revolver Commitment" on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of the Agreement or to give effect to any applicable Assignment and Acceptance; and "Revolver Commitments" means the aggregate principal amount of the Revolver Commitments of all Lenders, the maximum amount of which shall be $90,000,000.

     Revolver Loan - a Loan made by Lenders to Borrower as provided in
Section 1.1 of the Agreement.

     Revolver Note - a Revolver Note to be executed by Borrower in favor of each Lender in the form of Exhibit A-2 hereto, which shall be in the amount of such Lender's Revolver Commitment and which shall evidence all Revolver Loans made by such Lender to Borrower pursuant to the Agreement, and "Revolver Notes" means all of the Revolver Notes.

     S & P - Standard & Poor's Corporation, or any successor thereto.

     Sale and Leaseback Transaction - with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Subsidiaries.

     Schedule of Accounts - as defined in Section 7.2.1(ii) of the Agreement.

     Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

     Security Agreement - Trademarks - the Security Agreement to be executed by Borrower on or about the Closing Date by which Borrower shall assign to Agent, and grant to Agent a security interest in, as security for the Obligations, all of Borrower's right, title and interest in and to all of its trademarks, trade names and goodwill associated therewith.

     Security Documents - the Mortgage, each Guaranty Agreement, the Security Agreement - Trademarks, each Factor Assignment and Intercreditor Agreement, the Collateral Assignment of Purchase Agreement, and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

     Seller - The New Cherokee Corporation, a Delaware corporation.

     Seller Factoring Agreement - the Factoring Agreement, dated as of October 31, 1996, between Seller and Milberg, which has been terminated as of the Closing Date and, as part of the Acquisition, each of Milberg, Seller and Borrower have entered into an agreement by which the parties have acknowledged and agreed that all of Seller's right, title and interest in all of Seller's Accounts factored thereunder and the Factoring Credit Balances owing thereunder have been sold and assigned, and shall be payable, to Borrower.

     Senior Subordinated Notes - Senior Subordinated Notes issued by Borrower pursuant to the Senior Subordinated Notes Indenture in an aggregate principal amount of $120,000,000.

     Senior Subordinated Notes Indenture - the Indenture, dated December 15, 1993, between Borrower and Marine Midland Bank, N.A., as trustee, pursuant to which the Senior Subordinated Notes were issued.

     Settlement Date - as defined in Section 3.1.3(i) of the Agreement.

     Settlement Loan - as defined in Section 3.1.3(ii) of the Agreement.

     Settlement Report - a report delivered by Agent to Lenders summarizing the amount of the outstanding Revolver Loans and Letter of Credit Obligations as of the Settlement Date and the calculation of the Borrowing Base as of such Settlement Date.

     Solvent - as to any Person, such Person (a) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (b) is able to pay all of its Indebtedness as such Indebtedness matures and (c) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

     Statutory Reserves - on any date, the percentage (expressed as a decimal) established by the Board of Governors which is the then stated maximum rate for all reserves (including, but not limited to, any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect to Eurocurrency Liabilities (or any successor category of liabilities under Regulation D). Such reserve percentage shall include, without limitation, those imposed pursuant to said Regulation D. The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

     Subordinated Debt - the Senior Subordinated Notes and all other Indebtedness of Borrower that is expressly subordinated to the Obligations.

     Subsidiary - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

     Taxes - any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto, but excluding, in the case of each Lender, taxes imposed on or measured by the net income or overall gross receipts of such Lender.

     Term Loan - the Loan to Borrower by Lenders as provided in Section 1.2 of the Agreement.

     Term Loan Advance - for each Lender, an advance to Borrower under such Lender's Term Loan Commitment.

     Term Loan Commitment - at any date for any Lender, the obligation of such Lender to make Term Loan Advances pursuant to the terms and conditions of the Agreement, which shall equal the amount set forth opposite such Lender's name under the heading "Term Loan Commitment" on the signature pages hereof or the signature page of any Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of the Agreement or to give effect to any applicable Assignment and Acceptance; and the term "Term Loan Commitments" means the aggregate principal amount of the Term Loan Commitments of all Lenders, the maximum amount of which shall be $35,000,000.

     Term Note - a Term Note to be executed by Borrower in favor of each Lender in the form of Exhibit A-1 hereto, which shall be in the amount of such Lender's Term Loan Commitment and which shall evidence the Term Loan Advance made by such Lender to Borrower pursuant to the Agreement, and "Term Notes" means all of the Term Notes.

     Transferee - as defined in Section 13.3.3 of the Agreement.

     Type - the type of Loan, which shall either be a LIBOR Rate Loan or a Base Rate Loan.

     Voting Stock - as to any Person, means any class or classes of Capital Stock which entitle the holders thereof under ordinary circumstances to elect at least a majority of the Board of Directors of such Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of a happening of any contingency).

     Wetumpka Plant - the yarn manufacturing plant owned by Borrower and located in Wetumpka, Alabama.

     Accounting Terms - Unless otherwise specified herein, all terms of an accounting character used in the Agreement shall be interpreted, all accounting determinations in the Agreement shall be made, and all financial statements required to be delivered under the Agreement shall be prepared in accordance with GAAP, applied on a basis consistent with the most recent audited Consolidated financial statements of Borrower and its Subsidiaries heretofore delivered to Agent and Lenders and using the same method for inventory valuation as used in such audited financial statements.

     Other Terms. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

     Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Whenever in the Agreement the word "including" is used, it is understood to mean "including, without limitation". Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof. All references to any Person shall mean and include successors and permitted assigns of such Person. All references to "including" and "include" shall be understood to mean "including, without limitation".

     IN WITNESS WHEREOF, the parties have caused this Appendix to be duly executed by their duly authorized officers on February 3, 1997.

                          Borrower:

ATTEST:                   DAN RIVER INC.


---------------------------    By:--------------------------------
Secretary                 Title:-----------------------------

   [CORPORATE SEAL]


                          Lenders:
                          FLEET CAPITAL CORPORATION


                          By:----------------------------------
                          Title:-------------------------------


                          Agent:

                          FLEET CAPITAL CORPORATION, as Agent


                          By:----------------------------------
                          Title:-------------------------------


                            LIST OF EXHIBITS AND SCHEDULES

Exhibit A              Form of Term Note
Exhibit B              Form of Notice of Conversion/Continuation
Exhibit C              Form of Notice of Borrowing
Exhibit D              Form of Compliance Certificate
Exhibit E              Assignment and Acceptance
Exhibit F              Notice of Assignment
Exhibit G              Intercreditor Agreement
Schedule 7.1.1         Business Locations
Schedule 8.1.1         Jurisdictions in which Borrower and
                          each Subsidiary is Authorized to
                          do Business
Schedule 8.1.4              Capital Structure of Borrower
Schedule 8.1.5         Corporate Names
Schedule 8.1.12        Surety Obligations
Schedule 8.1.13        Tax Identification Numbers of Borrower
                            and Subsidiaries
Schedule 8.1.15        Patents, Trademarks, Copyrights and Licenses
Schedule 8.1.18        Contracts Restricting Borrower's Right to
                            Incur Debts
Schedule 8.1.19        Litigation
Schedule 8.1.21        Capitalized and Operating Leases
Schedule 8.1.22        Pension Plans
Schedule 8.1.24        Labor Contracts
Schedule 9.2.4         Permitted Liens
Schedule A             Owned Real Property
Schedule B             Leased Real Property
Schedule C             Existing Letters of Credit
